                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-104283

PROSPECTUS SUPPLEMENT
(To Prospectus Dated January 28, 2004)


                                 $281,763,618
                                 (APPROXIMATE)

                   MORGAN STANLEY MORTGAGE LOAN TRUST 2004-1
                                   (ISSUER)

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-1


                         MORGAN STANLEY CAPITAL I INC.
                                  (DEPOSITOR)


                     MORGAN STANLEY MORTGAGE CAPITAL INC.
                                   (SELLER)


               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                               (MASTER SERVICER)

                              ------------------

Morgan Stanley Mortgage Loan Trust 2004-1 is issuing 27 classes of certificates, but is offering only 24 of these classes of certificates through this prospectus supplement.

------------------------------------------------------------------------------
YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-8 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 12 OF THE ACCOMPANYING PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE CERTIFICATES.

THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST FUND ONLY AND ARE NOT INTERESTS IN OR OBLIGATIONS OF ANY OTHER PERSON.

NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

------------------------------------------------------------------------------

The Trust Fund--

o The trust fund will consist primarily of two loan groups of fixed-rate, first-lien mortgages on residential real properties. The mortgage loans in loan group 1 will have original terms to maturity of up to 15 years and the mortgage loans in loan group 2 will have original terms to maturity of up to 30 years.

The Certificates--

o The certificates will represent beneficial interests in the assets of the trust fund, as described in this prospectus supplement.

Credit enhancement--

o Subordination and Cross-Collateralization as described in this prospectus supplement under "Description of the Offered Certificates --Allocation of Losses," "Credit Enhancement--Subordination" and "--Cross-Collateralization."

o Additional credit enhancement for the Class 2-A-4 Certificates in the form of a reserve fund which will cover certain interest shortfalls arising from the timing of principal payments on the mortgage loans in the related loan group and an irrevocable financial guaranty insurance policy issued by Radian Asset Assurance Inc., which will cover, under certain circumstances, certain interest shortfalls and principal losses which would otherwise be allocated to the Class 2-A-4 Certificates. No other class of certificates will be entitled to payments from the reserve fund or under the policy.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the offered certificates or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Morgan Stanley Capital I Inc. will not list the offered certificates on any securities exchanges or on any automated quotation system of any securities association.

     The certificates offered by this prospectus supplement will be purchased by Morgan Stanley & Co. Incorporated and offered from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Edward D. Jones & Co., L.P., as dealer, will also offer the Class 2-A-4 Certificates to investors at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates are anticipated to be approximately 101.99% of the principal balance of these classes of certificates (excluding accrued interest) before the deduction of expenses payable by the depositor, estimated to be approximately $650,000. The offered certificates, other than the Class A-R Certificates, will be available for delivery to investors in book-entry form through the facilities of the Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about January 30, 2004.

                              ------------------

MORGAN STANLEY                                      EDWARD D. JONES & CO., L.P.
January 28, 2004

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Mortgage Pass-Through Certificates, Series 2004-1 in any state where the offer is not permitted.

         For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

         We cannot sell the certificates to you unless you have received both this prospectus supplement and the accompanying prospectus.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this prospectus supplement and the table of contents in the prospectus provide the pages on which these captions are located.

         Some of the terms used in this prospectus supplement are capitalized. These capitalized terms have specified definitions, which can be located using the "Index of Certain Definitions" at the end of this prospectus supplement.

         Morgan Stanley Capital I Inc.'s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

                                          THE SERIES 2004-1 CERTIFICATES

                                                                                            INITIAL RATING
                                                                                                  OF
                                                                                               OFFERED
                                                                                           CERTIFICATES (2)
                                      INITIAL                                             ------------------
                                     PRINCIPAL         PASS-
                                    OR NOTIONAL       THROUGH
             CLASS                   BALANCE(1)        RATE          PRINCIPAL TYPES        S&P    MOODY'S
-----------------------------  -------------------  -----------  ----------------------   ------  ---------
OFFERED CERTIFICATES
Class 1-A-1...................     $46,976,000         5.00%     Senior, Super Senior       AAA      Aaa
Class 1-A-2...................     $10,000,000         3.70%     Senior, Planned Balance    AAA      Aaa
Class 1-A-3...................      $8,000,000         5.00%     Senior, Planned Balance    AAA      Aaa
Class 1-A-4...................     $10,000,000         5.00%     Senior, Targeted           AAA      Aaa
                                                                 Balance, Accretion
                                                                 Directed
Class 1-A-5...................     $34,800,000         5.00%     Senior, Targeted           AAA      Aaa
                                                                 Balance, Accretion
                                                                 Directed
Class 1-A-6...................        $160,000         5.00%     Senior, Accrual,           AAA      Aaa
                                                                 Companion
Class 1-A-7...................     $ 2,100,000         5.00%     Senior, Support            AAA      Aa1
Class 1-A-8...................     $10,000,000         4.75%     Senior, Planned Balance    AAA      Aaa
Class 1-A-9...................     $50,000,000         4.50%     Senior, Planned Balance    AAA      Aaa
Class 1-A-10..................     $23,540,000         4.00%     Senior, Planned            AAA      Aaa
                                                                 Balance, Super Senior
Class 1-A-11..................      Notional(3)        5.00%     Senior, Notional           AAA      Aaa
                                                                 Amount, Interest Only
Class 1-A-X...................      Notional(4)        5.00%     Senior, Notional           AAA      Aaa
                                                                 Amount, Interest Only
Class 1-A-P...................      $2,450,783          (7)      Senior, Principal Only     AAA      Aaa
Class 2-A-1...................     $53,630,000         4.85%     Senior                     AAA      Aaa
Class 2-A-2...................      Notional(5)        5.50%     Senior, Notional           AAA      Aaa
                                                                 Amount, Interest Only
Class 2-A-3...................      $4,524,000         5.50%     Senior                     AAA      Aaa
Class 2-A-4...................      $6,300,000         5.50%     Senior, Lottery            AAA      Aaa
Class 2-A-5...................     $12,500,000         5.50%     Senior, NAS                AAA      Aaa
Class 2-A-X...................      Notional(6)        5.50%     Senior, Notional           AAA      Aaa
                                                                 Amount, Interest Only
Class 2-A-P...................        $980,735          (8)      Senior, Principal Only     AAA      Aaa

Class B-1.....................      $4,104,000       Variable    Subordinate                AA       --
                                                        (9)
Class B-2.....................      $1,132,000       Variable    Subordinate                 A       --
                                                        (9)
Class B-3.....................        $566,000       Variable    Subordinate                BBB      --
                                                        (9)

Class A-R.....................            $100         5.60%     Senior, Residual           AAA      Aaa

NON-OFFERED CERTIFICATES
Class B-4.....................        $566,000       Variable    Subordinate                BB       --
                                                        (9)
Class B-5.....................        $425,000       Variable    Subordinate                 B       --
                                                        (9)
Class B-6.....................        $283,353       Variable    Subordinate                --       --
                                                        (9)
--------------

(1) Approximate, subject to adjustment as described in this prospectus supplement.

(2) A description of the ratings of the offered certificates is set forth under the heading "Ratings" in this prospectus supplement. The ratings on the Class 2-A-4 Certificates are without regard to the financial guaranty insurance policy issued by Radian Asset Assurance Inc.

(3) Interest will accrue on the Notional Amount of the Class 1-A-11 Certificates, initially equal to approximately $12,808,000, calculated as described in "Description of the Certificates--Glossary" in this prospectus supplement. These certificates will not receive any distributions of principal.

(4) Interest will accrue on the Notional Amount of the Class 1-A-X Certificates, initially equal to approximately $7,746,676, calculated as described in "Description of the Certificates--Glossary" in this prospectus supplement. These certificates will not receive any distributions of principal.

(5) Interest will accrue on the Notional Amount of the Class 2-A-2 Certificates, initially equal to approximately $7,622,709, calculated as described in "Description of the Certificates--Glossary" in this prospectus supplement. These certificates will not receive any distributions of principal.

(6) Interest will accrue on the Notional Amount of the Class 2-A-X Certificates, initially equal to approximately $4,876,718, calculated as described in "Description of the Certificates--Glossary" in this prospectus supplement. These certificates will not receive any distributions of principal.

(7) The Class 1-A-P Certificates are principal only certificates and are not entitled to receive any distributions of interest.

(8) The Class 2-A-P Certificates are principal only certificates and are not entitled to receive any distributions of interest.

(9) The pass-through rate for each class of subordinated certificates for any Distribution Date will be a per annum rate equal to the sum of: (x) 5.00% multiplied by the excess of the aggregate stated principal balance of the group 1 mortgage loans as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due
         Date) over the aggregate of the Class Principal Balances of the group 1 senior certificates immediately prior to that Distribution Date, and
         (y) 5.60% multiplied by the excess of the aggregate stated principal balance of the group 2 mortgage loans as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due
         Date) over the aggregate of the Class Principal Balances of the group 2 senior certificates immediately prior to that Distribution Date; divided by the aggregate of the Class Principal Balances of the subordinated certificates immediately prior to that Distribution Date. The pass-through rate for each class of subordinated certificates for the first Distribution Date will be approximately 5.1695%.

                   TABLE OF CONTENTS

                 PROSPECTUS SUPPLEMENT




SUMMARY............................................S-1
RISK FACTORS.......................................S-8
      Certificates May Not Be Appropriate for
         Individual Investors......................S-8
      Credit Enhancement May Not Be Adequate.......S-8
      There Are Risks Involving Unpredictability of
         Prepayments and the Effect of Prepayments
         on Yields.................................S-9
      Inadequacy of Value of Properties Could Affect
         Severity of Losses.......................S-11
      Bankruptcy of Borrowers May Adversely Affect
         Distributions on Certificates............S-11
      There Are Risks in Holding Subordinated
         Certificates.............................S-11
      Geographic Concentration Could Increase Losses
         on The Mortgage Loans....................S-11
      Cross-Collateralization among the Loan Groups;
         Limited Recourse.........................S-12
      Recourse on Defective Mortgage Loans is
         Limited..................................S-12
      Rapid Prepayments on the Related Mortgage Loans
         Will Reduce the Yield on the Class 1-A-11,
         Class 2-A-2, Class 1-A-X and Class 2-A-X
         Certificates.............................S-12
      Slower Prepayments on the Mortgage Loans Will
         Reduce the Yield on the Class 1-A-P and
         Class 2-A-P Certificates.................S-13
      The Structure of the Payments to the Senior
         Certificates Related to a Loan Group May
         Affect Your Yield........................S-13
      Bankruptcy or Insolvency May Affect the Timing
         and Amount of Distributions on the
         Certificates.............................S-13
      You Could be Adversely Affected by Violations
          of Consumer Protection Laws.............S-14
      Failure of Servicers and Master Servicer to
          Perform May Adversely Affect Distributions
          on Certificates.........................S-14
      Limited Liquidity May Adversely Affect Market
          Value of Certificates...................S-15
      Rights of Beneficial Owners May Be Limited by
          Book-Entry System.......................S-15
      Military Action and Terrorist Attacks.......S-15
      Risks Related to the Class A-R Certificates.S-15
FORWARD-LOOKING STATEMENTS........................S-17
DESCRIPTION OF THE MORTGAGE LOANS.................S-17
      General.....................................S-17
      Tabular Characteristics of the Mortgage
          Loans...................................S-19
      Assignment of the Mortgage Loans............S-26
      Underwriting Standards......................S-27
THE SERVICERS.....................................S-32
      General.....................................S-32
      IndyMac Bank, F.S.B.........................S-32
      National City Mortgage Co...................S-34
      GreenPoint Mortgage Funding Inc.............S-35
SERVICING OF THE MORTGAGE LOANS...................S-36
      General.....................................S-36
      Servicing and Collection Procedures.........S-36
      Servicing Compensation and Payment of Expenses;
           Master Servicing Compensation..........S-37
      Adjustment to Servicing Fees in Connection with
           Certain Prepaid Mortgage Loans.........S-38
      Advances....................................S-38
      Evidence as to Compliance...................S-39
      Master Servicer Default; Servicer Default...S-39
      Resignation of the Master Servicer or a
           Servicer; Assignment and Merger........S-40
DESCRIPTION OF THE CERTIFICATES...................S-40
      General.....................................S-40
      Senior Certificates.........................S-40
      Subordinated Certificates...................S-41
      Designations................................S-41
      Notional Amount Certificates................S-43
      Forms and Denominations of Offered
            Certificates; Distributions to
            Certificates..........................S-44
      Book-Entry Certificates.....................S-45
      Physical Certificates.......................S-47
      Payments on Mortgage Loans; Accounts........S-47
      Priority of Distributions Among
            Certificates..........................S-48
      Interest....................................S-49
      Principal...................................S-51
      Glossary....................................S-55
      Cross-Collateralization.....................S-58
      Distributions in Reduction of the Class
           2-A-4 Certificates.....................S-61
      Allocation of Losses........................S-65
      Subsequent Recoveries.......................S-66
      Reports to Certificateholders...............S-67
      Last Scheduled Distribution Date............S-68
      Structuring Assumptions.....................S-68
      Optional Termination of the Trust Fund......S-70
      The Trustee and the Securities
           Administrator..........................S-71

      Voting Rights...............................S-71
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE.......S-71
      General.....................................S-71
      Prepayment Considerations and Risks.........S-72
      Sensitivity of the Class 1-A-11 and Class 2-A-2
           Certificates...........................S-73
      Sensitivity of the Class 1-A-X and Class
           2-A-X Certificates.....................S-74
      Sensitivity of the Class 1-A-P and Class
           2-A-P Certificates.....................S-75
      Additional Information......................S-76
      Weighted Average Lives of the Offered
           Certificates...........................S-76
      Decrement Tables............................S-78
      The Subordinated Certificates...............S-84
CREDIT ENHANCEMENT................................S-84
      Subordination...............................S-84
      Description of the Class 2-A-4 Policy.......S-86
      Description of Radian Asset Assurance Inc...S-88
USE OF PROCEEDS...................................S-90
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..........S-90
      General.....................................S-90
      The Class A-R Certificates..................S-91
ERISA MATTERS.....................................S-91
METHOD OF DISTRIBUTION............................S-94
EXPERTS...........................................S-94
LEGAL MATTERS.....................................S-95
RATINGS...........................................S-95
PRINCIPAL BALANCE SCHEDULES.......................S-96
INDEX OF CERTAIN DEFINITIONS.....................S-101
ANNEX I  GLOBAL CLEARANCE, SETTLEMENT AND TAX
      DOCUMENTATION PROCEDURES.....................I-1
ANNEX II  INDEPENDENT AUDITORS' REPORT............II-1

                        TABLE OF CONTENTS

                           PROSPECTUS



SUMMARY OF PROSPECTUS................................6
RISK FACTORS........................................12
DESCRIPTION OF THE TRUST FUNDS......................19
      Assets........................................19
      Mortgage Loans................................19
      Mortgage-Backed Securities....................21
      Government Securities.........................23
      Accounts......................................23
      Credit Support................................23
      Cash Flow Agreements..........................24
USE OF PROCEEDS.....................................24
YIELD CONSIDERATIONS................................24
      General.......................................24
      Pass-Through Rate.............................24
      Timing of Payment of Interest.................25
      Payments of Principal; Prepayments............25
      Prepayments, Maturity and Weighted
          Average Life..............................26
      Other Factors Affecting Weighted
          Average Life..............................28
THE DEPOSITOR.......................................30
DESCRIPTION OF THE CERTIFICATES.....................30
      General.......................................30
      Distributions.................................31
      Available Distribution Amount.................31
      Distributions of Interest on
          the Certificates..........................32
      Distributions of Principal of
          the Certificates..........................33
      Components....................................33
      Distributions on the Certificates of
          Prepayment Premiums.......................33
      Allocation of Losses and Shortfalls...........33
      Advances in Respect of Delinquencies..........34
      Reports to Certificateholders.................34
      Termination...................................37
      Book-Entry Registration and Definitive
          Certificates..............................38
DESCRIPTION OF THE AGREEMENTS.......................39
      Assignment of Assets; Repurchases.............40
      Representations and Warranties; Repurchases...41
      Certificate Account and Other Collection
          Accounts..................................43
      Collection and Other Servicing Procedures.....47
      Subservicers..................................48
      Realization Upon Defaulted Mortgage Loans.....48
      Hazard Insurance Polices......................51
      Fidelity Bonds and Errors and Omissions
          Insurance.................................52
      Due-on-Sale Provisions........................52
      Retained Interest; Servicing Compensation
          and Payment of Expenses...................52
      Evidence as to Compliance.....................53
      Matters Regarding a Master Servicer and
          the Depositor.............................53
      Events of Default.............................55
      Rights Upon Event of Default..................55
      Amendment.....................................56
      The Trustee...................................57
      Duties of the Trustee.........................57
      Matters Regarding the Trustee.................57
      Resignation and Removal of the Trustee........58
DESCRIPTION OF CREDIT SUPPORT.......................58
      General.......................................58
      Subordinate Certificates......................59
      Cross-Support Provisions......................60
      Insurance or Guarantees for the Mortgage
           Loans....................................60
      Letter of Credit..............................60
      Insurance Policies and Surety Bonds...........60
      Reserve Funds.................................61
      Credit Support for Mortgage-Backed
           Securities...............................61
LEGAL ASPECTS OF THE
    MORTGAGE LOANS..................................61
      General.......................................62
      Interest in Real Property.....................63
      Cooperative Loans.............................63
      Foreclosure...................................64
      Junior Mortgages..............................69
      Anti-Deficiency Legislation and Other
            Limitations on Lenders..................69
      Environmental Legislation.....................70
      Due-on-Sale Clauses...........................71
      Prepayment Charges............................71
      Subordinate Financing.........................71
      Applicability of Usury Laws...................72
      Alternative Mortgage Instruments..............73
      Servicemembers' Civil Relief Act..............73
      Forfeiture for Drug, RICO and Money Laundering
            Violations..............................74

FEDERAL INCOME TAX CONSEQUENCES.....................74
      General.......................................74
      Grantor Trust Funds...........................74
      a. Single Class of Grantor Trust Certificates.75
      b. Multiple Classes of Grantor Trust
            Certificates............................79
      c. Sale or Exchange of a Grantor Trust
            Certificate.............................83
      d. Non-U.S. Persons...........................84
      e. Information Reporting and Backup
            Withholding.............................85
      REMICS........................................85
      a. Taxation of Owners of REMIC Regular
            Certificates............................87
      b. Taxation of Owners of REMIC Residual
            Certificates............................97
      Prohibited Transactions and Other Taxes......102
      Liquidation and Termination..................103
      Administrative Matters.......................104
      Tax-Exempt Investors.........................104
      Residual Certificate Payments - Non-U.S.
            Persons................................104
      Tax Related Restrictions on Transfers
            of REMIC Residual Certificates.........105
STATE TAX CONSIDERATIONS...........................108
ERISA CONSIDERATIONS...............................109
      General......................................109
      Prohibited Transactions......................109
      Review by Plan Fiduciaries...................113
LEGAL INVESTMENT...................................113
PLAN OF DISTRIBUTION...............................115
LEGAL MATTERS......................................116
FINANCIAL INFORMATION..............................117
RATING.............................................117
INCORPORATION OF INFORMATION BY REFERENCE..........117
GLOSSARY OF TERMS..................................118

                                     SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

RELEVANT PARTIES

   Issuer.........................  Morgan Stanley Mortgage Loan Trust 2004-1.  The trust will be established under a pooling and servicing agreement, dated as of the cut-off date, among
                                    Morgan Stanley Capital I Inc., as depositor, Morgan Stanley Mortgage Capital
                                    Inc., as seller, Wells Fargo Bank Minnesota, National Association, as master servicer and securities administrator and Deutsche Bank National Trust
                                    Company, as trustee.

   Depositor......................  Morgan Stanley Capital I Inc., a Delaware corporation.  The depositor's address is 1585 Broadway, New York, New York 10036, telephone number (212)
                                    761-4000. See "The Depositor" in the accompanying prospectus.

   Seller.........................  Morgan Stanley Mortgage Capital Inc., a New York corporation.  The seller is an affiliate of the depositor and of Morgan Stanley & Co. Incorporated, the underwriter.  The seller's address is 1221 Avenue of the Americas, New York,
                                    New York 10020. See "Description of the Mortgage Loans--Assignment of the
                                    Mortgage Loans" in this prospectus supplement.

   Master Servicer and
     Securities Administrator.....  Wells Fargo Bank Minnesota, National Association., a national banking association will act as master servicer and securities administrator under the pooling and servicing agreement. Wells Fargo's offices are located at Sixth
                                    Street and Marquette Avenue, Minneapolis, Minnesota 55479 for certificate transfer purposes, and for all other purposes at 9062 Old Annapolis Road,
                                    Columbia, Maryland, 21045.  See "Servicing of the Mortgage Loans--General" and
                                    "Description of the Certificates--The Securities Administrator and the Trustee"
                                    in this prospectus supplement.

   Originators....................  The Seller previously acquired the mortgage loans from the following originators: IndyMac Bank, F.S.B., National City Mortgage Co. and GreenPoint
                                    Mortgage Funding Inc.  On the closing date, the Seller will sell its interest in all of the mortgage loans to the depositor.  See "The Servicers" in this prospectus supplement.

   Servicers......................  IndyMac Bank, F.S.B., National City Mortgage Co. and GreenPoint Mortgage
                                    Funding Inc. will act as the direct servicers of the mortgage loans.

                                    We refer you to "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

   Trustee........................  Deutsche Bank National Trust Company.

   Certificate Insurer............  Radian Asset Assurance Inc. will issue a financial guaranty insurance policy
                                    that will insure certain payments to the Class 2-A-4 Certificates.   See
                                    "Credit Enhancement--Description of the Class 2-A-4 Policy" and "--Radian Asset
                                    Assurance Inc." in this prospectus supplement.

                                      S-1


RELEVANT DATES

   Cut-off Date...................  January 1, 2004.

   Closing Date...................  On or about January 30, 2004.

   Distribution Date..............  The 25th day of each month or, if that day is not a business day, the next business day, beginning February 25, 2004.

   Interest Accrual Period........  For each class of certificates and any distribution date, the calendar month immediately prior to the month in which the relevant distribution date occurs.

   Record Date....................  For each class of certificates and any distribution date, the last business day of the calendar month immediately prior to the month in which that distribution date occurs.

OFFERED CERTIFICATES..............  We are offering the classes of certificates in the approximate original principal balance or notional amount, as applicable, set forth on page iii of this prospectus supplement, subject to a permitted variance of plus or minus
                                    5%.

                                    The certificates will consist of a total of 27 classes. The Class B-4, Class
                                    B-5 and Class B-6 Certificates are not being offered through this prospectus supplement and the accompanying prospectus.

   Interest Distributions.........  The offered certificates will bear interest at the per annum rates set forth on pages iii and iv of this prospectus supplement.

                                    The actual amount of interest you receive on your certificates on each distribution date will depend on:

                                    o   the amount of interest accrued on your certificates;

                                    o   the total amount of funds available for distribution; and

                                    o   the amount of any accrued interest not paid on your certificates on earlier distribution dates.

                                    The Class 1-A-6 Certificates are accrual certificates and will accrete the amount of accrued interest otherwise distributable on that class.  The amount that the Class 1-A-6 Certificates accretes generally will be added as principal to the class principal balance of that class on each distribution date.

                                    Interest is required to be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                                    See "Description of the Certificates" in this prospectus supplement.

   Principal Distributions........  On each distribution date, one or more classes of the offered certificates will be entitled to distributions of principal.  The Class 1-A-11, Class
                                    1-A-X, Class 2-A-2 and Class 2-A-X Certificates are notional amount certificates and are not entitled to distributions of principal.  See
                                    "Description of the Offered Certificates--Principal" in this prospectus supplement for a detailed discussion of the amount and timing of principal distributions.

RELATIONSHIP BETWEEN LOAN
GROUPS AND CERTIFICATE GROUPS.....  The certificates with a "1" prefix are sometimes referred to in this prospectus supplement as the group 1 senior certificates and they correspond to the mortgage loans in loan group 1. The certificates with a "2" prefix and the Class


                                      S-2



                                    A-R Certificates are sometimes referred to in this prospectus supplement as the group 2 senior certificates and they correspond to the mortgage loans in loan group 2. The subordinated certificates correspond to the mortgage loans in both loan groups. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

                                    See "Description of the Certificates--General" and "--Book-Entry Certificates"
                                    in this prospectus supplement and "Description of the Mortgage Loans--General"
                                    in this prospectus supplement, and "Description of the Trust Fund--Mortgage
                                    Loans" in the prospectus.

THE MORTGAGE LOANS................  The trust will be comprised primarily of two groups of fixed-rate mortgage loans secured by first priority mortgages or deeds of trust on residential one- to four- family properties.  The mortgage loans in loan group 1 have original terms to maturity of up to approximately 15 years.  The mortgage loans in loan group 2 have original terms to maturity of up to approximately
                                    30 years.

                                    The mortgage loans to be deposited into the trust on the closing date are expected to have the following approximate characteristics based on the stated
                                    principal balances of the mortgage loans as of January 1, 2004:

                                    Loan Group 1

                                    Number of Mortgage Loans:...................................................479
                                    Aggregate Scheduled Principal Balance:..........................$203,104,575.67
                                    Range of Principal Balances:........................$21,707.42 to $1,429,834.71
                                    Average Principal Balance:..........................................$424,017.90
                                    Range of Current Mortgage Interest Rates:......................4.500% to 7.750%
                                    Aggregate Original Principal Balance:...........................$212,069,237.00
                                    Weighted Average Mortgage Interest Rate:.................................5.426%
                                    Weighted Average Original Term to Maturity:..........................180 months
                                    Weighted Average Remaining Scheduled
                                    Term to Maturity:....................................................170 months
                                    Weighted Average Original Loan-to-Value Ratio:...........................57.18%
                                    Owner-Occupied:..........................................................97.22%
                                    Geographic Concentration of Mortgaged Properties
                                        Securing Mortgage Loans in Excess of 5% of the
                                        Aggregate Scheduled Principal Balance:...............California      47.96%
                                                                                             Virginia         5.95%
                                                                                             New York         5.56%
                                    Originators:.............................................IndyMac         55.97%
                                                                                             National City   44.03%

                                    Loan Group 2

                                    Number of Mortgage Loans:...................................................176
                                    Aggregate Scheduled Principal Balance:...........................$79,933,396.39
                                    Range of Principal Balances:..........................$86,621.19 to $994,226.44
                                    Average Principal Balance:..........................................$454,167.02
                                    Range of Current Mortgage Interest Rates:......................5.125% to 9.375%
                                    Aggregate Original Principal Balance:............................$80,532,039.00
                                    Weighted Average Mortgage Interest Rate:.................................6.264%
                                    Weighted Average Original Term to Maturity:..........................358 months
                                    Weighted Average Remaining Scheduled
                                        Term to Maturity:................................................351 months
                                    Weighted Average Original Loan-to-Value Ratio:...........................71.35%
                                    Owner-Occupied:..........................................................96.84%


                                      S-3


                                    Geographic Concentration of Mortgaged Properties
                                        Securing Mortgage Loans in Excess of 5% of the
                                        Aggregate Scheduled Principal Balance:............California         37.50%
                                                                                          Texas              14.11%
                                                                                          Virginia            9.69%
                                                                                          Maryland            5.14%
                                    Originators:..........................................National City      94.21%
                                                                                          GreenPoint          5.79%

                                    See "Description of the Mortgage Loans" in this prospectus supplement.

SERVICING OF THE
   MORTGAGE LOANS.................  The master servicer will supervise the performance of each servicer under the related underlying servicing agreement.

                                    Under the underlying servicing agreements, each servicer is generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans serviced by that servicer on the immediately preceding determination date.  The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement.  The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds)
                                    with respect to the related mortgage loans.  However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

                                    The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan.  If a servicer fails to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicer fee to the extent necessary to fund any such shortfalls.

                                    See "Servicing of the Mortgage Loans--General" and "--Advances" in this prospectus supplement.

CREDIT ENHANCEMENT................  The issuance of senior certificates and subordinated certificates by the trust fund is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

   Subordination..................  The senior certificates will have a payment priority over the subordinated certificates. Within the classes of subordinated certificates offered by this prospectus supplement, the Class B-1 Certificates will have payment priority over the Class B-2 and Class B-3 Certificates, and the Class B-2 Certificates
                                    will have a payment priority over the Class B-3 Certificates. The Class B-4,
                                    Class B-5 and Class B-6 Certificates, which are not being offered to the public, are also subordinated to all of the other certificates, in that order, with the Class B-6 Certificates having the lowest priority of payment.

                                    Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority, before realized losses are allocated to the senior




                                      S-4







                                    certificates. Investors in the Class 2-A-4 Certificates should be aware that any realized losses that would otherwise be allocated to the Class 2-A-4
                                    Certificates will be covered by the Class 2-A-4 Policy. However, some losses such as special hazard losses, bankruptcy losses, and fraud losses in excess of the amounts set forth in this prospectus supplement are, in general, allocated proportionately to each class of certificates (other than the notional amount certificates) related to the affected loan group instead of first being allocated to the subordinated certificates. Investors in the Class 2-A-4
                                    Certificates should be aware that any losses of this nature that would otherwise be allocated to the Class 2-A-4 Certificates will be covered by the
                                    Class 2-A-4 Policy.

                                    Any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 or Class 1-A-10 Certificates will instead be allocated to the Class 1-A-7 Certificates, until its class principal balance is reduced to zero.  However, the Class 1-A-1 and Class 1-A-10 Certificates
                                    will bear their proportionate share of any excess losses (described in the preceding paragraph) on the mortgage loans in loan group 1 without any reallocation of those excess losses to the Class 1-A-7 Certificates.

                                    See "Description of the Certificates" in this prospectus supplement.

   Cross-Collateralization........  In certain circumstances relating to a loan group experiencing disproportionately high realized losses, principal and interest collected from the other loan group may be applied to pay principal or interest, or both, to the senior certificates of the loan group experiencing such realized losses.

                                    We refer you to "Description of the Certificates--Cross-Collateralization" in
                                    this prospectus supplement for more information.

   Reserve Fund and Financial
   Guaranty Insurance Policy......  The Class 2-A-4 Certificates are entitled to the benefit of a reserve fund as protection against certain interest shortfalls arising from the timing of principal payments on the mortgage loans in loan group 2 up to the amount described under "Description of the Certificates--Interest" in this prospectus supplement. The Class 2-A-4 Certificates also will be entitled to the benefit of an irrevocable financial guaranty insurance policy to be issued by Radian
                                    Asset Assurance Inc.

                                    Under the policy, Radian Asset Assurance Inc. will unconditionally and irrevocably guarantee:

                                    o   the current payment of interest allocated to the Class 2-A-4
                                        Certificates, other than interest shortfalls arising from the timing of principal payments on the mortgage loans in loan group 2 and interest shortfalls attributable to the Servicemembers' Civil Relief Act, as amended (formerly known as the Soldier's and Sailors' Civil Relief Act of
                                        1940), or comparable state legislation;

                                    and

                                    o   the payment of any losses of principal allocated to the Class 2-A-4
                                        Certificates. The policy will not cover interest shortfalls arising from the timing of principal payments on the mortgage loans in loan group 2 or interest shortfalls attributable to the Servicemembers' Civil Relief Act, as amended, or comparable state legislation.

                                    See "Credit Enhancement--Description of the Class 2-A-4 Policy" in this prospectus supplement.

                                           S-5



REGISTRATION AND DENOMINATIONS
OF THE CERTIFICATES...............  The offered certificates, other than the Class A-R Certificates, initially will be issued in book-entry form.  The offered certificates will be issued in the minimum denominations set forth in "Description of the
                                    Certificates--General" in this prospectus supplement.  The Class A-R
                                    Certificates are expected to be issued in fully registered, certificated form.  No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing that person's interest in the trust fund, except under limited circumstances as described in this prospectus supplement.  Beneficial owners may elect to hold their interests through The Depository Trust Company.  Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC.  See
                                    "Description of the Certificates--General" in this prospectus supplement.

OPTIONAL TERMINATION..............  On any Distribution Date following the month in which the aggregate stated
                                    principal balance of the mortgage loans declines to 1% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the master servicer shall have the right to purchase all mortgage loans and REO properties owned by the trust.

LAST SCHEDULED
DISTRIBUTION DATE.................  The distribution date in November 2033, which is the distribution date in the month following the scheduled maturity date for the latest maturing mortgage loan.  The actual final distribution date of any class of certificates may be earlier or later, and could be substantially earlier, than such class' last scheduled distribution date.

TAX STATUS........................  For federal income tax purposes, the securities administrator, on behalf of the trustee, will elect to treat the assets of the trust fund (other than the rounding account and the reserve fund) as multiple separate real estate mortgage investment conduits, or REMICs.  The certificates other than the
                                    Class A-R Certificates will represent ownership of regular interests in the master REMIC.  These certificates will generally be treated as representing ownership of debt for federal income tax purposes.  Holders of these certificates will be required to include as income all interest and original issue discount, if any, on such certificates in accordance with the accrual method of accounting, regardless of the certificateholders' usual methods of accounting.  The Class 1-A-P, Class 1-A-6, Class 1-A-11, Class 1-A-X, Class
                                    2-A-P, Class 2-A-2, Class 2-A-X and Class B-3 Certificates will be treated as having been issued with original issue discount and the other classes of certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is
                                    300% of the Prepayment Assumption, with respect to Loan Group 1 and 100% of the Prepayment Assumption, with respect to Loan Group 2.  For federal income tax purposes, the Class A-R Certificates will represent ownership of residual interests in each REMIC.

                                    See "Material Federal Income Tax Consequences" in this prospectus supplement and "Federal Income Tax Consequences" in the accompanying prospectus.

ERISA CONSIDERATIONS..............  If you are a fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as
                                    amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should consult with counsel as to whether you can buy or hold an offered certificate.  Subject to a number of conditions, it is expected that Offered
                                    Certificates (other than the Class A-R Certificates) will be eligible for



                                        S-6







                                    purchase by such investors. See "ERISA Considerations" in this prospectus supplement.

LEGAL INVESTMENT..................  The offered certificates (other than the Class B-2 and Class B-3 Certificates)
                                    will constitute "mortgage-related securities" for purposes of the Secondary
                                    Mortgage Market Enhancement Act of 1984, as amended, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

                                    The Class B-2 and Class B-3 Certificates will not constitute "mortgage-related securities." See "Legal Investment" in the prospectus.

CERTIFICATE RATINGS...............  On the closing date, the offered certificates must have ratings not lower than those set forth on page iii of this prospectus supplement by Standard & Poor's
                                    Ratings Services, a division of The McGraw-Hill Companies, Inc. and by Moody's
                                    Investors Service, Inc.

                                    A security rating is not a recommendation to buy, sell or hold securities and the assigning rating organization may revise or withdraw a rating at any time.
                                    The ratings do not address the possibility that holders of the offered certificates may suffer a lower than anticipated yield.

                                    See "Ratings" in this prospectus supplement for a discussion of the primary factors on which the ratings are based.

                                  RISK FACTORS

         Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans.

         The certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the factors described below and under "Prepayment and Yield Considerations" in this prospectus supplement and "Risk Factors" in the prospectus before purchasing the certificates.

CERTIFICATES MAY NOT BE APPROPRIATE FOR INDIVIDUAL INVESTORS

         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

          o The amounts you receive on your certificates will depend on the amount of the payments borrowers make on the mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount.

          o The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans in the trust.

          o Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

          o As described in this prospectus supplement under "Description of the Certificates - Distributions in Reduction of the Class 2-A-4 Certificates," the Class 2-A-4 Certificates are subject to special rules regarding the procedures, practices and limitations applicable to the distribution of principal to the holders of these certificates. The Class 2-A-4 Certificates may not be an appropriate investment for you if you require distribution of a particular amount of principal on a predetermined date or an otherwise predictable stream of principal distributions. If you purchase Class 2-A-4 Certificates, we cannot give you any assurance that you will receive a distribution in reduction of principal on any particular distribution date.

CREDIT ENHANCEMENT MAY NOT BE ADEQUATE

         A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

         Except for the Class 2-A-4 Certificates, the certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

         The amount of any realized losses, other than excess losses, experienced on a mortgage loan will be applied to reduce the principal balance of the class of subordinated certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive all of their principal payments. You should consider the following:

o if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-4, Class B-5 and Class B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-3 Certificates by the amount of that excess;

o if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-2 Certificates by the amount of that excess;

o if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-1 Certificates by the amount of that excess; and

o after the aggregate class principal balance of the subordinated certificates has been reduced to zero, realized losses on the mortgage loans in a loan group will reduce the class principal balances of the related senior certificates, except that any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1 or Class 1-A-10 Certificates will instead be allocated to the Class 1-A-7 Certificates, until its class principal balance is reduced to zero. See "Description of the Certificates--Priority of Distributions among Certificates" and "--Allocation of Losses" in this prospectus supplement.

         Furthermore, the subordinated certificates will provide only limited protection against some categories of losses such as special hazard losses and bankruptcy losses in excess of the amounts specified in this prospectus supplement. Any losses on the mortgage loans in a loan group in excess of those amounts will be allocated pro rata among each class of senior certificates (other than the notional amount certificates) related to that loan group and each class of subordinated certificates, even if the principal balance of each subordinate class has not been reduced to zero. However, unlike with respect to realized losses, the Class 1-A-1 and Class 1-A-10 Certificates will bear their proportionate share of any excess losses on the mortgage loans in loan group 1 without any reallocation of those excess losses to the Class 1-A-7 Certificates. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one loan group which could make certificates related to the other loan group more likely to suffer a loss. Investors in the subordinated certificates should be aware that the initial coverage amount for fraud losses is substantially equal to the aggregate certificate principal balance of the subordinated certificates as of the closing date. As a result, the limitation on the protection afforded by the subordinated certificates may not limit the exposure of these certificates to these losses. Any realized losses or excess losses that would otherwise be allocated to the Class 2-A-4 Certificates will be covered by the Class 2-A-4 Policy. See "Description of the Certificates--Allocation of Losses" and "Credit Enhancement--The Class 2-A-4 Policy" in this prospectus supplement.

THERE ARE RISKS INVOLVING UNPREDICTABILITY OF PREPAYMENTS AND THE EFFECT OF PREPAYMENTS ON YIELDS

         The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans in the related loan group, in the case of the senior certificates, or all of the loan groups, in the case of the subordinated certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

o        the amortization schedules of the mortgage loans; and

o the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

               o    refinancing by borrowers;

               o    liquidations of defaulted loans by a servicer; and

               o repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

         The yield to maturity of the certificates will also be affected by the exercise of the optional termination of the trust by the master servicer.

         With the exception of approximately 9.08% of the mortgage loans by aggregate stated principal balance as of the cut-off date, all of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

         o if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

         o if you are purchasing a notional amount certificate or any other offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected;

         o if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

         o the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect;

         o the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior certificates relative to the classes of subordinated certificates; and

         o prospective purchasers of the notional amount certificates should carefully consider the risk that a rapid rate of principal payments and realized losses on the related mortgage loans could result in the failure of such purchasers to recover their initial investments.

         See "Yield, Prepayment and Weighted Average Life" and "Description of the Certificates--Principal" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

INADEQUACY OF VALUE OF PROPERTIES COULD AFFECT SEVERITY OF LOSSES

         Assuming that the related mortgaged properties provide adequate security for the mortgage loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the mortgage loans and thereby reduce the security for the mortgage loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan, you may experience a loss. See "Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

         The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses. See "--Credit Enhancement May Not Be Adequate" above.

THERE ARE RISKS IN HOLDING SUBORDINATED CERTIFICATES

         The protections afforded the senior certificates create risks for the related subordinated certificates. Prior to any purchase of any subordinated certificates, consider the following factors that may adversely impact your yield:

         o Because the subordinated certificates receive interest and principal distributions after the senior certificates receive those distributions, there is a greater likelihood that those subordinated certificates will not receive the distributions to which they are entitled on any distribution date.

         o If the servicer of a mortgage loan determines not to advance a delinquent payment on that mortgage loan because the servicer determines the amount is not recoverable from a borrower, there may be a shortfall in distributions on the certificates which will impact the subordinated certificates.

         o Losses resulting from the liquidation of defaulted loans will be allocated to the subordinated certificates. A loss allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

         o The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on your yield on the subordinated certificates.

         See "Description of the Certificates" and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement.

GEOGRAPHIC CONCENTRATION COULD INCREASE LOSSES ON THE MORTGAGE LOANS

         The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Any concentration of the mortgaged properties securing the mortgage loans in particular geographic regions might magnify the effect on the pool of mortgage loans of adverse economic conditions or of special hazards in these areas, such as earthquakes or tornadoes, and might increase the rate of delinquencies, defaults and losses on the mortgage loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified. See "Description of the Mortgage Loans" in this prospectus supplement.

         In addition, approximately 47.96% of the mortgage loans in loan group 1 and approximately 37.50% of the mortgage loans in loan group 2, in each case by aggregate stated principal balance of the mortgage loans in that loan group as of the cut-off date, are secured by properties located in California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters.

CROSS-COLLATERALIZATION AMONG THE LOAN GROUPS; LIMITED RECOURSE

         Except as described in "Description of the Certificates--Cross-Collateralization," interest and principal on the senior certificates will be allocated based on amounts collected in respect of the mortgage loans in the related loan group. In the case of the senior certificates, the loan groups will generally not be "cross-collateralized"--interest and principal collections received from the mortgage loans in a loan group will only be available for distribution to the related certificates and not to the senior certificates related to the other loan group. On the other hand, collections from all of the mortgage loans will be available to make distributions to the subordinated certificates.

         Because the subordinated certificates represent interests in all of the mortgage loans, the class principal balances of the subordinated certificates could be reduced to zero as a result of realized losses on the mortgage loans in any one loan group. Therefore, the allocation of realized losses on the mortgage loans in any loan group to the subordinated certificates will reduce the subordination provided by the subordinated certificates to all of the senior certificates, including the senior certificates related to the loan group that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the loan group that did not suffer those previous losses.

         Neither the certificates nor the assets of the trust fund will be guaranteed by the depositor, the seller, the master servicer, the servicers, the securities administrator, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

RECOURSE ON DEFECTIVE MORTGAGE LOANS IS LIMITED

         The seller or an originator may be required to purchase mortgage loans from the trust fund in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans. If the seller or the originator that made the breached representation or warranty fails to repurchase that mortgage loan, it will remain in the trust fund.

RAPID PREPAYMENTS ON THE RELATED MORTGAGE LOANS WILL REDUCE THE YIELD ON THE CLASS 1-A-11, CLASS 2-A-2, CLASS 1-A-X AND CLASS 2-A-X CERTIFICATES

         The Class 1-A-11, Class 2-A-2, Class 1-A-X and Class 2-A-X Certificates receive only distributions of interest. Distributions to the holders of these classes are based on the respective notional amounts for such class, calculated as described in this prospectus supplement under "Description of the Certificates---Notional Amount Certificates". You should fully consider the risks associated with an investment in any of the Class 1-A-11, Class 2-A-2, Class 1-A-X and Class 2-A-X Certificates. If the related mortgage loans prepay faster than expected or if the trust fund is terminated earlier than expected, you may not fully recover your initial investment.

         We refer you to "Certain Yield and Prepayment Considerations-- Sensitivity of the Class 1-A-11 and Class 2-A-2 Certificates" and "--Sensitivity of the Class 1-A-X and Class 2-A-X Certificates" in this prospectus supplement for more detail.

SLOWER PREPAYMENTS ON THE MORTGAGE LOANS WILL REDUCE THE YIELD ON THE CLASS 1-A-P AND CLASS 2-A-P CERTIFICATES

         Payments to the holders of the Class 1-A-P and Class 2-A-P Certificates come only from principal payments on the discount mortgage loans in loan group 1 and loan group 2, respectively. These discount mortgage loans are the mortgage loans with net mortgage rates less than 5.00% per annum with respect to loan group 1 and 5.60% per annum with respect to loan group 2. In general, the lower the net mortgage rate is on a mortgage loan, the more principal the Class 1-A-P or Class 2-A-P Certificates, if related to that mortgage loan, will receive from it. Because holders of the Class 1-A-P and Class 2-A-P Certificates receive only distributions of principal, they will be adversely affected by slower than expected prepayments. If you are investing in the Class 1-A-P or Class 2-A-P Certificates, you should consider that since the discount mortgage loans in a loan group have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans in that loan group.

         See "Yield, Prepayment and Weighted Average Life--Sensitivity of the Class 1-A-P and Class 2-A-P Certificates" in this prospectus supplement for tables showing expected yields at different prepayment rates.

THE STRUCTURE OF THE PAYMENTS TO THE SENIOR CERTIFICATES RELATED TO A LOAN GROUP MAY AFFECT YOUR YIELD

         There are senior certificates with certain payment features, including planned balances and targeted balances. If the prepayments on the related mortgage loans are faster or slower than you expect, these classes of senior certificates may not receive distributions of principal in accordance with their expected schedules. In particular, if the prepayments on the related mortgage loans are faster than expected, these classes of certificates will become very sensitive to the prepayments on the related mortgage loans, in part because the classes of certificates expected to receive distributions of principal after them (these classes of certificates are sometimes referred to as companion certificates) may have already been paid in full. Companion certificates generally receive all excess payments on the related mortgage Loans over the amount required to reduce the class principal balances of the related planned balance and targeted balance classes to their schedules and therefore the companion certificates are very sensitive to the rates of prepayments on the related mortgage loans. If you purchase companion certificates and the rate of prepayments on the related mortgage loans is faster than you expect you will receive distributions of principal on the companion certificates sooner than you expect. Conversely, if the prepayments on the related mortgage loans are slower than expected companion classes of certificates may not receive distributions of principal on certain distribution dates.

         See "Yield, Prepayment and Weighted Average Life--Sensitivity of the Class 1-A-P and Class 2-A-P Certificates" in this prospectus supplement for a discussion of the effect of prepayments on the mortgage loans on the senior certificates.

BANKRUPTCY OR INSOLVENCY MAY AFFECT THE TIMING AND AMOUNT OF DISTRIBUTIONS ON THE CERTIFICATES

         The seller and the depositor will treat the transfer of the mortgage loans in the trust fund by the seller to the depositor as a sale for accounting purposes. The depositor and the trust fund will treat the transfer of the mortgage loans from the depositor to the trust fund as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the mortgage loans would not be part of the seller's bankruptcy estate and would not be available to the seller's creditors. On the other hand, if the seller becomes bankrupt, its bankruptcy trustee or one of the seller's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the mortgage loans would not be part of the depositor's bankruptcy estate and would not be available to the depositor's creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of the depositor's creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

         If the master servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor to the master servicer. If the master servicer becomes bankrupt and cash collections have been commingled with the master servicer's own funds, the trust fund may not have a perfected interest in those collections. In this case the trust fund might be an unsecured creditor of the master servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the master servicer might also be included in the bankruptcy estate of the master servicer even though the trust fund may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the master servicer may result in delays in payment and failure to pay amounts due on the certificates.

         Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the mortgage loans and even to reduce the aggregate amount of payments on the mortgage loans.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

         Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the master servicer or the related servicer to damages and administrative enforcement.

         The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia, with respect to Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the trust. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The originators and the seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable. See "Legal Aspects of the Mortgage Loans" in the accompanying prospectus.

FAILURE OF SERVICERS AND MASTER SERVICER TO PERFORM MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

         The amount and timing of distributions on the certificates generally will be dependent on servicers performing their respective servicing obligations and on the master servicer performing its master servicing obligations in an adequate and timely manner. See "Servicing of the Mortgage Loans--Servicing and Collection Procedures" in this prospectus supplement. If a servicer or the master servicer fails to perform its respective servicing or master servicing obligations, this failure may result in the termination of that servicer or master servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

LIMITED LIQUIDITY MAY ADVERSELY AFFECT MARKET VALUE OF CERTIFICATES

         A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates. See "Risk Factors--Lack of a Secondary Market May Make it Difficult for You to Resell Your Certificates" in the accompanying prospectus.

         The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

RIGHTS OF BENEFICIAL OWNERS MAY BE LIMITED BY BOOK-ENTRY SYSTEM

         Unless you are the purchaser of a Class A-R Certificate, your ownership of the offered certificates will be registered electronically with DTC. The lack of physical certificates could:

         o result in payment delays on your certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

         o make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

         o hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See "Description of the Certificates--Book-Entry Certificates" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

MILITARY ACTION AND TERRORIST ATTACKS

         The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers' Civil Relief Act (formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940), or similar state laws, and neither the master servicer nor the servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Servicemembers' Civil Relief Act or similar state laws. Interest payable to senior and subordinated certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers' Civil Relief Act or similar state laws. See "Certain Legal Aspects of the Mortgage Loans--Servicemembers' Civil Relief Act" in the prospectus.

         Investors in the Class 2-A-4 Certificates should be aware that the Class 2-A-4 Policy will not cover any interest shortfalls allocated to the Class 2-A-4 Certificates arising from the application of the Servicemembers' Civil Relief Act or similar state laws.

RISKS RELATED TO THE CLASS A-R CERTIFICATES

         The holders of the Class A-R Certificates must include the taxable income or loss of each REMIC created by the trust in determining its federal taxable income. It is not anticipated that the residual certificateholders will receive distributions from the trust. As such, prospective investors are cautioned that the residual certificateholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders of those certificates must have sufficient sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includible by the holders of the residual certificates will be treated as "excess inclusion" income. As such, the holder will (i) be unable to use net operating losses to offset such income, (ii) treat such income as "unrelated business taxable income" (if applicable), and (iii) if such holder is a foreign person, be subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

         Under the provisions of the Internal Revenue Code relating to REMICs, it is likely that the residual certificates will be considered to be a "non-economic residual interest." As such, a transfer of those certificates would be disregarded if it had a significant purpose to impede the assessment or collection of tax. Accordingly, the transferee affidavit used for transfers of the residual certificates will require each transferee to affirm that it (i) historically has paid its debts as they have come due and intends to do so in the future, (ii) understands that it may incur tax liabilities with respect to the residual certificate in excess of cash flows generated by it, (iii) intends to pay taxes associated with holding such residual certificates as such taxes become due, (iv) will not cause the income from the residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person and (v) will not transfer the residual certificates to any person or entity that does not provide a similar affidavit. Each transferor must certify in writing to the trustee that, as of the date of transfer, it had no knowledge or reason to know that the affirmations made by the transferee pursuant to the preceding sentence were false. Under the regulations, any transfer of the Class A-R Certificate will be disregarded for federal tax purposes if a significant purpose of the transfer was to enable the seller to impede the assessment or collection of tax. A significant purpose to impede the assessment or collection of tax exists if the seller, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of each REMIC created by the trust fund. Notwithstanding the above, a transfer will be respected if (a) the transferor has performed reasonable investigations of the transferee and has no knowledge or no reason to know that a transferee intended to impede the assessment or collection of taxes, (b) the transfer is not made to a foreign permanent establishment or fixed base of a U.S. taxpayer (an "Offshore Location"), (c) the transferee represents that it will not cause income from the Class A-R Certificate to be attributable to an Offshore Location and (d) one of the two tests set forth in Treasury regulations issued on July 19, 2002 is satisfied. See "Material Federal Income Tax Consequences--The Class A-R Certificates" and "ERISA Considerations" in this prospectus supplement and "Material Federal Income Tax Consequences--REMICs-Taxation of Owners of REMIC Residual Certificates," and "Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

         An individual, trust or estate that holds a Class A-R Certificate (whether the residual certificate is held directly or indirectly through certain pass-through entities) also would have additional gross income with respect to, but may be subject to limitations or disallowance of deductions for servicing fees on the mortgage loans and other administrative expenses properly allocable to such residual certificate in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses at all in computing such holder's alternative minimum tax liability. As a result, the Class A-R Certificates generally are not suitable investments for individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. The pooling and servicing agreement will require that any such gross income and such fees and expenses will be allocable to holders of the Class A-R Certificates in proportion to their respective ownership interests. See "Federal Income Tax Consequences--REMICS-Taxation of Owners of REMIC Residual Certificates" in the prospectus. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of a Class A-R Certificate are unclear. Any transferee of a Class A-R Certificate receiving such consideration should consult its tax advisors.

         Due to the special tax treatment of residual interests, the effective after-tax return of the Class A-R Certificates may be significantly lower than would be the case if the Class A-R Certificates were taxed as debt instruments and could be negative.

                           FORWARD-LOOKING STATEMENTS

         In this prospectus supplement and the accompanying prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables set forth under "Yield Considerations" in this prospectus supplement. Forward-looking statements are also found elsewhere in this prospectus supplement and the prospectus and include words like "expects," "intends," "anticipates," "estimates" and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus supplement. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

         (1)      economic conditions and industry competition;

         (2)      political and/or social conditions; and

         (3)      the law and government regulatory initiatives.

         We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

                        DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

         On the Closing Date, Morgan Stanley Mortgage Loan Trust 2004-1 (the "Trust Fund") will own approximately 655 mortgage loans (the "Mortgage Loans" or the "Mortgage Pool") with an aggregate unpaid principal balance of approximately $283,037,972.06 (the "Aggregate Cut-off Date Pool Principal Balance") as of the Cut-off Date after deducting payments due on or before January 1, 2004 (the "Cut-off Date"). The Mortgage Loans are secured by first liens on fee simple interests in one- to four-family residential properties (each, a "Mortgaged Property"). At the Cut-off Date, the assets of the Trust Fund consisted of two groups ("Loan Group 1" and "Loan Group 2", respectively, and each, a "Loan Group"). Loan Group 1 will consist of approximately 479 Mortgage Loans (the "Group 1 Mortgage Loans") with an aggregate unpaid principal balance of approximately $203,104,575.67 (the "Aggregate Cut-off Date Loan Group 1 Balance"). All of the Group 1 Mortgage Loans have original terms to maturity of up to approximately 15 years. Loan Group 2 will consist of approximately 176 Mortgage Loans (the "Group 2 Mortgage Loans") with an aggregate unpaid principal balance of approximately $79,933,396.39 (the "Aggregate Cut-off Date Loan Group 2 Balance"). All of the Group 2 Mortgage Loans have original terms to maturity of up to approximately 30 years. As described herein at "Description of the Certificates--General," the Mortgage Loans have been segregated into Loan Group 1 and Loan Group 2 for the purpose of allocating distributions among the Senior Certificates. Each Loan Group has the characteristics described below.

         The Trust Fund will include, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement, (ii) the amounts held from time to time in the Custodial Accounts and the Distribution Account maintained in the name of the Trustee pursuant to the Pooling and Servicing Agreement, (iii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) the Class 2-A-4 Policy, (v) all insurance policies related to the Mortgage Loans and any insurance proceeds, (vi) all of the right, title and interest of the Depositor to the underlying mortgage loan purchase agreements and the underlying servicing agreements as described under "Assignment of the Mortgage Loans" below and (vii) any amounts on deposit in the Rounding Account and the Reserve Fund.

         The following is a summary description of the Mortgage Loans in each Loan Group as of the Cut-off Date. The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Loan Groups as of the Closing Date, although such variance will not be material.

         Whenever reference is made herein to a percentage of some or all of the Mortgage Loans or some or all of a Loan Group, such percentage is determined on the basis of the Stated Principal Balance (as defined below at "Description of the Certificates--Interest") of the Mortgage Loans in the aggregate or in a particular Loan Group as of the Cut-off Date.

         Approximately 44.03% of the Group 1 Mortgage Loans (by Aggregate Cut-off Date Loan Group 1 Balance) and approximately 94.21% of the Group 2 Mortgage Loans (by Aggregate Cut-off Date Loan Group 2 Balance) were originated by National City Mortgage Co. ("National City") (the "National City Mortgage Loans"). Approximately 55.97% of the Group 1 Mortgage Loans (by Aggregate Cut-off Date Loan Group 1 Balance) were purchased or originated by IndyMac Bank, F.S.B. ("IndyMac") (the "IndyMac Mortgage Loans"). Approximately 5.79% of the Group 2 Mortgage Loans (by Aggregate Cut-off Date Loan Group 2 Balance) were originated by GreenPoint Mortgage Funding Inc. ("GreenPoint" and, together with National City and IndyMac, the "Originators") (the "GreenPoint Mortgage Loans").

         Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Trust Fund and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

         None of the Mortgage Loans will be guaranteed by any governmental agency. Pursuant to assignment, assumption and recognition agreements (the "Assignment Agreements"), each among the Depositor, the Seller, the related Originator and the Trustee, on behalf of the Trust, the Seller and the Depositor will assign to the Trustee their respective interests in the underlying mortgage loan purchase agreements (each, an "underlying mortgage loan purchase agreement") and the underlying servicing agreements (each, an "underlying servicing agreements") with respect to the Mortgage Loans originally entered into between the Seller and the Originators.

         The Mortgage Loans have been acquired by the Seller from the Originators in the ordinary course of its business. All of the Mortgage Loans were underwritten by the Originators substantially in accordance with the related underwriting criteria specified herein. See "--Underwriting Standards" below. GreenPoint, IndyMac and National City will service the GreenPoint Mortgage Loans, IndyMac Mortgage Loans and National City Mortgage Loans, respectively, pursuant to existing underlying servicing agreements with the Seller, which agreements, as they relate to the Mortgage Loans, have been assigned to the Trustee. Wells Fargo Bank, Minnesota National Association, as master servicer ("Wells Fargo" or, in such capacity, the "Master Servicer") will master service the Mortgage Loans.

         All of the Mortgage Loans provide for payments due on the first day of each month (the "Due Date"). Due to the provisions for monthly advances by the applicable Servicer, scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. With the exception of 56 Mortgage Loans, none of the Mortgage Loans include prepayment penalties for early voluntary prepayments in full or in part. Any prepayment penalties received on the Mortgage Loans will not be available for distribution to Certificateholders.

         The earliest date of origination for any Group 1 Mortgage Loan is August 2, 2002, and the most recent date of origination for any Group 1 Mortgage Loan is September 4, 2003. The earliest date of origination for any Group 2 Mortgage Loan is September 17, 2002, and the most recent date of origination for any Group 2 Mortgage Loan is September 5, 2003. The latest stated maturity date of any Group 1 Mortgage Loan is October 1, 2018, and the latest stated maturity date of any Group 2 Mortgage Loan is October 1, 2033. No more than approximately 1.00% of the Mortgage Loans in either Loan Group are secured by Mortgaged Properties located in any one zip code area.

         As of the Cut-off Date, none of the Mortgage Loans was more than 30 days delinquent.

         No Mortgage Loan had a Loan-to-Value Ratio at origination of more than 95.00%. Except for 3 Mortgage Loans constituting 0.39% of the Cut-off Date Pool Principal Balance, each mortgage loan with a Loan-to-Value

Ratio at origination of greater than 80% will be covered by a primary mortgage guaranty insurance policy issued by a mortgage insurance company acceptable to Fannie Mae or Freddie Mac. The policy provides coverage in an amount equal to a specified percentage times the sum of the remaining principal balance of the related mortgage loan, the accrued interest thereon and the related foreclosure expenses. With respect to 33 Mortgage Loans (the "LPMI Mortgage Loans") constituting 4.46% of the Cut-off Date Pool Principal Balance, the lender (rather than the borrower) acquired the primary mortgage guaranty insurance and charged the related borrower an interest premium. Except for these LPMI Mortgage Loans, no primary mortgage guaranty insurance policy will be required with respect to any Mortgage Loan if maintaining the policy is prohibited by applicable law or after the date on which the related Loan-to-Value Ratio is 80% or less or, based on a new appraisal, the principal balance of the mortgage loan represents 80% or less of the new appraised value. The primary mortgage guaranty insurance policy will be maintained for the life of the lender acquired mortgage insurance mortgage loans, unless otherwise prohibited by law.

         The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is a fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at the date of determination and the denominator of which is (a) in the case of a purchase, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan, or
(b) in the case of a refinance, the appraised value of the Mortgaged Property at the time of such refinance. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

         The following information sets forth in tabular format certain information, as of the Cut-off Date, as to the Mortgage Loans. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans as of the Cut-off Date and, due to rounding, may not total 100%.

            TABULAR CHARACTERISTICS OF THE MORTGAGE POOL

                      MORTGAGE RATES(1)
-----------------------------------------------------------------
                                                     PERCENT OF
                           NUMBER       AGGREGATE      MORTGAGE
                             OF         PRINCIPAL      LOANS IN
                           MORTGAGE      BALANCE       MORTGAGE
MORTGAGE RATES (%)          LOANS      OUTSTANDING       POOL
----------------------   ---------- ---------------  ------------
4.001 - 4.500.......          8      $3,374,093.89        1.19%
4.501 - 5.000.......         34      15,714,107.42        5.55
5.001 - 5.500.......        318     145,785,446.14       51.51
5.501 - 6.000.......        193      82,570,714.56       29.17
6.001 - 6.500.......         42      16,595,026.47        5.86
6.501 - 7.000.......         19       4,598,525.33        1.62
7.001 - 7.500.......         17       5,138,943.74        1.82
7.501 - 8.000.......         13       4,696,733.97        1.66
8.001 - 8.500.......          8       3,165,783.44        1.12
8.501 - 9.000.......          2       1,031,418.08        0.36
9.001 - 9.500.......          1         367,179.02        0.13
                          -------  ----------------  ----------
   Total............        655    $283,037,972.06    100.00%
                          =======  ================  ==========

---------
(1) As of the Cut-off Date, the weighted average mortgage rate of the Mortgage Loans in the Mortgage Pool is expected to be approximately 5.663% per annum.


         CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
------------------------------------------------------------------------
                                                             PERCENT OF
                                 NUMBER      AGGREGATE        MORTGAGE
RANGE OF CURRENT                   OF        PRINCIPAL        LOANS IN
MORTGAGE LOAN PRINCIPAL         MORTGAGE      BALANCE         MORTGAGE
BALANCES ($)                     LOANS      OUTSTANDING         POOL
--------------------------     --------    --------------    ----------
0.01 - 100,000.00...........       27      $1,659,795.35        0.59%
100,000.01 - 200,000.00.....       34       4,347,446.39        1.54
200,000.01 - 300,000.00.....        7       1,707,682.22        0.6
300,000.01 - 400,000.00.....      216      77,814,263.02       27.49
400,000.01 - 500,000.00.....      202      90,411,488.24       31.94
500,000.01 - 600,000.00.....       93      50,898,294.67       17.98
600,000.01 - 700,000.00.....       47      29,701,029.30       10.49
700,000.01 - 800,000.00.....        8       6,072,959.15        2.15
800,000.01 - 900,000.00.....       10       8,280,989.64        2.93
900,000.01 - 1,000,000.00...        6       5,812,328.22        2.05
1,000,000.01 - 1,500,000.00.        5       6,331,695.86        2.24
                                -------   --------------     -------

   Total.............             655    $283,037,972.06      100.00%
                                =======   ==============     ========
---------
(1) As of the Cut-off Date, the average current Mortgage Loan principal balance of the Mortgage Loans in the Mortgage Pool is approximately $432,119.04.

                       DOCUMENTATION PROGRAM
------------------------------------------------------------------
                                                       PERCENT OF
                           NUMBER      AGGREGATE        MORTGAGE
                            OF         PRINCIPAL        LOANS IN
                          MORTGAGE      BALANCE         MORTGAGE
DOCUMENTATION LEVEL        LOANS       OUTSTANDING        POOL
--------------------     --------    --------------    -----------
Full/Alternative....        335     $159,403,843.91       56.32%
Stated..............        240      101,304,704.05       35.79
No Documentation....         80       22,329,424.10        7.89
                         --------    --------------    -----------
   Total............        655     $283,037,972.06      100.00%
                         ========    ==============    ===========


             ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)
----------------------------------------------------------------------
                                                           PERCENT OF
                             NUMBER         AGGREGATE       MORTGAGE
                              OF           PRINCIPAL       LOANS IN
RANGE OF ORIGINAL           MORTGAGE        BALANCE         MORTGAGE
LOAN-TO-VALUE RATIOS (%)     LOANS        OUTSTANDING         POOL
------------------------   ----------    --------------    -----------
50.00 and below.....          161       $72,894,673.30       25.75%
50.01 - 55.00.......           46        18,609,833.33        6.58
55.01 - 60.00.......           67        27,266,437.23        9.63
60.01 - 65.00.......           83        37,564,007.58       13.27
65.01 - 70.00.......           88        39,094,953.41       13.81
70.01 - 75.00.......           73        32,251,829.27       11.39
75.01 - 80.00.......           99        41,367,409.34       14.62
80.01 - 85.00.......            3           793,653.85        0.28
85.01 - 90.00.......           14         5,173,123.07        1.83
90.01 - 95.00.......           21         8,022,051.68        2.83
                            --------     --------------    -----------
   Total............          655      $283,037,972.06      100.00%
                            ========     ==============    ===========
---------
(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans in the Mortgage Pool by Aggregate Cut-off Date Pool Principal Balance is approximately 61.18%.

(2) Does not take into account any secondary financing on the Mortgage Loans in the Mortgage Pool that may exist at the time of origination.

        STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
--------------------------------------------------------------------
                                                         PERCENT OF
                           NUMBER         AGGREGATE       MORTGAGE
                            OF            PRINCIPAL       LOANS IN
                          MORTGAGE        BALANCE         MORTGAGE
 STATE                     LOANS        OUTSTANDING         POOL
----------------------  -----------   ----------------  ------------
 California..........      281        $127,378,081.74      45.00%
 Texas...............       45          20,418,466.32       7.21
 Virginia............       46          19,841,599.13       7.01
 New York............       26          12,271,832.11       4.34
 Maryland............       32          12,063,929.50       4.26
 New Jersey..........       28          10,578,516.04       3.74
 Connecticut.........       17           8,215,432.04       2.90
 Massachusetts.......       16           6,987,267.38       2.47
 Michigan............       13           6,433,614.02       2.27
 Florida.............       20           6,368,753.06       2.25
 Other...............      131          52,480,480.72      18.54
                        -----------   ----------------  ------------
  Total..............      655        $283,037,972.06     100.00%
                        ===========   ================  ============

---------
(1) The Other row in the preceding table includes 30 other states and the District of Columbia. No more than approximately 1.00% of the Mortgage Loans in the Mortgage Pool will be secured by mortgaged properties located in any one postal zip code area.

                       PURPOSE OF MORTGAGE LOANS
--------------------------------------------------------------------
                                                          PERCENT OF
                          NUMBER        AGGREGATE          MORTGAGE
                            OF          PRINCIPAL          LOANS IN
                          MORTGAGE       BALANCE           MORTGAGE
LOAN PURPOSE               LOANS       OUTSTANDING           POOL
---------------------  -----------    ---------------     ----------
Refinance - Rate/Term       412       $185,551,255.98       65.56%
Refinance - Cash Out        164         66,248,750.71       23.41
Purchase............         79         31,237,965.37       11.04
                       -----------    ---------------     ----------
   Total............        655       $283,037,972.06      100.00%
                       ===========    ===============     ==========

                TYPES OF MORTGAGED PROPERTIES
-----------------------------------------------------------------------
                                                             PERCENT OF
                             NUMBER        AGGREGATE         MORTGAGE
                               OF         PRINCIPAL          LOANS IN
                             MORTGAGE       BALANCE          MORTGAGE
PROPERTY TYPE                 LOANS       OUTSTANDING          POOL
-------------------------  -----------   ---------------    -----------
Single Family Residence       465        $198,820,345.42       70.25%
Planned Unit Development      161          71,682,208.30       25.33
Condominium.........           20           8,372,886.27        2.96
Townhouse...........            4           2,630,660.04        0.93
2-4 Family..........            5           1,531,872.03        0.54
                           -----------   ---------------    -----------
   Total............          655        $283,037,972.06      100.00%
                           ===========   ===============    ===========


                      OCCUPANCY TYPES(1)
-----------------------------------------------------------------------
                                                           PERCENT OF
                           NUMBER         AGGREGATE          MORTGAGE
                             OF           PRINCIPAL          LOANS IN
                          MORTGAGE        BALANCE           MORTGAGE
OCCUPANCY TYPES            LOANS        OUTSTANDING           POOL
---------------------   ----------    -----------------    ------------
Primary Residence...         633       $274,859,926.47         97.11%
Secondary Residence.          16          6,403,731.23          2.26
Investment..........           6          1,774,314.36          0.63
                        ----------     ---------------    -----------
   Total............         655       $283,037,972.06        100.00%
                        ===========    ===============    ===========
---------

(1) Based upon representations of the related mortgagors at the time of origination.

                          REMAINING TERMS TO MATURITY(1)
----------------------------------------------------------------------------
                                                                 PERCENT OF
                                NUMBER         AGGREGATE          MORTGAGE
RANGE OF REMAINING               OF            PRINCIPAL          LOANS IN
TERMS TO MATURITY              MORTGAGE        BALANCE            MORTGAGE
(MONTHS)                        LOANS         OUTSTANDING           POOL
-----------------------      -----------   ----------------    -------------
1 - 120.............               1          $314,896.93            0.11%
121 - 240...........             478       202,789,678.74           71.65
241 - 360...........             176        79,933,396.39           28.24
-----------------------      -----------  ----------------     -------------
   Total............             655      $283,037,972.06          100.00%
                             ===========  ================     =============
---------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Mortgage Loans in the Mortgage Pool is approximately 222 months.

                     TABULAR CHARACTERISTICS OF LOAN GROUP 1

                                 MORTGAGE RATES(1)
-------------------------------------------------------------------------------
                               NUMBER           AGGREGATE          PERCENT OF
                                 OF             PRINCIPAL           MORTGAGE
                              MORTGAGE          BALANCE             LOANS IN
MORTGAGE RATES (%)             LOANS          OUTSTANDING         LOAN GROUP 1
----------------------     -------------     ---------------     --------------
4.001 - 4.500.......             8           $3,374,093.89             1.66%
4.501 - 5.000.......            34           15,714,107.42             7.74
5.001 - 5.500.......           296          135,111,173.86            66.52
5.501 - 6.000.......           106           41,885,832.93            20.62
6.001 - 6.500.......            16            4,738,783.65             2.33
6.501 - 7.000.......            12            1,554,657.73             0.77
7.001 - 7.500.......             5              310,787.58             0.15
7.501 - 8.000.......             2              415,138.61             0.20
                           -------------   ---------------      --------------
   Total............           479         $203,104,575.67         100.00%
                           =============   ===============      ==============
---------

(1) As of the Cut-off Date, the weighted average mortgage rate of the Group 1 Mortgage Loans is expected to be approximately 5.426% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
-------------------------------------------------------------------------------
                                NUMBER          AGGREGATE          PERCENT OF
RANGE OF CURRENT                 OF             PRINCIPAL           MORTGAGE
MORTGAGE LOAN PRINCIPAL        MORTGAGE         BALANCE            LOANS IN
BALANCES ($)                    LOANS         OUTSTANDING         LOAN GROUP 1
----------------------------  ---------     -----------------     ------------
0.01 - 100,000.00...........      26         $1,573,174.16             0.77%
100,000.01 - 200,000.00 ....      33          4,213,450.49             2.07
200,000.01 - 300,000.00 ....       7          1,707,682.22             0.84
300,000.01 - 400,000.00 ....     157         56,192,422.25            27.67
400,000.01 - 500,000.00 ....     133         59,338,180.31            29.22
500,000.01 - 600,000.00 ....      64         35,343,546.59            17.40
600,000.01 - 700,000.00 ....      33         20,727,579.84            10.21
700,000.01 - 800,000.00 ....       6          4,577,752.53             2.25
800,000.01 - 900,000.00 ....      10          8,280,989.64             4.08
900,000.01 - 1,000,000.00. ..      5          4,818,101.78             2.37
1,000,000.01 - 1,500,000.00..      5          6,331,695.86             3.12
                              ---------     --------------        ------------
   Total............             479       $203,104,575.67           100.00%
                              =========     ==============        ============
---------
(1) As of the Cut-off Date, the average current Mortgage Loan principal balance of the Group 1 Mortgage Loans is approximately $424,017.90.

                             DOCUMENTATION PROGRAM
-------------------------------------------------------------------------------
                               NUMBER          AGGREGATE            PERCENT OF
                                 OF            PRINCIPAL             MORTGAGE
                              MORTGAGE         BALANCE              LOANS IN
DOCUMENTATION LEVEL            LOANS          OUTSTANDING           LOAN GROUP 1
----------------------------  ---------     -----------------       ------------
Full/Alternative....             289        $137,625,112.90           67.76%
Stated..............             151          60,080,474.76           29.58
No Documentation....              39           5,398,988.01            2.66
                              ---------     --------------        ------------
   Total............             479        $203,104,575.67          100.00%
                              =========     ==============        ============


                       Original Loan-to-Value Ratios(1)(2)
------------------------------------------------------------------------------

                            NUMBER          AGGREGATE             PERCENT OF
                              OF            PRINCIPAL              MORTGAGE
Range of Original          MORTGAGE         BALANCE                LOANS IN
Loan-to-Value Ratios (%)    LOANS          OUTSTANDING           LOAN GROUP 1
------------------------  ---------     -----------------       ------------
50.00 and below.....          143         $64,932,324.64             31.97%
50.01 - 55.00.......           43          17,546,410.19              8.64
55.01 - 60.00.......           58          22,954,964.86             11.30
60.01 - 65.00.......           64          28,214,304.56             13.89
65.01 - 70.00.......           60          25,333,756.77             12.47
70.01 - 75.00.......           53          22,599,667.99             11.13
75.01 - 80.00.......           53          20,623,050.63             10.15
80.01 - 85.00.......            2             395,873.20              0.19
85.01 - 90.00.......            2             181,386.86              0.09
90.01 - 95.00.......            1             322,835.97              0.16
                           ---------      --------------        ------------
   Total............          479        $203,104,575.67            100.00%
                           =========      ==============        ============

---------
(1) The weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans by Aggregate Cut-off Date Loan Group 1 Balance is approximately 57.18%.

(2) Does not take into account any secondary financing on the Group 1 Mortgage Loans that may exist at the time of origination.

              STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
-----------------------------------------------------------------------
                           NUMBER       AGGREGATE           PERCENT OF
                            OF          PRINCIPAL           MORTGAGE
                          MORTGAGE       BALANCE            LOANS IN
STATE                      LOANS       OUTSTANDING         LOAN GROUP 1
-----------------------  ---------   -----------------     ------------
California...........       217        $97,402,274.93         47.96%
Virginia.............        28        12,094,107.45           5.95
New York.............        24        11,285,547.60           5.56
Texas................        21         9,139,651.68           4.50
Maryland.............        23         7,956,773.97           3.92
New Jersey...........        21         7,718,471.73           3.80
Connecticut..........        14         7,130,684.37           3.51
Michigan.............        11         5,557,659.41           2.74
Georgia..............        10         4,703,652.28           2.32
Ohio.................        12         4,686,401.91           2.31
Other................        98        35,429,350.34          17.44
                         ---------    --------------      ------------
  Total..............       479      $203,104,575.67         100.00%
                         =========    ==============      ============
---------

(1) The Other row in the preceding table includes 27 other states and the District of Columbia. No more than approximately 1.29% of the Group 1 Mortgage Loans will be secured by mortgaged properties located in any one postal zip code area.

                     PURPOSE OF MORTGAGE LOANS
--------------------------------------------------------------------------------
                               NUMBER          AGGREGATE          PERCENT OF
                                 OF            PRINCIPAL           MORTGAGE
                               MORTGAGE         BALANCE            LOANS IN
LOAN PURPOSE                    LOANS         OUTSTANDING         LOAN GROUP 1
-----------------------     ------------     ---------------     -------------
Refinance - Rate/Term            320         $142,417,020.34          70.12%
Refinance - Cash Out             131           51,128,344.75          25.17
Purchase............              28            9,559,210.58           4.71
                            ---------       ----------------      ------------
   Total............             479         $203,104,575.67         100.00%
                            =========       ================      ============

                TYPES OF MORTGAGED PROPERTIES
--------------------------------------------------------------------------

                            NUMBER          AGGREGATE          PERCENT OF
                             OF             PRINCIPAL           MORTGAGE
                           MORTGAGE          BALANCE            LOANS IN
PROPERTY TYPE               LOANS          OUTSTANDING         LOAN GROUP 1
-----------------------   ----------     ---------------     -------------
Single Family Residence      340         $142,272,429.43         70.05%
Planned Unit Development     118           51,736,242.34         25.47
Condominium.........          13            5,430,814.71          2.67
Townhouse...........           4            2,630,660.04          1.30
2-4 Family..........           4            1,034,429.15          0.51
                          ---------       --------------     ------------
   Total............         479         $203,104,575.67        100.00%
                          =========       ==============     ============


                      OCCUPANCY TYPES(1)
------------------------------------------------------------------------

                           NUMBER         AGGREGATE         PERCENT OF
                            OF             PRINCIPAL          MORTGAGE
                          MORTGAGE        BALANCE           LOANS IN
OCCUPANCY TYPES            LOANS        OUTSTANDING        LOAN GROUP 1
---------------------   -----------    ----------------    -------------
Primary Residence...        462        $197,450,962.24           97.22%
Secondary Home......         11           3,879,299.07            1.91
Investment..........          6           1,774,314.36            0.87
                         ---------    ----------------      ------------
   Total............        479        $203,104,575.67          100.00%
                         =========    ================      ============

---------
(1) Based upon representations of the related mortgagors at the time of origination.

                REMAINING TERMS TO MATURITY(1)

                             NUMBER         AGGREGATE            PERCENT OF
                               OF           PRINCIPAL             MORTGAGE
RANGE OF REMAINING TERMS     MORTGAGE        BALANCE              LOANS IN
TO MATURITY (MONTHS)          LOANS        OUTSTANDING          LOAN GROUP 1
---------------------      -----------   ----------------      -------------
1 - 120.............             1            $314,896.93             0.16%
121 - 240...........           478         202,789,678.74            99.84
                           ---------     ----------------       ------------
   Total............           479        $203,104,575.67           100.00%
                           =========     ================       ============
---------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Group 1 Mortgage Loans is approximately 170 months.

                     TABULAR CHARACTERISTICS OF LOAN GROUP 2

                                MORTGAGE RATES(1)
------------------------------------------------------------------------------
                                NUMBER         AGGREGATE          PERCENT OF
                                  OF           PRINCIPAL            MORTGAGE
                                MORTGAGE        BALANCE             LOANS IN
MORTGAGE RATES (%)               LOANS        OUTSTANDING         LOAN GROUP 2
---------------------         ----------     --------------      -------------
5.001 - 5.500.......               22        $10,674,272.28          13.35%
5.501 - 6.000.......               87        40,684,881.63           50.90
6.001 - 6.500.......               26        11,856,242.82           14.83
6.501 - 7.000.......                7         3,043,867.60            3.81
7.001 - 7.500.......               12         4,828,156.16            6.04
7.501 - 8.000.......               11         4,281,595.36            5.36
8.001 - 8.500.......                8         3,165,783.44            3.96
8.501 - 9.000.......                2         1,031,418.08            1.29
9.001 - 9.500.......                1           367,179.02            0.46
                              ----------     --------------       ------------
   Total............              176        $79,933,396.39         100.00%
                              ==========     ==============       ============

---------
(1) As of the Cut-off Date, the weighted average mortgage rate of the Group 2 Mortgage Loans is expected to be approximately 6.264% per annum.



              CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)
---------------------------------------------------------------------------
                                NUMBER        AGGREGATE        PERCENT OF
RANGE OF CURRENT                  OF          PRINCIPAL         MORTGAGE
MORTGAGE LOAN PRINCIPAL         MORTGAGE       BALANCE          LOANS IN
BALANCES ($)                     LOANS       OUTSTANDING       LOAN GROUP 2
-------------------------     ----------   ---------------    -------------
0.01 -100,000.00.........           1          $86,621.19           0.11%
100,000.01 - 200,000.00..           1          133,995.90           0.17
300,000.01 - 400,000.00 .          59       21,621,840.77          27.05
400,000.01 - 500,000.00 .          69       31,073,307.93          38.87
500,000.01 - 600,000.00 .          29       15,554,748.08          19.46
600,000.01 - 700,000.00 .          14        8,973,449.46          11.23
700,000.01 - 800,000.00 .           2        1,495,206.62           1.87
900,000.01 -1,000,000.00            1          994,226.44           1.24
                              ----------   ---------------    -------------
   Total................          176      $79,933,396.39        100.00%
                              ==========   ===============    =============
---------
(1) As of the Cut-off Date, the average current Mortgage Loan principal balance of the Group 2 Mortgage Loans is approximately $454,167.02.



                    DOCUMENTATION PROGRAM
---------------------------------------------------------------------------
                            NUMBER          AGGREGATE        PERCENT OF
                               OF           PRINCIPAL         MORTGAGE
                            MORTGAGE         BALANCE          LOANS IN
DOCUMENTATION LEVEL          LOANS         OUTSTANDING      LOAN GROUP 2
----------------------     ----------    ---------------    -------------
Stated..............           89        $41,224,229.29        51.57%
Full/Alternative....           46         21,778,731.01         27.25
No Documentation....           41         16,930,436.09         21.18
                           ----------    ---------------    -------------
   Total............          176        $79,933,396.39       100.00%
                           ==========    ===============    =============



             ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)
-----------------------------------------------------------------------
                             NUMBER     AGGREGATE      PERCENT OF
                               OF       PRINCIPAL       MORTGAGE
RANGE OF ORIGINAL            MORTGAGE    BALANCE        LOANS IN
LOAN-TO-VALUE RATIOS (%)      LOANS    OUTSTANDING     LOAN GROUP 2
------------------------    --------- --------------  --------------
50.00 and below.....            18     $7,962,348.66        9.96%
50.01 - 55.00.......             3      1,063,423.14        1.33
55.01 - 60.00.......             9      4,311,472.37        5.39
60.01 - 65.00.......            19      9,349,703.02       11.70
65.01 - 70.00.......            28     13,761,196.64       17.22
70.01 - 75.00.......            20      9,652,161.28       12.08
75.01 - 80.00.......            46     20,744,358.71       25.95
80.01 - 85.00.......             1        397,780.65        0.50
85.01 - 90.00.......            12      4,991,736.21        6.24
90.01 - 95.00.......            20      7,699,215.71        9.63
                            --------- --------------  --------------
   Total............           176    $79,933,396.39      100.00%
                            ========= ==============  ==============
---------

(1) The weighted average original Loan-to-Value Ratio of the Group 1 Mortgage Loans by Aggregate Cut-off Date Loan Group 2 Balance is approximately 71.35%.

(2) Does not take into account any secondary financing on the Group 2 Mortgage Loans that may exist at the time of origination.



               STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)
-----------------------------------------------------------------------

                                         AGGREGATE       PERCENT OF
                            NUMBER OF    PRINCIPAL        MORTGAGE
                            MORTGAGE      BALANCE         LOANS IN
STATE                         LOANS     OUTSTANDING     LOAN GROUP 2
------------------------    ---------  --------------  --------------
California...........          64      $29,975,806.81       37.50%
Texas................          24       11,278,814.64       14.11
Virginia.............          18        7,747,491.68        9.69
Maryland.............           9        4,107,155.53        5.14
Massachusetts........           7        2,904,658.07        3.63
New Jersey...........           7        2,860,044.31        3.58
Arizona..............           5        2,508,468.79        3.14
Florida..............           4        1,870,145.98        2.34
Nevada...............           3        1,578,874.79        1.98
Ohio.................           3        1,460,636.24        1.83
Other................          32       13,641,299.55       17.07
                            ---------  --------------  --------------
  Total..............         176      $79,933,396.39      100.00%
                            =========  ==============  ==============

---------
(1) The Other row in the preceding table includes 18 other states and the District of Columbia. No more than approximately 1.94% of the Group 2 Mortgage Loans will be secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS
-----------------------------------------------------------------------

                             NUMBER      AGGREGATE       PERCENT OF
                               OF        PRINCIPAL        MORTGAGE
                            MORTGAGE      BALANCE         LOANS IN
LOAN PURPOSE                  LOANS     OUTSTANDING     LOAN GROUP 2
------------------------    ---------  --------------  --------------
Refinance - Rate/Term          92      $43,134,235.64       53.96%
Purchase...........            51       21,678,754.79       27.12
Refinance - Cash Out           33       15,120,405.96       18.92
                            ---------  --------------  --------------
Total..............           176      $79,933,396.39      100.00%
                            =========  ==============  ==============

                          TYPES OF MORTGAGED PROPERTIES
-----------------------------------------------------------------------
                              NUMBER     AGGREGATE       PERCENT OF
                                OF         PRINCIPAL      MORTGAGE
                              MORTGAGE    BALANCE         LOANS IN
PROPERTY TYPE                  LOANS    OUTSTANDING     LOAN GROUP 2
------------------------    ---------  --------------  --------------
Single Family Residence...      125    $56,547,915.99      70.74%
Planned Unit Development         43     19,945,965.96       24.95
Condominium.........              7      2,942,071.56        3.68
2-4 Family..........              1        497,442.88        0.62
                            ---------  --------------  --------------
   Total............            176    $79,933,396.39     100.00%
                            =========  ==============  ==============



                            OCCUPANCY TYPES(1)

                              NUMBER     AGGREGATE      PERCENT OF
                                OF         PRINCIPAL     MORTGAGE
                              MORTGAGE    BALANCE        LOANS IN
OCCUPANCY TYPES                LOANS    OUTSTANDING    LOAN GROUP 2
-----------------------------------------------------------------------

Primary Residence...            171    $77,408,964.23      96.84%
Secondary Residence.              5      2,524,432.16       3.16
                            ---------  --------------  --------------
   Total............            176    $79,933,396.39     100.00%
                            =========  ==============  ==============

---------
(1) Based upon representations of the related mortgagors at the time of origination.



                REMAINING TERMS TO MATURITY(1)

                              NUMBER       AGGREGATE       PERCENT OF
                              OF           PRINCIPAL        MORTGAGE
RANGE OF REMAINING TERMS      MORTGAGE      BALANCE         LOANS IN
TO MATURITY (MONTHS)           LOANS      OUTSTANDING     LOAN GROUP 2
-----------------------------------------------------------------------
241 - 360...........            176      $79,933,396.39     100.00%
                              ---------  --------------  --------------
   Total............            176      $79,933,396.39     100.00%
                              =========  ==============  ==============
---------
(1) As of the Cut-off Date, the weighted average remaining term to maturity of the Group 2 Mortgage Loans is approximately 351 months.

ASSIGNMENT OF THE MORTGAGE LOANS

     Under the Assignment Agreements, Morgan Stanley Mortgage Capital Inc. (the "Seller") will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Trust Fund. Pursuant to the Assignment Agreements, the Seller will transfer its rights under the underlying mortgage loan purchase agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. Pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of certain Mortgage Loans. Subject to the limitations described below, the Originator or the Seller will be obligated as described herein to purchase or substitute a similar mortgage loan for any related Mortgage Loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan (a "Defective Mortgage Loan"). See "Description of the Agreements--Assignment of Assets; Repurchases" and "--Representations by Sellers or Originators; Repurchases" in the accompanying prospectus.

     Pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of the Cut-off Date, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), as master servicer (in such capacity, the "Master Servicer") and as securities administrator (in such capacity, the "Securities Administrator"), Morgan Stanley Mortgage Capital Inc., as seller, and Deutsche Bank National Trust Company, as trustee (the "Trustee"), on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee all of its rights to the Mortgage Loans and its rights under the Assignment Agreements (including the right to enforce the Originators' purchase obligations). The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

     In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver or cause to be delivered to the Trustee, among other things, the original promissory note or a lost note affidavit and a copy of the promissory note (the "Mortgage Note") (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the "Mortgage") with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage (except for any such document other than Mortgage Notes not available on the Closing Date, which will be delivered to the Trustee as soon as the same is available to the Depositor) (collectively, the "Mortgage File"). Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor.

     The Trustee will review each Mortgage File within the time period specified in the Pooling and Servicing Agreement or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date. The Trustee will hold such Mortgage Files in trust for the benefit of the Certificateholders. If at the end of such specified period, any document in a Mortgage File is found to be missing or not in compliance with the review requirements set forth in the Pooling and Servicing Agreement and the related Originator or the Seller, as applicable, does not cure such omission or noncompliance within the time period required under the applicable underlying servicing agreement, then the applicable Originator, pursuant to such underlying servicing agreement, as modified by the related Assignment Agreement, or the Seller pursuant to the Pooling and Servicing Agreement, is obligated to purchase the related Defective Mortgage Loan from the Trust Fund at a price equal to the sum of (a) 100% of the Stated Principal Balance thereof and (b) unpaid accrued interest thereon from the Due Date to which interest was last paid by the mortgagor to the Due Date immediately preceding the repurchase. Rather than purchase the Defective Mortgage Loan as provided above, the applicable Originator or the Seller may remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Mortgage Pool and substitute in its place one or more mortgage loans of like kind (such loan a "Replacement Mortgage Loan"); provided, however, that such substitution is permitted only within two years after the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC or result in a prohibited transaction tax under the Code.

     Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the related underlying servicing agreement, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account in the month of substitution (a "Substitution Adjustment Amount")), (ii) have a mortgage rate not less than (and not more than two percentage points greater than) the mortgage rate of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio equal to or less than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (v) is otherwise acceptable to the Seller, and (vi) comply with all of the representations and warranties set forth in the related underlying servicing agreement, as modified by the related Assignment Agreement. This cure, repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a Mortgage File.

UNDERWRITING STANDARDS

     GENERAL. Approximately 44.03% of the Group 1 Mortgage Loans (by Aggregate Cut-off Date Loan Group 1 Balance) and approximately 94.21% of the Group 2 Mortgage Loans (by Aggregate Cut-off Date Loan Group 2 Balance) were originated by National City Mortgage Co. ("National City") (the "National City Mortgage Loans"). Approximately 55.97% of the Group 1 Mortgage Loans (by Aggregate Cut-off Date Loan Group 1 Balance) were purchased or originated by IndyMac Bank, F.S.B. ("IndyMac") (the "IndyMac Mortgage Loans"). Approximately 5.79% of the Group 2 Mortgage Loans (by Aggregate Cut-off Date Loan Group 2 Balance) were originated by GreenPoint Mortgage Funding Inc. ("GreenPoint" and, together with National City and IndyMac, the "Originators") (the "GreenPoint Mortgage Loans"). Each of the Originators will represent and warrant that each of the Mortgage Loans originated and/or sold by it, and the Seller will represent and warrant that each of the IndyMac Mortgage Loans, was underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

     The following information has been provided by the related Originators, as applicable, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

                  INDYMAC BANK, F.S.B.

     IndyMac Bank operates a conduit program established by IndyMac, Inc. in April 1993 to purchase conventional conforming and non-conforming mortgage loans on one- to four-family residential properties. Conventional mortgage loans are loans that are not insured by the FHA or partially guaranteed by the VA. Conforming mortgage loans are loans that qualify for sale to Fannie Mae and Freddie Mac, whereas non-conforming mortgage loans are loans that do not so qualify. While IndyMac Bank engages in a limited amount of second lien lending, most of the mortgage loans it purchases are secured by first liens on the related mortgaged properties.

     Non-conforming mortgage loans purchased by IndyMac Bank pursuant to its underwriting programs typically differ from conforming loans primarily with respect to loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. To the extent that these programs reflect underwriting standards different from those of Fannie Mae, Freddie Mac and Ginnie Mae, the performance of loans made pursuant to these different underwriting standards may reflect higher delinquency rates and/or credit losses.

     IndyMac Bank purchases mortgage loans from, or provides funding for mortgage loans originated by, banks, savings and loan associations, mortgage bankers and mortgage brokers (each is referred to as a loan originator). Each loan originator must be an approved HUD mortgagee in good standing or a seller/servicer in good standing and approved by either Fannie Mae or Freddie Mac. IndyMac Bank approves individual institutions as eligible loan originators after an evaluation of criteria that include the loan originator's mortgage origination experience and financial stability. In addition to purchasing mortgage loans from (or providing funding to) loan originators, IndyMac Bank also engages in the direct origination of mortgage loans.

     IndyMac Bank currently operates two mortgage loan purchase programs as part of its conduit operations:

     1. Prior Approval Program. Under this program, IndyMac Bank performs a full credit review and analysis of each mortgage loan to be purchased to ensure compliance with its underwriting guidelines. Only after IndyMac Bank issues an approval notice to a loan originator is a mortgage loan eligible for purchase pursuant to this program. The majority of mortgage loans currently being purchased by IndyMac Bank are originated under the Prior Approval Program.

     2. Preferred Delegated Underwriting Program. Under this program, loan originators that meet certain eligibility requirements are allowed to underwrite mortgage loans for purchase without the need for IndyMac Bank approval. The eligibility requirements for participation in the Preferred Delegated Underwriting Program vary based on the net worth of the loan originators with more stringent requirements imposed on loan originators with a lower net worth. Under the Preferred Delegated Underwriting Program, each eligible loan originator is required to underwrite mortgage loans in compliance with IndyMac Bank's underwriting guidelines, as the underwriting guidelines may have been modified pursuant to commitments negotiated with that loan originator. A greater percentage of mortgage loans purchased pursuant to this program are selected for post-purchase quality control review than for the other program. Notwithstanding the loan originator's status as an eligible loan originator, some types of mortgage loans are required to receive an approval notice prior to purchase.

     All mortgage loans purchased by IndyMac Bank must meet credit, appraisal and underwriting standards acceptable to IndyMac Bank. These underwriting standards, including any negotiated modifications to them, are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with applicable federal and state laws and regulations. Exceptions to these underwriting standards are permitted where compensating factors are present or in the context of negotiated bulk purchases.

     In the process of underwriting mortgage loans, IndyMac Bank may use its "electronic Mortgage Information and Transaction System" (or "e-MITS"), a proprietary, Internet-based, point-of-sale automated underwriting and risk-based pricing system to underwrite and price the mortgage loans. This system uses proprietary credit and risk analysis information generated from statistical analysis of IndyMac Bank's historical database of over 300,000 loans to determine the economic levels at which a given loan should be approved. The system also incorporates information from models provided by credit rating agencies. e-MITS analyzes over forty data elements relating to the mortgagor and the mortgaged property before rendering an approval and a risk-based price. As with IndyMac Bank's traditional underwriting process, this approval is subject to full and complete data verification. Loans approved by e-MITS comply with IndyMac Bank's underwriting guidelines. As is the case with loans that are not underwritten through e-MITS, exceptions to standard underwriting guidelines are permitted where compensating factors are present or in the context of negotiated bulk purchases.

     IndyMac Bank's base underwriting standards for conventionally underwritten purchase money or rate/term refinance loans secured by primary residences generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $500,000, up to 80% for mortgage loans with original principal balances of up to $650,000 and up to 70% for mortgage loans with original principal balances of up to $3,000,000. IndyMac Bank frequently purchases and originates loans underwritten through e-MITS or with compensating factors that vary from these base standards. For cash-out refinance loans, the maximum Loan-to-Value Ratio generally is 95%, and the maximum "cash out" amount permitted is based in part on the Loan-to-Value Ratio of the mortgage loan. IndyMac Bank generally does not purchase cash-out refinance mortgage loans with original principal balances in excess of $3,000,000.

     IndyMac Bank's underwriting standards for mortgage loans secured by investor properties generally allow Loan-to-Value Ratios at origination of up to 95% for mortgage loans with original principal balances up to $300,000. IndyMac Bank's underwriting standards permit mortgage loans secured by investor properties to have higher original principal balances if they have lower Loan-to-Value Ratios at origination.

     For each mortgage loan with a Loan-to-Value Ratio at origination exceeding 80%, IndyMac Bank generally requires a primary mortgage guarantee insurance policy that conforms to the guidelines of Fannie Mae and Freddie Mac. After the date on which the Loan-to-Value Ratio of a mortgage loan is 80% or less, either because of principal payments on the mortgage loan or because of a new appraisal of the mortgaged property, no primary mortgage guaranty insurance policy will be required on that mortgage loan.

     All of the insurers that have issued primary mortgage guaranty insurance policies with respect to the mortgage loans meet Fannie Mae's or Freddie Mac's standards or are acceptable to the Rating Agencies. In some circumstances, however, IndyMac Bank does not require primary mortgage guaranty insurance on mortgage loans with principal balances up to $500,000 that have Loan-to-Value Ratios greater than 80% but less than or equal to 95%. All residences except cooperatives and certain high-rise condominium dwellings are eligible for this program. Each qualifying mortgage loan will be made at an interest rate that is higher than the rate would be if the Loan-to-Value Ratio was 80% or less or if primary mortgage guaranty insurance was obtained. Under those circumstances, the certificateholders will not have the benefit of primary mortgage guaranty insurance coverage.

     In determining whether a prospective borrower has sufficient monthly income available (1) to meet the borrower's monthly obligation on the proposed mortgage loan and (2) to meet monthly housing expenses and other financial obligations including the borrower's monthly obligations on the proposed mortgage loan, IndyMac Bank generally considers the ratio of these amounts to the proposed borrower's acceptable stable monthly gross income. These ratios vary depending on a number of underwriting criteria, including Loan-to-Value Ratios, and are determined on a loan-by-loan basis.

     IndyMac Bank purchases loans that have been originated under one of seven documentation programs: Full/Alternate, Full Doc Express, Limited, Stated Income, No Income/No Asset, No Ratio and No Doc.

     Under the Full/Alternate Documentation Program, the prospective borrower's employment, income and assets are verified through written or telephonic communications. All loans may be submitted under the Full/Alternate Documentation Program. The Full/Alternate Documentation Program also provides for alternative methods of employment verification generally using W-2 forms or pay stubs.

     Under the Full Doc Express Documentation Program, there is no minimum requirement for length of employment for borrowers who do not use income from self-employment for qualification purposes. Self-employed borrowers must have two continuous years of self-employment. Borrowers may generally verify their employment income with a recent Form W-2 statement. The borrower generally may not use many of the other forms of income acceptable under the Full/Alternate Documentation Program. Borrowers are only required to verify those assets that are necessary to close the mortgage loan and are not required to verify other assets shown on the loan application.

     The Limited Documentation Program is similar to the Full/Alternate Documentation Program except that borrowers are generally not required to submit copies of their tax returns and only must document income for one year (rather than two, as required by the Full/Alternate Documentation Program).

     Under the Stated Income Documentation Program and the No Ratio Program, more emphasis is placed on the prospective borrower's credit score and on the value and adequacy of the mortgaged property as collateral and other assets of the prospective borrower than on income underwriting. The Stated Income Documentation Program requires prospective borrowers to provide information regarding their assets and income. Information regarding assets is verified through written communications. Information regarding income is not verified. The No Ratio Program requires prospective borrowers to provide information regarding their assets, which is then verified through written communications. The No Ratio Program does not require prospective borrowers to provide information regarding their income. Employment is orally verified under both programs.

     Under the No Income/No Asset Documentation Program and the No Doc Documentation Program, emphasis is placed on the credit score of the prospective borrower and on the value and adequacy of the mortgaged property as collateral, rather than on the income and the assets of the prospective borrower. Prospective borrowers are not required to provide information regarding their assets or income under either program, although under the No Income/No Asset Documentation Program, employment is orally verified.

                  NATIONAL CITY MORTGAGE CO.

     All of the National City Mortgage Loans are "conventional non-conforming mortgage loans" (i.e., loans that are not insured by the Federal Housing Authority ("FHA") or partially guaranteed by the Veterans Administration ("VA") or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to- value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property and/or property types. The National City mortgage loans have been originated or purchased by National City and were generally underwritten in accordance with the standards described herein.

     The National City underwriting standards are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

     Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor's credit history. In the case of two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources.

     With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes. With respect to purchase money or rate/term refinance loans secured by single-family and two-family residences, loan- to-value ratios at origination of up to 95% for mortgage loans with original principal balances of up to $400,000 and up to 85% for mortgage loans secured by three-to-four family, primary residences with original principal balances of up to $300,000 are generally allowed. Mortgage loans with principal balances exceeding $1,000,000 ("super jumbos") are allowed if the loan is secured by the borrower's primary residence. The loan-to- value ratio for super jumbos generally may not exceed 70% when subordinate financing exists. If the loan is not subject to subordinate financing, the LTV generally may not exceed 80%. For cash out refinance loans, the maximum loan-to- value ratio generally is 90% and the maximum "cash out" amount permitted is based in part on the original amount of the related mortgage loan. Investment properties are generally not permitted under the National City underwriting guidelines.

     For each mortgage loan with a loan-to-value ratio at origination exceeding 80%, a primary mortgage insurance policy insuring a portion of the balance of the mortgage loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such mortgage loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the Mortgage Loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the Rating Agencies.

     In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligation on the proposed mortgage loan, National City generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower's acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

     National City also examines a prospective borrower's credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, National City applies the middle score of the primary wage earner or the lower middle score of both borrowers. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower's credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by summing together the attribute weights for that applicant.

     The National City Mortgage Loans have been underwritten under one of the following documentation programs: full/alternative documentation, stated income documentation, and streamline documentation. Under full/alternative documentation, the prospective borrower's employment, income and assets are verified through written and telephonic communications. Under a stated income documentation program, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower than on a verified income of the borrower. Although the income is not verified, the originators obtain a telephonic verification of the borrower's employment without reference to income. Borrower's assets are verified. The streamline refinance documentation program is available to borrowers whose mortgage loans are currently serviced by National City. Under a streamline refinance documentation program, more emphasis is placed on the payment history of the mortgage loan to be refinanced and the credit history of the borrower than on the verified income and assets of the borrower. Income of the borrower is verified through receipt of a current paystub (for salaried borrowers) or a copy of the borrower's prior year's tax returns (if the borrower is self-employed). The borrower's assets are verified if greater than 1% of the new loan amount is necessary to close.

     Each National City mortgaged property has been appraised by a qualified independent appraiser. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standard Board of the Appraisal Foundation. Each appraisal must meet the requirements of Fannie Mae and Freddie Mac. The requirements of Fannie Mae and Freddie Mac require, among other things, that the appraiser, or its agent on its behalf, personally inspect the property inside and out, verify whether the property was in good condition and verify that construction, if new, had been substantially completed. The appraisal generally will have been based on prices obtained on recent sales of comparable properties, determined in accordance with Fannie Mae and Freddie Mac guidelines. In certain cases an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property may be used.

                  GREENPOINT MORTGAGE FUNDING INC.

     GreenPoint, a wholly-owned subsidiary of GreenPoint Financial Corp. ("GreenPoint Financial"), is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one-to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint and through its retail lending division and correspondent lending division.

     GreenPoint's present business operations were formed through the transfer to GreenPoint, effective October 1, 1999, of the assets and liabilities of Headlands Mortgage Company. Simultaneously with this transfer, GreenPoint Mortgage Corp. ("GreenPoint Mortgage"), a subsidiary of GreenPoint Financial specializing in non-conforming, no documentation loans, was merged into GreenPoint. All of the mortgage operations of GreenPoint Financial are now conducted through GreenPoint.

     GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

     GreenPoint's underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. Generally, GreenPoint's underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, GreenPoint will determine the level of documentation to be provided by the prospective borrower. Exceptions to GreenPoint's underwriting guidelines are permitted where compensating factors are present.

     In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, GreenPoint generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

     GreenPoint acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash-out refinance loans, super-jumbo mortgage loans and mortgage loans secured by investor-owned properties. Permitted maximum loan-to-value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is waived and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

                                  THE SERVICERS

GENERAL

     Approximately 44.03% of the Group 1 Mortgage Loans (by Aggregate Cut-off Date Loan Group 1 Balance) and approximately 94.21% of the Group 2 Mortgage Loans (by Aggregate Cut-off Date Loan Group 2 Balance) will be serviced by National City. Approximately 55.97% of the Group 1 Mortgage Loans (by Aggregate Cut-off Date Loan Group 1 Balance) will be serviced by IndyMac. Approximately 5.79% of the Group 2 Mortgage Loans (by Aggregate Cut-off Date Loan Group 2 Balance) will be directly serviced by GreenPoint. Each Servicer will initially have primary responsibility for servicing the Mortgage Loans originated and/or sold by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties. All of the Mortgage Loans will be master serviced by Wells Fargo Bank Minnesota, National Association.

     Each of the Servicers has provided disclosure regarding the performance of the mortgage loans serviced by it. The methodology used by each Servicer to compile and present this information may be different. Accordingly, this information should not be considered as a basis for comparing the performance of the Servicers. In addition, no assurances can be given that the foreclosure and delinquency experience presented in these tables will be indicative of the actual experience on the Mortgage Loans.

     The following information has been provided by the Servicers, and neither the Depositor nor the underwriter makes any representations or warranties as to the accuracy or completeness of such information.

INDYMAC BANK, F.S.B.

     General. IndyMac's principal executive offices are located at 155 North Lake Avenue, Pasadena, California 91101. IndyMac Bank is a wholly-owned, indirect, subsidiary of IndyMac Bancorp, Inc.

     IndyMac will be responsible for servicing the IndyMac Mortgage Loans in accordance with the terms set forth in the underlying servicing agreement employing the same degree of skill and care that it employs in servicing other mortgage loans comparable to the mortgage loans serviced by IndyMac for itself or others.

     Foreclosure, Delinquency and Loss Experience. IndyMac commenced master servicing conventional mortgage loans during April 1993 and commenced servicing conventional mortgage loans during August 1998.

     The delinquency, foreclosure and loss percentages set forth in the tables below may be affected by the size and relative lack of seasoning of IndyMac's master servicing and servicing portfolio. Delinquencies, foreclosures and losses generally are expected to occur more frequently after the first full year of the life of mortgage loans. Accordingly, because a large number of mortgage loans serviced by IndyMac have been recently originated, the current level of delinquencies, foreclosures and losses may not be representative of the levels that may be experienced over the lives of such mortgage loans. If the volume of IndyMac's new loan originations and acquisitions does not continue to grow at the rate experienced in recent years, the levels of delinquencies, foreclosures and losses as percentages of the portfolio could rise significantly above the rates indicated in the tables.

     The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the IndyMac Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the IndyMac Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the IndyMac Mortgage Loans in the future. The foreclosure, delinquency and loss experience set forth below may not be indicative of IndyMac's foreclosure, delinquency and loss experience for future periods. Accordingly, the information presented in the tables below (which includes mortgage loans with underwriting, payment and other characteristics that differ from those of the IndyMac Mortgage Loans) should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the IndyMac Mortgage Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in these tables will be indicative of such experience on the IndyMac Mortgage Loans in the future.

     The following tables summarize (a) the delinquency and foreclosure experience and (b) cumulative net losses, respectively, as of December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002 and September 30, 2003 on approximately $12.10 billion, $12.21 billion, $8.90 billion, $8.99 billion and $7.38 billion, respectively, in outstanding principal balance of mortgage loans master serviced or serviced by IndyMac and securitized by IndyMac MBS, Inc. (the IndyMac affiliate through which IndyMac has securitized mortgage loans similar to the IndyMac Mortgage Loans since 2000) or CWMBS, Inc. (the company through which IndyMac securitized mortgage loans similar to the IndyMac Mortgage Loans until 2000).

                                                                                                              AS OF
                                                                  AS OF DECEMBER 31,                      SEPTEMBER 30,
                                               ---------------------------------------------------------- --------------
                                                   1999           2000          2001           2002           2003
                                               -------------- ------------- -------------- -------------- --------------
Total Number of Conventional Mortgage Loans
   in Portfolio............................       81,018         79,694        58,949         46,004         27,173
Delinquent Mortgage Loans and Pending
   Foreclosures at Period End(1):..........
     30-59 days............................        2.05%         3.26%          3.46%          2.54%          2.67%
     60-89 days............................        0.36%         0.69%          0.88%          0.72%          0.65%
     90 days or more (excluding pending
         foreclosures).....................        0.21%         0.39%          0.67%          0.52%          0.55%
Total Delinquencies........................        2.62%         4.34%          5.01%          3.78%          3.87%
Foreclosures pending.......................        1.03%         1.03%          1.84%          1.50%          1.16%
REOs.......................................        0.26%         0.25%          0.56%          0.59%          0.51%
Total delinquencies, foreclosures pending
   and REOs................................        3.91%         5.62%          7.41%          5.87%          5.54%

------------------
(1)  As a percentage of the principal balance.

     IndyMac Bank does not write off mortgage loans of the type covered by the registration statement of which this prospectus supplement forms a part until the loans are liquidated in a foreclosure sale or are otherwise disposed of (such as by a deed in lieu of foreclosure) in accordance with its guidelines for servicing delinquent mortgage loans and it has received all expected proceeds.

                                                             CUMULATIVE       CUMULATIVE STATED AMOUNT
                                                             NET LOSSES         OF SECURITIES ISSUED         LOSS
                                                             (MILLIONS)              (MILLIONS)           (RATIO)(1)
                                                           -------------     --------------------------  -------------
As of December 31, 1999.............................           $49.63                 $25,355.57             0.20%
As of December 31, 2000.............................           $64.23                 $27,437.72             0.23%
As of December 31, 2001.............................           $77.01                 $28,152.72             0.27%
As of December 31, 2002.............................          $100.03                 $33,498.95             0.30%
As of September 30, 2003............................          $114.16                 $37,991.00             0.30%

-----------------
(1) Loss Ratio represents cumulative net losses as a percentage of the aggregate amount of securities issued.

     Historically, a variety of factors, including the appreciation of real estate values, has limited IndyMac's loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond IndyMac's control, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future. For example, a general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as collateral for loans. If the real estate market and economy continue to decline, IndyMac may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

NATIONAL CITY MORTGAGE CO.

     General. National City Mortgage Company is a full-service residential mortgage banking company headquartered in Miamisburg, Ohio, a southern suburb of Dayton, Ohio. National City is an approved Fannie Mae, Freddie Mac and Ginnie Mae servicer and is a subsidiary of National City Bank, Indiana, a subsidiary of National City Corporation headquartered in Cleveland, Ohio.

     Foreclosure, Delinquency and Loss Experience. The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by National City and serviced or master serviced by National City. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the National City Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the National City Mortgage Loans:

                                 AT OR FOR THE YEAR ENDED         AT OR FOR THE YEAR ENDED        AT OR FOR THE YEAR ENDED
                                     DECEMBER 31, 2001                DECEMBER 31, 2002              DECEMBER 31, 2003
                              -------------------------------  -------------------------------- ---------------------------------
 TOTAL SERVICING PORTFOLIO                     BY DOLLAR                        BY DOLLAR                         BY DOLLAR
                               BY NO. OF       AMOUNT OF        BY NO. OF       AMOUNT OF        BY NO. OF        AMOUNT OF
                                 LOANS           LOANS            LOANS           LOANS             LOANS           LOANS
                              ------------- -----------------  -------------- ----------------- -------------- ------------------
                                800,450        $88,386,490        964,741       $122,259,694       1,111,388       $155,274,844
Period of Delinquency
     30 to 59 days..........  27,124  3.39% $2,595,840  2.94%  30,784  3.19%  $3,332,311  2.73%  28,364  2.55%  $3,149,088  2.03%
     60 to 89 days..........   6,987  0.87%   $647,455  0.73%   6,606  0.68%    $679,075  0.56%   5,971  0.54%    $657,961  0.42%
     90 days or more........   5,523  0.69%   $511,766  0.58%   5,212  0.54%    $524,836  0.43%   4,793  0.43%    $520,683  0.34%
Delinquent Loans in
Bankruptcy..................   3,364  0.42%   $281,019  0.32%   4,291  0.44%    $406,116  0.33%   4,445  0.40%    $432,086  0.28%
                             -------  ----- ----------  -----  ------  -----  ----------  -----  ------  -----  ----------  -----
Subtotal                      42,998  5.37% $4,036,080  4.57%  46,893  4.86%  $4,942,338  4.04%  43,573  3.92%  $4,759,817  3.07%
                             =======  ===== ==========  =====  ======  =====  ==========  =====  ======  =====  ==========  =====
Foreclosures Pending........   6,461  0.81%   $579,921  0.66%   6,816  0.71%    $666,127  0.54%   7,227  0.65%    $768,913  0.50%
                             -------  ----- ----------  -----  ------  -----  ----------  -----  ------  -----  ----------  -----
Total Delinquencies and
Foreclosures Pending........  49,459  6.18% $4,616,001  5.22%  53,709  5.57%  $5,608,465  4.59%  50,800  4.57%  $5,528,731  3.56%
                             =======  ===== ==========  =====  ======  =====  ==========  =====  ======  =====  ==========  =====
Percentage of Government
Loans.......................     27%               24%            25%                21%            23%                19%

GREENPOINT MORTGAGE FUNDING INC.

     General. In connection with the consolidation of GreenPoint Financial Corp.'s mortgage operations, the servicing operations formerly maintained by Headlands Mortgage Company at its servicing center in Santa Rosa, California are being transferred to the servicing center formerly maintained by GreenPoint Mortgage Corp. in Columbus, Georgia. The servicer expects this transfer to be completed during the first quarter of 2001, at which time all of the servicer's servicing operations will be located in Columbus. The servicer will continue to use the servicing procedures described herein and in the accompanying prospectus to service the mortgage loans; however, the personnel who service the mortgage loans at the Columbus facility will principally be former GreenPoint Mortgage Corp. employees rather than former Headlands Mortgage Company employees. Until the transfer is complete, a portion of the mortgage loans will continue to be serviced at the Santa Rosa facility.

     The following tables contain servicing portfolio information concerning recent delinquency and foreclosure experience on mortgage loans included in various mortgage pools underlying all series of GreenPoint's mortgage pass-through certificates with respect to which one or more classes of certificates were publicly offered. No assurances can be given that the delinquency and foreclosure experience presented in the following tables will be indicative of the actual experience on those loans.

                        GREENPOINT MORTGAGE FUNDING, INC.
        OVERALL MORTGAGE PORTFOLIO DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                           AT DECEMBER 31,
                                            ------------------------------------------------------------------------------
                                                      2001                      2002                      2003
                                            ------------------------   -----------------------    ------------------------
                                                         PERCENT OF                PERCENT OF                 PERCENT OF
                                              NO. OF      SERVICING     NO. OF      SERVICING      NO. OF      SERVICING
                                               LOANS      PORTFOLIO      LOANS      PORTFOLIO      LOANS       PORTFOLIO
                                            ----------  ------------   ---------  ------------    --------   -------------
Total Portfolio*......................        195,786        6.71%      198,483        6.73%       212,711        6.20%
Period of Delinquency (1)
    30 to 59 days.....................          7,488        3.82%        7,026        3.54%         6,381        3.00%
    60 to 89 days.....................          2,065        1.05%        2,101        1.06%         2,056        0.97%
    90 days or more...................          1,529        0.78%        1,910        0.96%         1,922        0.90%
                                            ----------  ------------   ---------  ------------    --------   -------------
Total Delinquencies
  (excluding Foreclosures)**..........         11,082        5.66%       11,037        5.56%        10,359        4.87%
Foreclosures Pending..................          1,999        1.02%        2,319        1.17%         2,831        1.33%


                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), with its principal master servicing offices at 9062 Old Annapolis Road, Columbia, Maryland 21045, will perform the duties of Master Servicer in accordance with the terms set forth in the Pooling and Servicing Agreement. Wells Fargo is one of the banking subsidiaries of Wells Fargo & Company. Wells Fargo anticipates that on or about February 20, 2004, it and its affiliated banks will be merged into a single bank under the name of Wells Fargo Bank, National Association, which also will be a banking subsidiary of Wells Fargo & Company. Following the merger, the Master Servicer will continue to maintain its principal master servicing offices in Columbia, Maryland. Wells Fargo will not be ultimately responsible for the performance of the servicing activities by a Servicer under its supervision as Master Servicer, except as described under "--Servicing Compensation and Payment of Expenses; Master Servicing Compensation," "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans" and "--Advances" below. If any Servicer fails to fulfill its obligations under the applicable underlying servicing agreement, as modified by the related Assignment Agreement, Wells Fargo is obligated to terminate that Servicer and appoint a successor servicer as provided in the Pooling and Servicing Agreement.

SERVICING AND COLLECTION PROCEDURES

        Servicing functions to be performed by each Servicer under the related underlying servicing agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related underlying servicing agreement. When used in this prospectus supplement with respect to servicing obligations, the term Servicer includes a subservicer. Wells Fargo's master servicing responsibilities are limited to the Servicers.

        Each Servicer will make reasonable efforts to collect all payments called for under each Mortgage Loan serviced by it and will, consistent with the related underlying servicing agreement or the Pooling and Servicing Agreement, as applicable, and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans serviced by it. Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not consistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. The Depositor's prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

     Pursuant to each underlying servicing agreement, each Servicer will deposit collections on the Mortgage Loans serviced by it into the Custodial Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related underlying servicing agreement. If permitted under the related underlying servicing agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

     On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related underlying servicing agreement (net of such Servicer's servicing compensation) on the 18th day of each month (or, if the 18th is not a Business Day, on the immediately preceding Business Day) (the "Servicer Remittance Date").

     Events of default under the underlying servicing agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period;
(ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related underlying servicing agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

     In the event of a default by a Servicer under its underlying servicing agreement, the Master Servicer will have the right to remove such Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer will, in accordance with the Pooling and Servicing, act as successor servicer under the related underlying servicing agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee. In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Trust Fund for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES; MASTER SERVICING COMPENSATION

     Each Servicer will be entitled to receive, from interest actually collected on each Mortgage Loan serviced by it, a servicing fee (the "Servicing Fee") as follows:

          o GreenPoint will be entitled to receive a Servicing Fee on each Mortgage Loan serviced by it equal to 1/12 of the product of (1) the Stated Principal Balance of such Mortgage Loans as of the first day of the related Due Period and (2) a per annum rate (the "Servicing Fee Rate") equal to 0.25%.

          o IndyMac will be entitled to receive a Servicing Fee on each Mortgage Loan serviced by it equal to 1/12 of the product of (1) the Stated Principal Balance of such Mortgage Loans as of the first day of the related Due Period and (2) a per annum rate equal to 0.32%.

          o National City will be entitled to receive a Servicing Fee on each Mortgage Loan serviced by it equal to 1/12 of the product of (1) the Stated Principal Balance of such Mortgage Loans as of the first day of the related Due Period and (2) a Servicing Fee Rate equal to 0.25%.

     The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than any prepayment penalties) with respect to the Mortgage Loans directly serviced by such Servicer and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

     The Master Servicer will be paid a monthly fee (the "Master Servicer Fee"), calculated as 0.006% per annum (the "Master Servicing Fee Rate") of the Stated Principal Balance of each Mortgage Loan as of the first day of the related Due Period. Wells Fargo also is entitled to receive as additional master servicing compensation the investment earnings on amounts on deposit in the Distribution Account. The Master Servicer will pay all of the fees of the Trustee and the Securities Administrator from the Master Servicing Fee. The Master Servicer will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payments to Certificateholders.

     The amount of the Master Servicer Fee and each Servicer's Servicing Fee are subject to adjustment with respect to prepaid Mortgage Loans serviced or master serviced thereby, as described below under "--Adjustment to Servicing Fees in Connection with Certain Prepaid Mortgage Loans."

     The expense fee rate (the "Expense Fee Rate") with respect to each Mortgage Loan and any Distribution Date will be the sum of the related Servicing Fee Rate, the Master Servicing Fee Rate and, if applicable, the interest premium charged by the related lenders for mortgage insurance on the LPMI Mortgage Loans.

     The net mortgage rate (the "Net Mortgage Rate") with respect to any Mortgage Loan is the related Mortgage Rate minus the related Expense Fee Rate.

ADJUSTMENT TO SERVICING FEES IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer or the Master Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date. Pursuant to each underlying servicing agreement, the related Servicer, or the Master Servicer, pursuant to the Pooling and Servicing Agreement, will be required to make payments in respect of prepayment interest shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer or the Master Servicer, as applicable.

     The Servicers, are each obligated to compensate the Trust Fund for Prepayment Interest Shortfalls on the Mortgage Loans that they service. The amount of the compensation may be limited by their Servicing Fees for that Prepayment Period. The Master Servicer is obligated to reduce a portion of its Master Servicer Fee for the related Distribution Date to the extent necessary to fund any prepayment interest shortfalls required to be paid but not paid by the Servicers. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

     Investors in the Class 2-A-4 Certificates should be aware that the Class 2-A-4 Policy will not cover any prepayment interest shortfalls allocated to the Class 2-A-4 Certificates.

ADVANCES

     Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for such Distribution Date, an amount equal to the scheduled payment of interest at the related Net Mortgage Rate and scheduled principal payment on each Mortgage Loan serviced by it which were due on the related Due Date and which were not received prior to the 15th calendar day of each month (such date, the "Determination Date" and any such advance, a "Monthly Advance"). The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and Servicing Agreement and the related underlying servicing agreement.

     Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer fails to make a Monthly Advance as required under the related underlying servicing agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make, a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement; provided, however, that in no event will the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly Advance on a Mortgage Loan, as required under the Pooling and Servicing Agreement, will constitute a Master Servicer Default thereunder, in which case the successor Master Servicer (which may be the Trustee) will be obligated to make such Monthly Advance.

EVIDENCE AS TO COMPLIANCE

     Each underlying servicing agreement, as modified by the related Assignment Agreement, and the Pooling and Servicing Agreement provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Master Servicer, the Depositor and the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, the servicing by or on behalf of the related Servicer was conducted in compliance with its underlying servicing agreement, except for any material exceptions or such other exception set forth in such statement that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report.

     Each underlying servicing agreement and the Pooling and Servicing Agreement also provide for delivery to the Master Servicer, the Depositor and the Trustee, on or before a specified date in each, of an annual officer's certificate to the effect that the related Servicer has fulfilled its obligations under its underlying servicing agreement throughout the preceding year.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

     Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations. The Master Servicer shall terminate any Servicer who fails to make the required Monthly Advance and assume (or appoint a successor servicer to assume) the role of the successor servicer to that Servicer. The successor servicer will then make all required Monthly Advances.

     If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Balance applicable to each Class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

     If a Servicer is in default in its obligations under the applicable underlying servicing agreement, the Master Servicer may, at its option, terminate the defaulting Servicer and either appoint a successor Servicer in accordance with the applicable underlying servicing agreement and the Pooling and Servicing Agreement or succeed to the responsibilities of the terminated Servicer.

RESIGNATION OF THE MASTER SERVICER OR A SERVICER; ASSIGNMENT AND MERGER

     Neither the Master Servicer nor any Servicer may resign from its obligations and duties under the Pooling and Servicing Agreement or its underlying servicing agreement, as applicable, or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law or (ii) with the approval of the Depositor, which approval may not be unreasonably withheld. No such resignation will become effective until a successor servicer or master servicer has assumed the related Servicer's or the Master Servicer's respective obligations and duties under such underlying servicing agreement or the Pooling and Servicing Agreement, as applicable.

     Any person into which the Master Servicer or a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which the Master Servicer or a Servicer is a party, any person succeeding to the business of the Master Servicer or a Servicer or any person to whom the Master Servicer or a Servicer assigns or transfers its duties and obligations, will be the successor of the Master Servicer or such Servicer under the Pooling and Servicing Agreement or the related underlying servicing agreement, as applicable.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     On or about January 30, 2004 (the "Closing Date"), the Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference.

SENIOR CERTIFICATES

The Morgan Stanley Mortgage Loan Trust 2004-1, Mortgage Pass-Through Certificates, Series 2004-1 will include the following 21 Classes of Certificates (the "Senior Certificates") which are offered hereby:

o    Class 1-A-1 Certificates;

o    Class 1-A-2 Certificates;

o    Class 1-A-3 Certificates;

o    Class 1-A-4 Certificates;

o    Class 1-A-5 Certificates;

o    Class 1-A-6 Certificates;

o    Class 1-A-7 Certificates;

o    Class 1-A-8 Certificates;

o    Class 1-A-9 Certificates;

o    Class 1-A-10 Certificates;

o    Class 1-A-11 Certificates;

o    Class 1-A-X Certificates;

o    Class 1-A-P Certificates;

o    Class 2-A-1 Certificates;

o    Class 2-A-2 Certificates;

o    Class 2-A-3 Certificates;

o    Class 2-A-4 Certificates;

o    Class 2-A-5 Certificates;

o    Class 2-A-X Certificates;

o    Class 2-A-P Certificates; and

o    Class A-R Certificates.

SUBORDINATED CERTIFICATES

     In addition to the Senior Certificates, the Morgan Stanley Mortgage Loan Trust 2004-1, Mortgage Pass-Through Certificates, Series 2004-1, will also include the following Classes of subordinated certificates (the "Subordinated Certificates"):

          (a) the Class B-1 Certificates, which are subordinate to the Group 1 and Group 2 Certificates,

          (b) the Class B-2 Certificates, which are subordinate to the Group 1, Group 2 and Class B-1 Certificates,

          (c) the Class B-3 Certificates, which are subordinate to the Group 1, Group 2, Class B-1 and Class B-2 Certificates,

          (d) the Class B-4 Certificates, which are subordinate to the Group 1, Group 2, Class B-1, Class B-2 and Class B-3 Certificates,

          (e) the Class B-5 Certificates, which are subordinate to the Group 1, Group 2, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates, and

          (f) the Class B-6 Certificates, which are subordinate to the Group 1, Group 2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

     All Classes of Subordinated Certificates, other than the Class B-4, Class B-5 and Class B-6 Certificates (the "Privately Offered Certificates"), are offered by this prospectus supplement. The Privately Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately Offered Certificates provided in this prospectus supplement is solely for informational purposes.

DESIGNATIONS

o The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11,
     Class 1-A-P and Class 1-A-X Certificates are referred to as the "Group 1 Certificates."

o The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class A-R, Class 2-A-P and Class 2-A-X Certificates are referred to as the "Group 2 Certificates."

o The Group 1 Certificates and the Group 2 Certificates are each referred to as a "Senior Certificate Group."

o The Class 1-A-11, Class 1-A-X, Class 2-A-2 and Class 2-A-X Certificates are referred to as the "Notional Amount Certificates."

o The Class 1-A-2, Class 1-A-3, Class 1-A-8, Class 1-A-9 and Class 1-A-10 Certificates are referred to as the "Planned Balance Certificates."

o The Class 1-A-4 and Class 1-A-5 Certificates are referred to as the "Targeted Balance Certificates."

o The Class 1-A-4 and Class 1-A-5 Certificates are also referred to as the "Accretion Directed Certificates."

o    The Class 1-A-6 Certificates are referred to as the "Accrual Certificates."

o The Class 1-A-6 Certificates are also referred to as the "Companion Certificates."

o    The Class 2-A-4 Certificates are referred to as the "Lottery Certificates."

o    The Class 2-A-4 Certificates are also referred to as the "Insured
     Certificates."

o The Class 1-A-P and Class 2-A-P Certificates are referred to as the "Class A-P Certificates."

o    The Class 2-A-5 Certificates are also referred to as the "NAS
     Certificates."

o    The Class A-R Certificates are also referred to as the "Residual
     Certificates."

     The Offered Certificates will be issued in the initial Class Principal Balances set forth in the table under "Summary--Offered Certificates", except for Notional Amount Certificates which will be issued in the initial Notional Amounts described under "--Notional Amount Certificates" below. The Privately Offered Certificates will be issued in the approximate initial Class Principal Balances of $566,000, $425,000 and $283,353, respectively. The initial Class Principal Balances and Notional Amounts of each Class of Certificates may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Loans."

     The "Class Principal Balance" of any Class of Certificates as of any Distribution Date is the initial Class Principal Balance of the Class listed on the cover page hereof or in the previous paragraph reduced by the sum of:

     o all amounts previously distributed to holders of Certificates of the Class as payments of principal,

     o the amount of Realized Losses (including Excess Losses) allocated to the Class, and

     o in the case of any Class of Subordinated Certificates, any amounts allocated to the Class in reduction of its Class Principal Balance in respect of payments of Class A-P Deferred Amounts to the Class 1-A-P and Class 2-A-P Certificates, as described under "--Allocation of Losses";

and, in the case of the Class of Accrual Certificates, increased by

     o all interest accrued and added to its Class Principal Balance prior to that Distribution Date;

provided, however, that the Class Principal Balance of each Class of Certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Loans in a Loan Group distributed as principal to any related Class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Principal Balance of such Class of Certificates.

     In addition, the Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced if and to the extent that the aggregate of the Class Principal Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on any Distribution Date exceeds the Pool Principal Balance as of the Due Date occurring in the month of the Distribution Date. The Notional Amount Certificates do not have principal balances and are not entitled to any distributions in respect of principal of the Mortgage Loans.

     The Senior Certificates will have an initial aggregate Class Principal Balance of approximately $275,961,618 and will evidence in the aggregate an initial beneficial ownership interest of approximately 97.50% in the Trust Fund. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will each evidence in the aggregate an initial beneficial ownership interest of approximately 1.45%, 0.40%, 0.20%, 0.20%, 0.15% and 0.10%, respectively, in the Trust Fund.

     The Certificates represent beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which on the Closing Date will consist primarily of (1) the Mortgage Loans; (2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account (see "--Payments on Mortgage Loans; Accounts" below); (3) the Trust Fund's rights under the Assignment Agreements pursuant to which the Seller and the Depositor assigned their respective interests in the underlying servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the Originators; (4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; and (6) the proceeds of all of the foregoing.

     Distributions of interest and principal on the Subordinated Certificates will be based on interest and principal, as applicable, received on, or advanced with respect to, all of the Mortgage Loans.

Notional Amount Certificates

     The Class 1-A-11, Class 1-A-X, Class 2-A-2 and Class 2-A-X Certificates are Notional Amount Certificates.

     The "Notional Amount" of the Class 1-A-11 Certificates for any Distribution Date will be equal to the sum of:

o the product of (i) a fraction, the numerator of which is 1.30, and the denominator of which is 5.00 and (ii) the Class Principal Balance of the Class 1-A-2 Certificates immediately prior to that Distribution Date,

o the product of (i) a fraction, the numerator of which is 0.25, and the denominator of which is 5.00 and (ii) the Class Principal Balance of the Class 1-A-8 Certificates immediately prior to that Distribution Date,

o the product of (i) a fraction, the numerator of which is 0.50, and the denominator of which is 5.00 and (ii) the Class Principal Balance of the Class 1-A-9 Certificates immediately prior to that Distribution Date, and

o the product of (i) a fraction, the numerator of which is 1.00, and the denominator of which is 5.00 and (ii) the Class Principal Balance of the Class 1-A-10 Certificates immediately prior to that Distribution Date.

The initial Notional Amount of the Class 1-A-11 Certificates is approximately $12,808,000 (subject to the permitted variance described in this prospectus supplement).

     The Notional Amount of the Class 1-A-X Certificates for any Distribution Date will be equal to the product of (i) a fraction, the numerator of which is the excess of (a) the weighted average of the Net Mortgage Rates for the Non-Discount Group 1 Mortgage Loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the related Prepayment Period) over (b) 5.00%, and the denominator of which is 5.00% and (ii) the aggregate of the Stated Principal Balances of the Non-Discount mortgage loans in loan group 1 as of that Due Date (after giving effect to prepayments received in the related Prepayment Period). The initial Notional Amount of the Class 1-A-X Certificates is approximately $7,746,676.

     The Notional Amount of the Class 2-A-2 Certificates for any Distribution Date will be equal to the sum of:

o the product of (i) a fraction, the numerator of which is 0.75, and the denominator of which is 5.50 and (ii) the Class Principal Balance of the Class 2-A-1 Certificates immediately prior to that Distribution Date,

o the product of (i) a fraction, the numerator of which is 0.10, and the denominator of which is 5.50 and (ii) the Class Principal Balance of the Class 2-A-3 Certificates immediately prior to that Distribution Date, and

o the product of (i) a fraction, the numerator of which is 0.10, and the denominator of which is 5.50 and (ii) the Class Principal Balance of the Class 2-A-5 Certificates immediately prior to that Distribution Date.

The initial Notional Amount of the Class 2-A-2 Certificates is approximately $7,622,709 (subject to the permitted variance described in this prospectus supplement).

     The Notional Amount of the Class 2-A-X Certificates for any Distribution Date will be equal to the product of (i) a fraction, the numerator of which is the excess of (a) weighted average of the Net Mortgage Rates for the Non-Discount Group 2 Mortgage Loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the related Prepayment Period) over (b) 5.60%, and the denominator of which is 5.50% and (ii) the aggregate of the Stated Principal Balances of the Non-Discount mortgage loans in loan group 2 as of that Due Date (after giving effect to prepayments received in the related Prepayment Period). The initial Notional Amount of the Class 2-A-X Certificates is approximately $4,876,718.

FORMS AND DENOMINATIONS OF OFFERED CERTIFICATES; DISTRIBUTIONS TO CERTIFICATES

     The Offered Certificates, other than the Class A-R Certificates, will be issued in book-entry form as described below. The Offered Certificates will be issued in the minimum dollar denominations described in the table below, except that one Certificate of each Class may be issued in a different denomination.

                                                     ORIGINAL
                 CLASS                           CERTIFICATE FORM          MINIMUM DENOMINATION      DENOMINATION
----------------------------------------    ------------------------   --------------------------  ------------------
Offered Certificates
(other than the Class 2-A-4
Certificates, Notional Amount
Certificates, and the Class A-R
Certificates)                                       Book-Entry                   $25,000                $1,000

Class 2-A-4 Certificates                            Book-Entry                    $1,000                $1,000

Notional Amount Certificates                        Book-Entry                   $100,000               $1,000

Class A-R Certificates                               Physical                      $100                  N/A

     Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in February 2004 (each, a "Distribution Date"), to the persons in whose names such Certificates are registered on the applicable Record Date. For this purpose, a "Business Day" is any day other than (i) a Saturday or Sunday, or
(ii) a day on which banking institutions in the City of New York, New York, the states of Maryland or Minnesota or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed. A "Record Date" with respect to each Class of Offered Certificates is the last Business Day of the month preceding the month of that Distribution Date.

     On each Distribution Date distributions on the Certificates will be made by check mailed to the address of the holder of the certificate (the "Certificateholder") entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Notional Certificates or the Class A-R Certificate or who holds Certificates with an aggregate initial Class Principal Balance of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See "--Book-Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

BOOK-ENTRY CERTIFICATES

     The Offered Certificates of each Class, other than the Class A-R Certificates, will be issued as "book-entry certificates." Persons acquiring beneficial ownership interests in the offered certificates will hold certificates through The Depository Trust Company ("DTC") or indirectly through organizations which are participants in that system. The book-entry certificates of each Class will be issued in one or more certificates which equal the aggregate Certificate Principal Balance or Notional Amount of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Except as described below, no person acquiring a book-entry certificate will be entitled to receive a physical certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise their rights indirectly through DTC and participants of DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificate will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant.

     Beneficial owners will receive all distributions of principal of and interest on the book-entry certificates from the Securities Administrator through DTC and the participants of DTC. While the book-entry certificates are outstanding, except under the circumstances described below, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among the DTC participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of, and interest on, the book-entry certificates. Participants and indirect participants of DTC with whom beneficial owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess certificates representing their respective interests in the book-entry certificates, the rules of DTC provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not participants of DTC may transfer ownership of book-entry certificates only through participants of DTC and indirect participants of DTC by instructing the participants and indirect participants to transfer book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants of DTC. Under the rules of DTC and in accordance with DTC's normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants of DTC will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

     For information with respect to tax documentation procedures relating to the certificates, see "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the prospectus.

     Transfers between participants of DTC will occur in accordance with DTC rules.

     In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the rules of DTC, as in effect from time to time.

     Distributions on the book-entry certificates will be made on each Distribution Date by the Securities Administrator to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates for the book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of those certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports relating to the trust will be provided to Cede & Co., as nominee of DTC. These reports may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the DTC participants to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the Pooling and Servicing Agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. DTC may take actions, at the direction of the related participants of DTC, with respect to some book-entry certificates which conflict with actions taken with respect to other book-entry certificates.

     Definitive Certificates will be issued to beneficial owners of the book-entry certificates, or their nominees, rather than to DTC, only if:

     (1) DTC or the Depositor advises the Trustee or Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the Depositor is unable to locate a qualified successor;

     (2) the Depositor elects to terminate this book-entry system through DTC;
or

     (3) beneficial owners having percentage interests aggregating not less than 51% of the book-entry certificates advise the Trustee or Securities Administrator and DTC through the financial intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC, or a successor to it, is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the book-entry certificates and instructions for re-registration, the Securities Administrator will issue Definitive Certificates. The Securities Administrator will then recognize the holders of the Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Servicers, the Securities Administrator or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or the transfer thereof.

PHYSICAL CERTIFICATES

     The Residual Certificates will be issued in fully-registered, certificated form. The Residual Certificates will be transferable and exchangeable on a certificate register to be maintained at the Corporate Trust Office of the Securities Administrator. Under the Pooling and Servicing Agreement, the Securities Administrator will be required to maintain, or cause to be maintained, a register of certificates. No service charge will be made for any registration of transfer or exchange of the Residual Certificates but payment of a sum sufficient to cover any tax or other governmental charge may be required by the Securities Administrator. The Residual Certificates will be subject to certain restrictions on transfer. See "Material Federal Income Tax Consequences--The Class A-R Certificates," and "ERISA Matters" below.

     Distributions of principal and interest, if any, on each Distribution Date on the Residual Certificates will be made to the persons in whose names such certificates are registered at the close of business on the Record Date. Distributions will be made by check or money order mailed to the person entitled to them at the address appearing in the certificate register or, to the extent permitted in the Pooling and Servicing Agreement, upon written request by the Certificateholder to the Securities Administrator, by wire transfer to a United States depository institution designated by such Certificateholder and acceptable to the Securities Administrator or by such other means of payment as such Certificateholder and the Securities Administrator may agree; provided, however, that the final distribution in retirement of the Residual Certificates will be made only upon presentation and surrender of such certificates at the office or agency of the Securities Administrator specified in the notice to the holders of the Residual Certificates of such final distribution.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's or Master Servicer's other assets (each, a "Custodial Account"). On or prior to the Closing Date, the Securities Administrator will establish an account (the "Distribution Account"), which will be maintained with the Securities Administrator in trust for the benefit of the Certificateholders. On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit all amounts on deposit in the related Custodial Account to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will withdraw the Available Funds related to each Loan Group to pay the Certificateholders.

     As further compensation, if permitted under the related underlying servicing agreement, funds credited to the Custodial Account established by a Servicer may be invested at the discretion of such Servicer for its own benefit in permitted investments.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this prospectus supplement, distributions on the Group 1 Certificates and the Group 2 Certificates will be made on each Distribution Date primarily from Available Funds of the related Loan Group for such Distribution Date and, as described below under "--Cross-Collateralization," from any Available Funds from the other Loan Group remaining after distributions to the Senior Certificates related to that other Loan Group. Distributions on the Subordinated Certificates will be based on any remaining Available Funds for both of the Loan Groups for such Distribution Date, in each case after giving effect to distributions on all Classes of Senior Certificates as described in the preceding sentence and payments in respect of Class A-P Deferred Amounts to the Class 1-A-P and Class 2-A-P Certificates. These distributions will be made in the following order of priority:

     o with respect to the Group 2 Certificates, to payment to Radian of the monthly premium for the Class 2-A-4 Policy;

     o to interest on each interest-bearing Class of Senior Certificates, pro rata, based on their respective interest distribution amounts;

     o to principal of the Classes of Senior Certificates relating to each Loan Group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates--Principal," in this prospectus supplement, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the Classes on the Distribution Date;

     o to any Class A-P Deferred Amounts with respect to the related Class of Class A-P Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the Subordinated Certificates; and

     o to interest on and then principal of each Class of Subordinated Certificates, in the order of their numerical Class designations, beginning with the Class B-1 Certificates, in each case subject to the limitations set forth under "Description of the Certificates--Interest" and "--Principal" in this prospectus supplement.

     "Available Funds" for a Loan Group for any Distribution Date will be equal to the sum of:

     o    all scheduled installments of interest (net of the related Expense
          Fees) and principal due on the Mortgage Loans in that Loan Group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in that Loan Group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the related Servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans in that Loan Group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans in that Loan Group;

     o all partial or full prepayments with respect to Mortgage Loans in that Loan Group received during the related Prepayment Period;

     o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan in that Loan Group repurchased by the Seller or the Master Servicer as of the Distribution Date; and

     o with respect to Loan Group 2 and the Class 2-A-4 Certificates only, any amounts withdrawn from the Reserve Fund and any payments made by Radian under the Class 2-A-4 Policy;

reduced by amounts in reimbursement for Monthly Advances and back-up Monthly Advances previously made and other amounts as to which the Servicers are entitled to reimbursement from the Custodial Accounts pursuant to the underlying servicing agreements, and as to which the Master Servicer, the Securities Administrator and the Trustee, as applicable, is entitled to be reimbursed from the Distribution Account or otherwise pursuant to the Pooling and Servicing Agreement.

INTEREST

     The Classes of Certificates will have the respective pass-through rates set forth on pages iii and iv hereof or described below.

     The pass-through rate for each Class of Subordinated Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the sum of:

     o 5.00% multiplied by the excess of the Loan Group 1 Principal Balance as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Principal Balances of the Group 1 Certificates immediately prior to that Distribution Date, and

     o 5.60% multiplied by the excess of the Loan Group 2 Principal Balance as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date) over the aggregate of the Class Principal Balances of the Group 2 Certificates immediately prior to that Distribution Date, divided by the aggregate of the Class Principal Balances of the Subordinated Certificates immediately prior to that Distribution Date. The pass-through rate for each Class of Subordinated Certificates for the first interest accrual period will be approximately 5.1695% per annum.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing Class of Certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest distribution amount" for any interest-bearing Class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Principal Balance or Notional Amount, as the case may be, immediately prior to the applicable Distribution Date and (b) the sum of the amounts, if any, by which the amount described or accreted in clause (a) above on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts). The Class 1-A-P and Class 2-A-P Certificates are principal only certificates and will not bear interest.

     With respect to each Distribution Date for all of the interest bearing certificates, the "interest accrual period" will be the calendar month preceding the month of the Distribution Date. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     The interest entitlement described above for each Class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by (a) the related Loan Group, with respect to the Senior Certificates (other than the related Class of Class A-P Certificates) and (b) both of the Loan Groups, with respect to the Subordinated Certificates. With respect to any Distribution Date and Loan Group, the "Net Interest Shortfall" is equal to

     o any net prepayment interest shortfalls for that Loan Group and Distribution Date, and

     o the amount of interest that would otherwise have been received with respect to any Mortgage Loan in that Loan Group that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinated Certificates for those types of losses.

     Net Interest Shortfalls for a Loan Group on any Distribution Date will be allocated pro rata among all interest-bearing Classes of the related Senior Certificates and the Classes of Subordinated Certificates on such Distribution Date, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive or accrete (or, in the case of the Subordinated Certificates, be deemed to be entitled to receive based on each subordinated Class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a Loan Group to the Subordinated Certificates on any Distribution Date, the amount of interest each Class of Subordinated Certificates would otherwise be deemed to be entitled to receive from Available Funds for that Loan Group on such Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that Class' pro rata share of the Assumed Balance for that Distribution Date and Loan Group. The "Assumed Balance" for a Distribution Date and Loan Group is equal to the Subordinated Percentage for that Distribution Date relating to that Loan Group of the aggregate of the applicable Non-A-P Percentage of the Stated Principal Balance of each Mortgage Loan in such Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments during the Prepayment Period related to that Due
Date). Notwithstanding the foregoing, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls for the related Loan Group will be allocated to the Classes of Subordinated Certificates based on the amount of interest each such Class of Subordinated Certificates would otherwise be entitled to receive on that Distribution Date.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers' Civil Relief Act. See "Certain Legal Aspects of the Mortgage Loans--Servicemembers' Civil Relief Act" in the prospectus. With respect to any Distribution Date, a net prepayment interest shortfall for a Loan Group is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans in that Loan Group during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date exceeds the aggregate amount payable on the Distribution Date by the Servicers and the Master Servicer as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this prospectus supplement. A prepayment interest shortfall is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month's interest at the related mortgage rate on the Stated Principal Balance of the Mortgage Loan. Each Class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the Class otherwise would have been entitled to receive or accrete on such Distribution Date.

     In order to provide protection to the holders of the Class 2-A-4 Certificates against the allocation thereto of net prepayment interest shortfalls and Relief Act Reductions a reserve fund (the "Reserve Fund"), will be established for the benefit of the Class 2-A-4 Certificates into which $10,000 will be deposited on the Closing Date. No additional amounts will be deposited into the Reserve Fund after the Closing Date. If any net prepayment interest shortfalls or Relief Act Reductions on the Group 2 Mortgage Loans are allocated to the Class 2-A-4 Certificates on any Distribution Date, the amount of such shortfall will be withdrawn from the Reserve Fund, to the extent funds are available, and will be distributed on such Distribution Date to the holders of the Class 2-A-4 Certificates. No assurance can be given that the amount on deposit in the Reserve Fund will be sufficient to cover net prepayment interest shortfalls or Relief Act Reductions on the Mortgage Loans in loan group 2 allocated to the Class 2-A-4 Certificates under all circumstances. The Class 2-A-4 Policy does not cover net prepayment interest shortfalls or Relief Act Reductions on the Group 2 Mortgage Loans allocated to the Class 2-A-4 Certificates. After the amount on deposit in the Reserve Fund is exhausted, the Class 2-A-4 Certificates will bear their proportionate share of the net prepayment interest shortfalls and Relief Act Reductions on the Group 2 Mortgage Loans. Any amounts remaining in the Reserve Fund on the Distribution Date on which the Class Principal Balance of the Class 2-A-4 Certificates has been reduced to zero will be distributed to Morgan Stanley & Co. Incorporated.

     The Class 1-A-6 Certificates are Accrual Certificates. Interest will accrue on the Class 1-A-6 Certificates during each interest accrual period at a per annum rate of 5.00%. However, this interest will not be distributed on this Class of Certificates, but will be added to the Class Principal Balance of the Class 1-A-6 Certificates on each Distribution Date until the Senior Credit Support Depletion Date.

     If on a particular Distribution Date, Available Funds for a Loan Group in the Distribution Account applied in the order described above under "--Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that Loan Group, interest will be distributed or accreted on each Class of Certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each Class of Certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the Mortgage Loans in a Loan Group will be allocated between the related Class of Class A-P Certificates, on the one hand, and the related Senior Certificates (other than the related Class of Class A-P Certificates and the related Notional Amount Certificates) and the Subordinated Certificates, on the other hand, in each case based on the applicable A-P Percentage and the applicable Non-A-P Percentage, respectively, of those amounts.

     The Non-A-P Percentage (the "Non-A-P Percentage") with respect to any Mortgage Loan in either Loan Group with a Net Mortgage Rate less than the percentage indicated below (each a "Discount Mortgage Loan") will be determined as follows:

     MORTGAGE LOAN             NET MORTGAGE RATE
     IN LOAN GROUP             FOR MORTGAGE LOAN           NON-A-P PERCENTAGE
  -------------------       ----------------------      ------------------------
           1                    Less than 5.00%            Net Mortgage Rate
                                                           divided by 5.00%
           2                    Less than 5.60%            Net Mortgage Rate
                                                           divided by 5.60%

     The Non-A-P Percentage with respect to any Mortgage Loan in either Loan Group with a Net Mortgage Rate equal to or greater than the percentage indicated below (each a "Non-Discount Mortgage Loan") will be 100%.

     NON-DISCOUNT MORTGAGE LOAN                      NET MORTGAGE RATE
           IN LOAN GROUP                             FOR MORTGAGE LOAN
   ------------------------------         -------------------------------------
                 1                            Greater than or equal to 5.00%
                 2                            Greater than or equal to 5.60%

     The A-P Percentage (the "A-P Percentage")with respect to any Discount Mortgage Loan in either Loan Group will be equal to the amount described below:

     DISCOUNT MORTGAGE LOAN                     A-P PERCENTAGE OF
         IN LOAN GROUP                       DISCOUNT MORTGAGE LOAN
   ---------------------------           ----------------------------------
               1                            (5.00%--Net Mortgage Rate)
                                                divided by 5.00%
               2                            (5.60%--Net Mortgage Rate)
                                                divided by 5.60%

     The A-P Percentage with respect to any Non-Discount Mortgage Loan in any Loan Group will be 0%.

     Non-A-P Formula Principal Amount. On each Distribution Date, the Non-A-P Formula Principal Amount for each Loan Group will be distributed as principal with respect to the related Classes of Senior Certificates (other than the related classes of Notional Amount Certificates and the related Class of Class A-P Certificates) in an amount up to the related Senior Principal Distribution Amount for such Loan Group and as principal of the Subordinated Certificates, as a portion of the Subordinated Principal Distribution Amount.

     The "Non-A-P Formula Principal Amount" for any Distribution Date and Loan Group will equal the sum of

     (i)  the sum of the applicable Non-A-P Percentage of

          (a) all monthly payments of principal due on each Mortgage Loan in that Loan Group on the related Due Date,

          (b) the principal portion of the purchase price of each Mortgage Loan in that Loan Group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of such Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that Loan Group received with respect to such Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date,

          (e) with respect to each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the Mortgage Loan, and

          (f) all partial and full principal prepayments by borrowers on the Mortgage Loans in that Loan Group received during the related Prepayment Period, and

     (ii) (A) any Subsequent Recoveries on the Mortgage Loans in that Loan Group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that Loan Group which incurred (1) an Excess Loss or (2) a Realized Loss after the Senior Credit Support Depletion Date, the Non-A-P Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     Class 1-A-6 Accrual Amount. On each Distribution Date, the amount of accrued interest on the Class 1-A-6 Certificates added to its Class Principal Balance (this is sometimes referred to as the "Class 1-A-6 Accrual Amount") will be distributed as principal to the Class 1-A-4, Class 1-A-5 and Class 1-A-6 Certificates pursuant to the priorities set forth under Rules (y)2. through
(y)12. under "--Senior Principal Distribution Amount--The Group 1 Senior Certificates" below.

     Senior Principal Distribution Amount. On each Distribution Date, each Non-A-P Formula Principal Amount, up to the amount of the related Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the following Classes of Senior Certificates, in the following order of priority:

     The Group 1 Senior Certificates

     o With respect to Loan Group 1, concurrently (x) 25.0930584530% to the Class 1-A-1 and Class 1-A-7 Certificates, pro rata, until their respective Class Principal Balances are reduced to zero, and (y) 74.9069415470% to the following Classes of Certificates in the following order of priority:

     1. concurrently, to the Planned Balance Certificates, in an amount up to the amount necessary to reduce their aggregate Class Principal Balance to their Aggregate Planned Balance set forth on Schedule 1 for that Distribution Date, as follows:

          (a) 16.9883789640%, sequentially to the Class 1-A-2 and Class 1-A-3 Certificates, in that order, until their respective Class Principal Balances are reduced to zero;

          (b) 10.5869608036%, sequentially to the Class 1-A-8 and Class 1-A-3 Certificates, in that order, until their respective Class Principal Balances are reduced to zero;

          (c) 49.2416781564% to the Class 1-A-9 Certificates, until its Class Principal Balance is reduced to zero; and

          (d) 23.1829820760% to the Class 1-A-10 Certificates, until its Class Principal Balance is reduced to zero;

     2. concurrently, 14.0% to the Class 1-A-4 Certificates and 86.0% to the Class 1-A-5 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Principal Balance to their Aggregate Targeted Balance set forth on Schedule 2 for that Distribution Date;

     3. concurrently, 22.8% to the Class 1-A-4 Certificates and 77.2% to the Class 1-A-5 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Principal Balance to their Aggregate Targeted Balance set forth on Schedule 3 for that Distribution Date;

     4. concurrently, 42.3% to the Class 1-A-4 Certificates and 57.7% to the Class 1-A-5 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Principal Balance to their Aggregate Targeted Balance set forth on Schedule 4 for that Distribution Date;

     5. concurrently, 50.2% to the Class 1-A-4 Certificates and 49.8% to the Class 1-A-5 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Principal Balance to their Aggregate Targeted Balance set forth on Schedule 5 for that Distribution Date;

     6. concurrently, 39.2% to the Class 1-A-4 Certificates and 60.8% to the Class 1-A-5 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Principal Balance to their Aggregate Targeted Balance set forth on Schedule 6 for that Distribution Date;

     7. concurrently, 34.8% to the Class 1-A-4 Certificates and 65.2% to the Class 1-A-5 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Principal Balance to their Aggregate Targeted Balance set forth on Schedule 7 for that Distribution Date;

     8. concurrently, 27.0% to the Class 1-A-4 Certificates and 73.0% to the Class 1-A-5 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Principal Balance to their Aggregate Targeted Balance set forth on Schedule 8 for that Distribution Date;

     9. concurrently, 20.0% to the Class 1-A-4 Certificates and 80.0% to the Class 1-A-5 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Principal Balance to their Aggregate Targeted Balance set forth on Schedule 9 for that Distribution Date;

     10. concurrently, 10.5% to the Class 1-A-4 Certificates and 89.5% to the Class 1-A-5 Certificates, without regard to their Aggregate Targeted Balance set forth on any schedule for that Distribution Date, until either the Class Principal Balance of the Class 1-A-4 or Class 1-A-5 Certificates is reduced to zero;

     11. sequentially, to the Class 1-A-4 and Class 1-A-5 Certificates, in that order, without regard to their Aggregate Targeted Balance set forth on any schedule for that Distribution Date, until their respective Class Principal Balances are reduced to zero;

     12. to the Class 1-A-6 Certificates, until its Class Principal Balance is reduced to zero; and

     13. concurrently, to the Planned Balance Certificates, without regard to their Aggregate Planned Balance set forth on Schedule 1 for that Distribution Date, as follows:

          (a) 16.9883789640%, sequentially to the Class 1-A-2 and Class 1-A-3 Certificates, in that order, until their respective Class Principal Balances are reduced to zero;

          (b) 10.5869608036%, sequentially to the Class 1-A-8 and Class 1-A-3 Certificates, in that order, until their respective Class Principal Balances are reduced to zero;

          (c) 49.2416781564% to the Class 1-A-9 Certificates, until its Class Principal Balance is reduced to zero; and

          (d) 23.1829820760% to the Class 1-A-10 Certificates, until its Class Principal Balance is reduced to zero.

     The Group 2 Senior Certificates

     o With respect to Loan Group 2, sequentially, to the following Classes of Certificates in the following order of priority:

     1. to the Class A-R Certificates, until its Class Principal Balance is reduced to zero;

     2. 90% of such amount, to the Class 2-A-5 Certificates, the Priority Amount, until its Class Principal Balance is reduced to zero;

     3. commencing with the Distribution Date in February 2007, an amount up to $6,300 on each Distribution Date to the Class 2-A-4 Certificates, until its Class Principal Balance is reduced to zero;

     4. sequentially, to the Class 2-A-1, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

     5. to the Class 2-A-5 Certificates, without regard to the Priority Amount, until its Class Principal Balance is reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-A-P Formula Principal Amount for each Loan Group will be distributed, concurrently, as principal to the Classes of Senior Certificates in that Senior Certificate Group (other than the Notional Amount Certificates and the related Class of Class A-P Certificates), pro rata, in accordance with their respective Class Principal Balances immediately before that Distribution Date.

GLOSSARY

     The capitalized terms used herein shall have the following meanings:

     The "Non-PO Pool Balance" for any Loan Group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all Mortgage Loans in the related Loan Group over (y) the sum of the A-P Percentage of the Stated Principal Balance of each Discount Mortgage Loan in that Loan Group.

     "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Senior Percentage, (B) the Scheduled Principal Distribution Amount, (C) the Shift Percentage and (D) the Priority Percentage and (ii) the product of (A) the Senior Prepayment Percentage, (B) the Unscheduled Principal Distribution Amount, (C) the Prepayment Shift Percentage and (D) the Priority Percentage.

     "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the sum of (x) $3,550,000, and (y) the Class Principal Balance of the Class 2-A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Principal Balance of the group 2 Senior Certificates (other than the Class 2-A-P Certificates) immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" for any Distribution Date and Loan Group will equal the Non-A-P Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-A-P Formula Principal Amount" for such Distribution Date and that Loan Group; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan in a Loan Group that is not a Liquidated Mortgage Loan, the Scheduled Principal Distribution Amount for that Loan Group will be reduced on the related Distribution Date by the applicable Non-A-P Percentage of the principal portion of such Bankruptcy Loss.

     "Unscheduled Principal Distribution Amount" for any Distribution Date and Loan Group will equal the sum of (i) with respect to each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the Non-A-P Percentage of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan and (ii) the applicable Non-A-P Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-A-P Formula Principal Amount for that Loan Group and Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-A-P Formula Principal Amount for that Loan Group for such Distribution Date.

     "Prepayment Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Prepayment Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; for any Distribution Date thereafter, 100%.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. For any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will equal 100%.

     "Due Date" means, with respect to a Mortgage Loan, the day of the calendar month on which scheduled payments are due on that Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means for any Mortgage Loan and Distribution Date, the calendar month preceding that Distribution Date.

     The "Senior Principal Distribution Amount" for any Distribution Date and Loan Group will equal the sum of

     o the related Senior Percentage of the applicable Non-A-P Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-A-P Formula Principal Amount" for that Loan Group and that Distribution Date,

     o for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          o the related Senior Percentage of the applicable Non-A-P Percentage of the Stated Principal Balance of the Mortgage Loan, and

          o    either

               o the related Senior Prepayment Percentage of the applicable Non-A-P Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan or

               o if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the related Senior Percentage of the applicable Non-A-P Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

     o the related Senior Prepayment Percentage of the applicable Non-A-P Percentage of amounts described in subclause (f) of clause (i) of the definition of "Non-A-P Formula Principal Amount" for the Distribution Date, and

     o the related Senior Prepayment Percentage for that Loan Group of any Subsequent Recoveries on any Mortgage Loans in that Loan Group described in clause (ii) of the definition of Non-A-P Formula Principal Amount for the Distribution Date,

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan in that Loan Group that is not a Liquidated Mortgage Loan, that Senior Principal Distribution Amount will be reduced on the related Distribution Date by the related Senior Percentage of the applicable Non-A-P Percentage of the principal portion of the Bankruptcy Loss; provided, further, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the Mortgage Loans in the mortgage pool, as opposed to the Mortgage Loans in the related Loan Group.

     "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and liquidation proceeds received with respect to that Mortgage Loan through the last day of the related Prepayment Period. The "Pool Principal Balance" equals the aggregate of the Stated Principal Balances of the Mortgage Loans. The "Loan Group Principal Balance" with respect to any Loan Group equals the aggregate of the Stated Principal Balances of the Mortgage Loans in that Loan Group.

     The "Senior Percentage" for any Senior Certificate Group and Distribution Date is the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates of such Senior Certificate Group (other than the related Class of Class A-P Certificates and the related Notional Amount Certificates) immediately before such Distribution Date and the denominator of which is the aggregate of the applicable Non-A-P Percentage of the Stated Principal Balance of each Mortgage Loan in the related Loan Group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments in the Prepayment Period related to that Due Date); provided, however, that on any

Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining Senior Certificate Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Principal Balances of each Class of Senior Certificates (other than the related Class of Class A-P Certificates and the Notional Amount Certificates) of such remaining Senior Certificate Group immediately prior to such date and the denominator of which is the aggregate of the Class Principal balances of all Classes of Certificates (other than the related Class of Class A-P Certificates and the Notional Amount Certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to a Senior Termination Date, the "Subordinated Percentage" for the portion of the Subordinated Certificates relating to a Loan Group will be calculated as the difference between 100% and the Senior Percentage of the Senior Certificate Group relating to that Loan Group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the Subordinated Certificates in the Mortgage Pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a Senior Certificate Group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates (other than the related Class of Class A-P Certificates and the Notional Amount Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the Pool Principal Balance evidenced by the Subordinated Certificates. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. The "Subordinated Prepayment Percentage" for a Loan Group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a Senior Certificate Group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage of a Senior Certificate Group exceeds the initial Senior Percentage of such Senior Certificate Group as of the Closing Date, in which case such Senior Prepayment Percentage for such Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for either Loan Group will occur unless both of the step down conditions listed below are satisfied with respect to each Loan Group:

     o the outstanding principal balance of all Mortgage Loans in a Loan Group delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the Trust Fund and Mortgage Loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such Loan Group of the aggregate of the applicable Non-A-P Percentage of the aggregate Stated Principal Balances of the Mortgage Loans in that Loan Group, or (b) if such date is after a Senior Termination Date, the aggregate Class Principal Balance of the Subordinated Certificates, does not equal or exceed 50% of the aggregate principal balance of the Subordinated Certificates on that Distribution Date, and

     o cumulative Realized Losses on the Mortgage Loans in each Loan Group do not exceed

          o commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such Distribution Date is on or prior to a Senior Termination Date, the Subordinated

               Percentage for that Loan Group of the aggregate of the applicable Non-A-P Percentage of the Stated Principal Balances of the Mortgage Loans in that Loan Group, in each case as of the Cut-off Date or (ii) if such Distribution Date is after a Senior Termination Date, the aggregate of the principal balances of the Subordinated Certificates as of the Closing Date (in either case the "original subordinate principal balance"),

          o commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          o commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          o commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

          o commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a Senior Certificate Group is the date on which the aggregate Class Principal Balance of the Senior Certificates of such Senior Certificate Group (other than the related Class of Class A-P Certificates) is reduced to zero.

     If on any Distribution Date the allocation to the Class or Classes of Senior Certificates (other than the related Class of Class A-P Certificates) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Principal Balance of the Class or Classes below zero, the distribution to the Class or Classes of Certificates of the related Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Balance(s) to zero.

CROSS-COLLATERALIZATION

     If on any Distribution Date the aggregate Class Principal Balance of the Senior Certificates of a Senior Certificate Group (other than the related Class of Class A-P Certificates), after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that Loan Group (any such group, the "Undercollateralized Group"), all amounts otherwise distributable as principal to the Subordinated Certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the Senior Certificates of the Undercollateralized Group (other than the related Class of Class A-P Certificates) until the aggregate Class Principal Balance of the Senior Certificates of the Undercollateralized Group equals the Non-PO Pool Balance for that Loan Group (such distribution, an "Undercollateralization Distribution"). If the Senior Certificates of a Senior Certificate Group (other than the related Class of Class A-P Certificates) constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other Loan Group remaining after all required amounts for that Distribution Date have been distributed to the Senior Certificates (other than the related Class of Class A-P Certificates) of that related Senior Certificate Group. Accordingly, the Subordinated Certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates--Principal--Senior Principal Distribution Amount" above and "--Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to both Loan Groups, to the extent of Available Funds therefor, the Non-A-P Formula Principal Amount for each Loan Group, up to the amount of the Subordinated Principal Distribution Amount for each Loan Group for the Distribution Date, will be distributed as principal of the Subordinated Certificates. Except as provided in the next paragraph, each Class of Subordinated Certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from both Loan Groups (based on its respective Class Principal Balance), in each case to the extent of the amount available from Available Funds from both Loan Groups for distribution of principal. Distributions of principal of the Subordinated Certificates will be made sequentially to the Classes of Subordinated Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until their respective Class Principal Balances are reduced to zero.

     With respect to each Class of Subordinated Certificates (other than the Class of Subordinated Certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of the Class and all Classes of Subordinated Certificates which have higher numerical Class designations than such Class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of partial principal prepayments and principal prepayments in full from either Loan Group will be made to any of those Classes (the "Restricted Classes") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining Classes of Subordinated Certificates, pro rata, based upon their respective Class Principal Balances, and distributed in the sequential order described above.

     The "Class Subordination Percentage" with respect to any Distribution Date and each Class of Subordinated Certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Principal Balance of the Class of Subordinated Certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Principal Balances of all Classes of Certificates immediately before the Distribution Date.

     The approximate Original Applicable Credit Support Percentages for the Subordinated Certificates on the date of issuance of the certificates are expected to be as follows:

Class B-1.....................................................    2.50%
Class B-2.....................................................    1.05%
Class B-3.....................................................    0.65%
Class B-4.....................................................    0.45%
Class B-5.....................................................    0.25%
Class B-6.....................................................    0.10%

     The "Subordinated Principal Distribution Amount" for either Loan Group and Distribution Date will equal

     o    the sum of

          o the Subordinated Percentage for that Loan Group of the applicable Non-A-P Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-A-P Formula Principal Amount for that Loan Group and that Distribution Date,

          o for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-A-P Percentage of the remaining liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-A-P Percentage of the Stated Principal Balance of the Mortgage Loan,

          o the related Subordinated Prepayment Percentage for that Loan Group of the applicable Non-A-P Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-A-P Formula Principal Amount for the Distribution Date, and

          o the related Subordinated Prepayment Percentage for that Loan Group of any Subsequent Recoveries on any Mortgage Loans in that Loan Group described in clause (ii) of the definition of Non-A-P Formula Principal Amount for that Loan Group and Distribution Date,

     o reduced by the amount of any payments in respect of related Class A-P Deferred Amounts payable to the Class 1-A-P and Class 2-A-P Certificates on the related Distribution Date.

     On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by Loan Group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the Subordinated Certificates for such Distribution Date with respect to all of the Mortgage Loans in the Mortgage Pool as opposed to the Mortgage Loans in the related Loan Group.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the Trust Fund shall exist, whether or not they are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive any Available Funds for any Loan Group remaining after payment of the monthly premium for the Class 2-A-4 Policy, interest on and principal of the Senior Certificates and Class A-P Deferred Amounts on the Class 1-A-P and Class 2-A-P Certificates and interest on and principal of the Subordinated Certificates, as described above and after the final distribution has been made with respect to all of the certificates and reimbursement to Radian for draws made on the Class 2-A-4 Policy. It is not anticipated that there will be any significant amounts remaining for that distribution.

     Class 1-A-P and Class 2-A-P Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class 1-A-P and Class 2-A-P Certificates will be made in an amount equal to the lesser of (x) the A-P Formula Principal Amount for that Distribution Date and for the related Loan Group and (y) the product of

     o Available Funds for that Loan Group remaining after distribution and accretion of interest on the Senior Certificates in the related Senior Certificate Group and, in the case of Loan Group 2, payment of the premium for the Class 2-A-4 Policy, and

     o a fraction, the numerator of which is the related A-P Formula Principal Amount and the denominator of which is the sum of that A-P Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class A-P Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the related Senior Certificates (other than the related Class of Class A-P Certificates) will be in an amount equal to the product of Available Funds for that Loan Group remaining after distribution and accretion of interest on the related Senior Certificates, plus in the case of Loan Group 2, payment of the premium for the Class 2-A-4 Policy and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related A-P Formula Principal Amount.

     The "A-P Formula Principal Amount" for any Distribution Date and Loan Group will equal the sum of

     o    the sum of the applicable A-P Percentage of

          o all monthly payments of principal due on each Mortgage Loan in that Loan Group on the related Due Date,

          o the principal portion of the purchase price of each Mortgage Loan in that Loan Group that was repurchased by the Seller pursuant to the Pooling and Servicing Agreement or the related Originator pursuant to the related underlying mortgage loan purchase agreement as of the Distribution Date,

          o the Substitution Adjustment Amount in connection with any deleted Mortgage Loan in that Loan Group received for the Distribution Date,

          o any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          o for each Mortgage Loan in that Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of liquidation proceeds allocable to principal received on the Mortgage Loan, and

          o all partial and full principal prepayments by borrowers on the Mortgage Loans in that Loan Group received during the related Prepayment Period, and

     o with respect to Subsequent Recoveries attributable to a Discount Mortgage Loan in that Loan Group which incurred (1) an Excess Loss or
          (2) a Realized Loss on any Mortgage Loan after the Senior Credit Support Depletion Date, the A-P Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

     For any Distribution Date, the A-P Formula Principal Amount related to Loan Group 1 will be distributed to the Class 1-A-P Certificates on that Distribution Date. For any Distribution Date, the A-P Formula Principal Amount related to Loan Group 2 will be distributed to the Class 2-A-P Certificates on that Distribution Date.

DISTRIBUTIONS IN REDUCTION OF THE CLASS 2-A-4 CERTIFICATES

     General. As to distributions of principal among Class 2-A-4 Certificateholders, Class 2-A-4 Deceased Holders (as defined below) will be entitled to first priority, and beneficial owners other than Class 2-A-4 Deceased Holders ("Class 2-A-4 Living Holders") will be entitled to a second priority. Beneficial owners of the Class 2-A-4 Certificates have the right to request that distributions of principal be made with respect to their Class 2-A-4 Certificates on each Distribution Date on which distributions of principal are made with respect to the Class 2-A-4 Certificates. All such requested distributions are subject to the priorities described below under "--Priority of Requested Distributions" and are further subject to the limitations that they be made (a) only in lots equal to $1,000 of initial principal balance (each, an "Individual Class 2-A-4 Certificate") and (b) only to the extent that the portion of the principal distributed in respect of the Certificates allocated to the Class 2-A-4 Certificates on the applicable Distribution Date (plus any amounts available from the Class 2-A-4 Rounding Account (as defined below)) provides sufficient funds for such requested distributions. To the extent that amounts available for distributions of principal on the Class 2-A-4 Certificates on any Distribution Date exceed the aggregate requests by Class 2-A-4 Deceased Holders and Class 2-A-4 Living Holders for principal distributions applicable to such Distribution Date, such excess amounts will be distributed to the beneficial owners of Class 2-A-4 Certificates by random lot, as described below under "--Mandatory Distributions of Principal on Class 2-A-4 Certificates."

     On each Distribution Date on which amounts are available for distributions of principal on the Class 2-A-4 Certificates, the aggregate amount allocable to such distributions will be rounded, as necessary, to an amount equal to an integral multiple of $1,000, except as provided below, in accordance with the priorities and limitations set forth in this section. Such rounding will be accomplished on the first Distribution Date on which distributions of principal on the Class 2-A-4 Certificates are made by withdrawing, from a non-interest bearing account (the "Class 2-A-4 Rounding Account") to be established on the closing date with a $999.99 deposit by Morgan Stanley & Co. Incorporated, as underwriter, the amount of funds, if any, needed to round the amount otherwise available for such distribution upward to the next higher integral multiple of $1,000. On each succeeding Distribution Date on which distributions of principal on the Class 2-A-4 Certificates are to be made, the aggregate amount allocable to the Class 2-A-4 Certificates will be applied first to repay any funds withdrawn from the Class 2-A-4 Rounding Account for the Class 2-A-4 Certificates on the prior Distribution Date, and then the remainder of such allocable amount, if any, will be similarly rounded upward through another withdrawal from the Class 2-A-4 Rounding Account and distributed as principal on the Class 2-A-4 Certificates. This process will continue on succeeding Distribution Dates until the outstanding principal balance of the Class 2-A-4 Certificates has been reduced to zero. Thus, the aggregate distribution made in reduction of the principal balance of the Class 2-A-4 Certificates on each Distribution Date may be slightly more or less than would be the case in the absence of such rounding procedures, but such difference will be no more than $999.99 on such Distribution Date. Under no circumstances will the sum of all distributions of principal on the Class 2-A-4 Certificates through any Distribution Date be less than the sum that would have resulted in the absence of such rounding procedures.

     There is no assurance that a beneficial owner of a Class 2-A-4 Certificate who has submitted a request for a distribution will receive that distribution at any particular time after that distribution is requested, since there can be no assurance that funds will be available for making requested distributions on any particular Distribution Date, or, even if funds are available for making such distributions, that requested distributions with respect to the Class 2-A-4 Certificates owned by any particular beneficial owner will be made. Also, due to the procedure for mandatory distributions described below, there can be no assurance that on any Distribution Date on which the funds available for distribution of principal on the Class 2-A-4 Certificates exceed the aggregate amount of distributions requested by beneficial owners of the Class 2-A-4 Certificates, any particular beneficial owner will receive a principal distribution from such excess funds. Thus, the timing of distributions of principal with respect to any particular Class 2-A-4 Certificate is highly uncertain, and such distributions may be made earlier or later than the date that may be desired by a beneficial owner of a Class 2-A-4 Certificate.

     Notwithstanding any provisions herein to the contrary, on each Distribution Date on and after the Senior Credit Support Depletion Date, distributions of principal on the Class 2-A-4 Certificates will be made pro rata among the holders of the Class 2-A-4 Certificates and will not be made in integral multiples of $1,000 or pursuant to requested distributions or mandatory distributions by random lot.

     Priority of Requested Distributions. Subject to the limitations described herein, including the order of the receipt of the request for distributions as described below under "--Procedure for Requested Distributions," beneficial owners of the Class 2-A-4 Certificates have the right to request that distributions of principal on the Class 2-A-4 Certificates be made. On each Distribution Date on which distributions of principal on the Class 2-A-4 Certificates are made, such distributions will be made in the following order of priority: (a) any request by a Class 2-A-4 Deceased Holder, in an amount up to but not exceeding an aggregate principal amount of $100,000 per request, and (b) any request by a Class 2-A-4 Living Holder, in an amount up to but not exceeding an aggregate principal amount of $10,000 per request. Thereafter, distributions will be made as provided in clause (a) and (b) above up to a second $100,000 and $10,000, respectively. This sequence of priorities will be repeated for each request for principal distributions made by the beneficial owners of the Class 2-A-4 Certificates until all such requests have been honored.

     Procedure for Requested Distributions. A beneficial owner may request that distributions of principal on that beneficial owner's Class 2-A-4 Certificates be made on a Distribution Date by delivering a written request therefor to the participant or indirect participant that maintains that beneficial owner's account in the Class 2-A-4 Certificates so that the request for such distribution is received by the Securities Administrator on or before the Record Date for such Distribution Date. In the case of a request on behalf of a Class 2-A-4 Deceased Holder, a certified copy of the death certificate and any additional appropriate evidence of death and any tax waivers are required to be forwarded to the Securities Administrator under separate cover. Furthermore, distribution requests of Class 2-A-4 Deceased Holders that are incomplete may not be honored by the Securities Administrator and, if not honored, will lose their priority and must be re-requested. The participant should in turn make the request of the depository (or, in the case of an indirect participant, such firm must notify the related participant of such request, which participant should make the request of the depository) on a form required by the depository and provided to the participant.

     Upon receipt of such request, the depository will date and time stamp such request and forward such request to the Securities Administrator. The depository may establish procedures that it deems fair and equitable to establish the order of receipt of requests for such distributions received by it on the same day. None of the Depositor, the Securities Administrator or the Trustee will be liable for any delay by the depository, any participant or any indirect participant in the delivery of requests for distributions to the Securities Administrator. Requests for distributions in reduction of principal balance forwarded to the Securities Administrator from the depository after the Record Date for such Distribution Date and requests for distributions received in a timely manner but not accepted with respect to a given Distribution Date, will be treated as requests for distributions on the next succeeding Distribution Date and each succeeding Distribution Date thereafter until each request is accepted or is withdrawn as described below. Each request for distributions of principal on a Class 2-A-4 Certificate submitted by a beneficial owner of a Class 2-A-4 Certificate will be held by the Securities Administrator until such request has been accepted or has been withdrawn in writing. Each Individual Class 2-A-4 Certificate covered by such request will continue to bear interest at the related pass-through rate through the Record Date for such Distribution Date.

     With respect to Class 2-A-4 Certificates as to which beneficial owners have requested distributions on a particular Distribution Date on which distributions of principal on the Class 2-A-4 Certificates are being made, the Securities Administrator will notify the depository and its participants prior to such Distribution Date whether, and the extent to which, such Class 2-A-4 Certificates have been accepted for distributions. Participants and indirect participants holding Class 2-A-4 Certificates are required to forward such notices to the beneficial owners of such Certificates. Individual Class 2-A-4 Certificates that have been accepted for a distribution will be due and payable on the applicable Distribution Date and will cease to bear interest after the Record Date for such Distribution Date.

     Any beneficial owner of a Class 2-A-4 Certificate that has requested a distribution may withdraw such request by so notifying in writing the participant or indirect participant that maintains such beneficial owner's account. The participant should forward the withdrawal, on a form required by the depository, to the Securities Administrator. In the event that such account is maintained by an indirect participant, such indirect participant must notify the related participant, which in turn must forward the withdrawal of such request on such form to the Securities Administrator. If such notice of withdrawal of a request for distribution has not been received by the Securities Administrator on or before the Record Date for such Distribution Date, the previously made request for distribution will be irrevocable with respect to the making of distributions of principal on the Class 2-A-4 Certificates on the applicable Distribution Date.

     For purposes of the foregoing discussion, an indirect participant is a broker, dealer, bank, financial institution or other person that clears securities transactions through or maintains a custodial relationship with a participant either directly or indirectly and a participant is a broker, dealer, bank, financial institution or other person that is a participating organization of the depository.

     Mandatory Distributions of Principal on Class 2-A-4 Certificates. To the extent, if any, that distributions of principal on the Class 2-A-4 Certificates on a Distribution Date exceed the outstanding principal balance of the Individual Class 2-A-4 Certificates with respect to which distribution requests have been received by the applicable date, additional Class 2-A-4 Certificates in lots equal to Individual Class 2-A-4 Certificates will be selected to receive principal distributions in accordance with the then-applicable established random lot procedures of the depository, and the then-applicable established procedures of the participants and indirect participants, which may or may not be by random lot. Investors may ask such participants or indirect participants which allocation procedures they use. Participants and indirect participants holding Class 2-A-4 Certificates selected for mandatory distributions of principal are required to provide notice of such mandatory distributions to the affected beneficial owners.

     Payments to Requesting Beneficial Owners. On any Distribution Date on which principal distributions are made on the Class 2-A-4 Certificates, priority of payment on the Class 2-A-4 Certificates will be given to beneficial owners for whom Class 2-A-4 Certificate principal payment requests are in effect. The depository will honor requests in the following order of priority:

          First, the depository will honor requests submitted on behalf of Class 2-A-4 Deceased Holders in the order of their receipt by the depository, until such requests have been honored in an amount up to $100,000 for such requesting Class 2-A-4 Deceased Holder; and

          Second, the depository will honor requests submitted on behalf of Class 2-A-4 Living Holders in the order of priority established by the depository, until such requests have been honored in an amount up to $10,000 for each requesting Class 2-A-4 Living Holder.

     Thereafter, the depository will honor requests submitted on behalf of each Class 2-A-4 Deceased Holder as provided in step First up to a second $100,000 and requests submitted on behalf of each Class 2-A-4 Living Holder as provided in step Second up to a second $10,000. This sequence of priorities will be repeated until all Class 2-A-4 Certificate principal payment requests have been honored to the extent of amounts available in reduction of the Class 2-A-4 Certificates.

     If the amount of principal available for payment on the Class 2-A-4 Certificates on a given Distribution Date is insufficient to honor all requests, such requests will be honored on succeeding Distribution Dates as principal becomes available. In the case of requests on behalf of Class 2-A-4 Living Holders, the depository will establish a new order of priority for each Distribution Date. This order will apply both to previously unsatisfied payment requests and to newly submitted requests. A Class 2-A-4 Certificate principal payment request submitted on behalf of a Class 2-A-4 Living Holder who later dies will become entitled to the priority of a newly submitted request on behalf of a Class 2-A-4 Deceased Holder. Such priority will be effective for each subsequent Distribution Date if the depository has received a certified copy of the death certificate for such Class 2-A-4 Deceased Holder and any additional appropriate evidence of death and any requested tax waivers by the last business day of the preceding calendar month immediately preceding such Distribution Date.

     Payments to Non-Requesting Beneficial Owners. If the amount of principal available for payments on the Class 2-A-4 Certificates on a given Distribution Date exceeds the amount needed to honor all Class 2-A-4 Certificate principal payment requests, the depository will determine which Class 2-A-4 Certificates will be paid, using its established random lot procedures. Each participant receiving such payments, and each indirect participant in the chain to the beneficial owners, will remit payments to their customers according to their own procedures, which may or may not be by random lot. A participant or indirect participant could decide to allot Class 2-A-4 Certificate principal payments to certain customers (which could include such participant or indirect participant) without allotting payments to others. Investors should ask their brokers or other intermediaries what allocation procedures they use.

     Definition of "Class 2-A-4 Deceased Holder." A "Class 2-A-4 Deceased Holder" is a beneficial owner of a Class 2-A-4 Certificate who was living at the time such interest was acquired and whose executor or other authorized representative causes to be furnished to the Securities Administrator a certified copy of the death certificate for such Class 2-A-4 Deceased Holder and any additional evidence of death satisfactory to the Securities Administrator and any tax waivers requested by the Securities Administrator. Class 2-A-4 Certificates beneficially owned by tenants by the entirety, joint tenants or tenants in common will be considered to be beneficially owned by a single owner. The death of a tenant by the entirety, joint tenant or tenant in common will be deemed to be the death of the beneficial owner, and the Class 2-A-4 Certificates so beneficially owned will be eligible for priority with respect to distributions of principal, subject to the limitations stated above. Class 2-A-4 Certificates beneficially owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the extent of such beneficiary's beneficial interest therein, but in no event will a trust's beneficiaries collectively be deemed to be beneficial owners of a number of Individual Class 2-A-4 Certificates greater than the number of Individual Class 2-A-4 Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a beneficial owner of the Class 2-A-4 Certificates beneficially owned by the trust to the extent of such beneficiary's beneficial interest in such trust. The death of an individual who was a tenant by the entirety, joint tenant or tenant in common in a tenancy that is the beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interest in a Class 2-A-4 Certificate will be deemed to be the death of the beneficial owner of such Class 2-A-4 Certificates regardless of the registration of ownership, if such beneficial ownership interest can be established to the satisfaction of the Securities

Administrator; expenses incurred by the Securities Administrator in an effort to determine the beneficial ownership interest, including without limitation, attorney's fees, shall be paid by the beneficial owner. Such beneficial interest will be deemed to exist in typical cases of street name or nominee ownership, ownership by a trustee, ownership under the Uniform Gifts to Minors Act and community property or other joint ownership arrangements between a husband and wife. Beneficial interest shall include the power to sell, transfer or otherwise dispose of a Class 2-A-4 Certificate and the right to receive the proceeds therefrom, as well as interest and distributions in reduction of the Class Principal Balance payable with respect thereto. As used in this prospectus supplement, a request for a distribution of principal of a Class 2-A-4 Certificate by a Class 2-A-4 Deceased Holder shall mean a request by the personal representative, surviving tenant by the entirety, surviving joint tenant or surviving tenant in common of the Class 2-A-4 Deceased Holder.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable A-P Percentage of any Realized Loss, including any Excess Loss, on a Discount Mortgage Loan in a Loan Group will be allocated to the related Class of Class A-P Certificates until the Class Principal Balance thereof is reduced to zero. The amount of any Realized Loss, other than an Excess Loss, allocated on or before the Senior Credit Support Depletion Date will be treated as a "Class A-P Deferred Amount." To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of both of the Loan Groups for the Subordinated Principal Distribution Amount, Class A-P Deferred Amounts will be paid on the related Class of Class A-P Certificates before distributions of principal of the Subordinated Certificates. Any distribution of Available Funds in a Loan Group in respect of unpaid Class A-P Deferred Amounts will not further reduce the Class Principal Balance of the related Class of Class A-P Certificates. The Class A-P Deferred Amounts will not bear interest. The Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of any payments in respect of Class A-P Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class A-P Deferred Amounts will be created.

     The "Senior Credit Support Depletion Date" is the date on which the Class Principal Balance of each Class of Subordinated Certificates has been reduced to zero.

     On each Distribution Date, the applicable Non-A-P Percentage of any Realized Loss on the Mortgage Loans in a Loan Group, other than any Excess Loss, will be allocated first to the Subordinated Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation), in each case until the Class Principal Balance of the respective Class of Certificates has been reduced to zero, and then to the Senior Certificates of the related Senior Certificate Group (other than the related Class of Class A-P Certificates and the Notional Amount Certificates) pro rata, based upon their respective Class Principal Balances or in the case of the Accrual Certificates, on the basis of the lesser of its Class Principal Balances on that date and its Class Principal Balances on the closing date, except that the applicable Non-A-P Percentage of any Realized Losses on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 and Class 1-A-10 Certificates will instead be allocated to the Class 1-A-7 Certificates, until its Class Principal Balance is reduced to zero.

     On each Distribution Date, the applicable Non-A-P Percentage of Excess Losses on the Mortgage Loans in a Loan Group will be allocated pro rata among the Classes of Senior Certificates of the related Senior Certificate Group (other than the related Class of Class A-P Certificates and the Notional Amount Certificates) and the Subordinated Certificates as follows: (i) in the case of the Senior Certificates, the Senior Percentage of the Non-A-P Percentage of such Excess Loss will be allocated among the Classes of Senior Certificates (other than the related Class of Class A-P Certificates and the Notional Amount Certificates) in the related certificate group pro rata based on their Class Principal Balances immediately prior to such Distribution Date, or in the case of the Accrual Certificates, on the basis of the lesser of its Class Principal Balance on that date and its Class Principal Balance on the Closing Date and
(ii) in the case of the Subordinated Certificates the Subordinated Percentage of the Non-A-P Percentage of such Excess Loss will be allocated among the Classes of Subordinated Certificates pro rata based on each Class' share of the Assumed Balance for the related Loan Group. Each Class of Subordinated Certificates' share of the Assumed Balance for a Loan Group will be based on the Class Principal balance of each Class of Subordinated Certificates; provided, however, on any Distribution Date after a Senior Termination Date, such

Excess Losses on the Mortgage Loans in the related Loan Group will be allocated to the Subordinated Certificates based upon their respective Class Principal Balances; provided further, however, on any Distribution Date on and after the Senior Credit Support Depletion Date, the Non-A-P Percentage of any Excess Loss will be allocated pro rata among the Classes of Senior Certificates (other than the related Class of Class A-P Certificates and the Notional Amount Certificates), based on their respective Class Principal Balances immediately prior to such Distribution Date.

     Unlike Realized Losses, the Non-A-P Percentage of any Excess Losses on the Group 1 Mortgage Loans will be allocated proportionately among all related Classes of Certificates, including the Class 1-A-1 and Class 1-A-10 Certificates, without any reallocation of those Excess Losses to the Class 1-A-7 Certificates.

     Any Realized Loss, including an Excess Loss, on the Group 2 Mortgage Loans allocable to the Class 2-A-4 Certificates will be covered by the Class 2-A-4 Policy. See "Credit Enhancement--the Class 2-A-4 Policy" in this prospectus supplement.

     Because principal distributions are paid to some Classes of Certificates (other than the related Class of Class A-P Certificates and the Notional Amount Certificates) before other Classes of Certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of Classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. "Excess Losses" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount. "Bankruptcy Losses" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "Special Hazard Losses" are Realized Losses in respect of Special Hazard Mortgage Loans. "Fraud Losses" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation. See "Description of Credit Support--Subordinated Certificates" in this prospectus supplement and "Description of Credit Support--Subordinate Certificates" in the prospectus.

     A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "Special Hazard Mortgage Loan" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Description of the Agreements--Hazardous Insurance Policy." See "Description of Credit Support--Subordinated Certificates" in this prospectus supplement and "Description of Credit Support--Subordinate Certificates" in the prospectus.

SUBSEQUENT RECOVERIES

     The Pooling and Servicing Agreement will provide that Class Principal Balances that have been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. If a final liquidation of a Mortgage Loan resulted in a Realized Loss and thereafter the related Servicer receives a recovery specifically related to that Mortgage Loan, such recovery (net of any reimbursable expenses) shall be distributed to the Certificateholders in the same manner as prepayments received in the prior calendar month, to the extent that the related Realized Loss was allocated to any Class of Certificates. In addition, the Class Principal Balance of each Class of Certificates to which Realized Losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such Subsequent Recoveries are distributed as principal to any Class of Certificates. However, the Class Principal Balance of each such Class of Certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the Class Principal Balance of each such Class of Certificates. Holders of certificates whose Class Principal Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the Class Principal Balance of a Class of Certificates was previously reduced to zero. Accordingly, each Class of Certificates will be considered to remain outstanding until the termination of the related trust.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

     An increase in a Certificate Balance caused by a Subsequent Recovery should be treated by the Certificateholder as ordinary (or capital) income to the extent that the Certificateholder claimed an ordinary (or capital) deduction for any decrease in the Certificate Balance caused by Realized Losses. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the Rating Agencies a statement (based on information received from the Master Servicer and each Servicer) generally setting forth, among other things:

     o the amount of the distributions, separately identified, with respect to each Class of Certificates;

     o the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included in that amount;

     o the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

     o the amount of any unpaid Interest Shortfall with respect to each Class of Certificates;

     o the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

     o the Pool Principal Balance, the aggregate Stated Principal Balance of the Mortgage Loans in each Loan Group at the end of the related Prepayment Period, and the applicable Net WAC of the Mortgage Loans in each Loan Group at the beginning of the related Due Period;

     o the Senior Percentage and the Subordinated Percentage for each Loan Group for the following Distribution Date;

     o the Senior Prepayment Percentage and Subordinate Prepayment Percentage for each Loan Group for the following Distribution Date;

     o in the aggregate and with respect to each Loan Group, the amount of the Master Servicer Fee and the Servicing Fee paid to or retained by the Master Servicer and by each Servicer, respectively;

     o in the aggregate and with respect to each Loan Group, the amount of Monthly Advances for the related Due Period;

     o in the aggregate and with respect to each Loan Group, the number and aggregate principal balance of the Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

     o in the aggregate and with respect to each Loan Group, the total number and principal balance of any REO properties as of the close of business on the last day of the preceding Due Period;

     o in the aggregate and with respect to each Loan Group, the amount of Realized Losses incurred during the preceding calendar month;

     o in the aggregate and with respect to each Loan Group, the cumulative amount of Realized Losses incurred since the Closing Date;

     o the Class Principal Balance or Notional Amount of each Class of Certificates after giving effect to the distribution of principal on the Distribution Date;

     o the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

     o    the amount of any draws made on the Class 2-A-4 Policy; and

     o    the amount on deposit in the Class 2-A-4 Reserve Fund.

     The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website. The Securities Administrator's website will be located at www.ctslink.com, and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the Securities Administrator at the following address: Wells Fargo Bank Minnesota, National Association, P.O. Box 98, Columbia, Maryland 21046 (or for overnight deliveries at 9062 Old Annapolis Road, Columbia, Maryland 21045). The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

LAST SCHEDULED DISTRIBUTION DATE

     The "Last Scheduled Distribution Date" for the Offered Certificates is the Distribution Date in November 2033, which is the Distribution Date in the month following the scheduled maturity date for the latest maturing Mortgage Loan. The actual final Distribution Date of any Class of Certificates may be earlier or later, and could be substantially earlier, than such class' Last Scheduled Distribution Date.

STRUCTURING ASSUMPTIONS

     Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions, which combined are the "structuring assumptions":

     o loan group 1 consists of 2 mortgage loans with the following characteristics:

                                                                              ORIGINAL TERM     REMAINING TERM
                                                                NET            TO MATURITY       TO MATURITY
        PRINCIPAL BALANCE             MORTGAGE RATE        MORTGAGE RATE       (IN MONTHS)       (IN MONTHS)
    -------------------------      ------------------   ------------------   ---------------- -------------------
            $64,157,590.92            5.1088084377%        4.8090028409%           180               171
           $138,946,984.75            5.5727976023%        5.2787637476%           179               170

     o loan group 2 consists of 2 mortgage loans with the following characteristics:

                                                                              ORIGINAL TERM     REMAINING TERM
                                                                NET            TO MATURITY       TO MATURITY
        PRINCIPAL BALANCE             MORTGAGE RATE        MORTGAGE RATE       (IN MONTHS)       (IN MONTHS)
    -------------------------      ------------------   ------------------   ---------------- -------------------
            $17,182,103.74            5.5910280747%        5.2803582173%           359               354
            $62,751,292.65            6.4484774266%        6.0274326317%           358               351

     o the Mortgage Loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the Mortgage Loans are experienced,

     o scheduled payments on the Mortgage Loans in each Loan Group are received on the first day of each month commencing in the calendar month following the Closing Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the applicable Expense Fee Rate,

     o prepayments are allocated as described in this prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date,

     o the scheduled monthly payment for each Mortgage Loan has been calculated such that each Mortgage Loan will amortize in amounts sufficient to repay the current balance of the Mortgage Loan by its respective remaining term to maturity,

     o the initial Class Principal Balance or Notional Amount as applicable, of each class of certificates is as set forth on the cover page hereof or as described under "Description of the Certificates--General" in this prospectus supplement,

     o interest accrues on each interest bearing Class of Certificates at the applicable interest rate set forth in this prospectus supplement,

     o distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Closing Date,

     o    the Closing Date of the sale of the Certificates is January 30, 2004,

     o neither the Seller nor any Originator is required to repurchase or substitute for any Mortgage Loan,

     o the Aggregate Planned Balance of the Planned Balance Certificates and the Aggregate Targeted Balance of the Targeted Balance Certificates are as set forth in the Principal Balance Schedules,

     o the Master Servicer does not exercise the option to repurchase the Mortgage Loans described under "--Optional Termination of the Trust Fund," and

     o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of any prepayment of any pool of mortgage loans, including the Mortgage Loans. With respect to Loan Group 1, the prepayment assumption (the "Prepayment Assumption") is the Standard Prepayment Assumption ("PSA"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. PSA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% PSA assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18% per annum in month 30 and remaining constant at 18% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. With respect to Loan Group 2, a 100% Prepayment Assumption assumes a Constant Prepayment Rate ("CPR") of 6.0% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.2727272727% (precisely (14/11)%) per annum in the second through eleventh months. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a 100% Prepayment Assumption assumes a CPR of 20.0% per annum each month. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the related Prepayment Assumption rate or at any other constant rate.

     The prepayment scenario (the "Prepayment Scenario") used with respect to the Subordinated Certificates assumes that the Mortgage Loans in each Loan Group prepay at the following percentages of the related Prepayment Assumption:

                                                      PERCENT OF RELATED PREPAYMENT ASSUMPTION
                                           -------------------------------------------------------------
                PREPAYMENT SCENARIO           I            II           III          IV            V
         -------------------------------   ---------    --------     ---------    --------      --------
           Loan Group 1.................      0%           150%         300%         400%         500%
           Loan Group 2.................      0%           50%          100%         150%         200%

     While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the related Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Mortgage Loans which will be delivered to the Trustee and characteristics of the mortgage loans used in preparing the tables.

OPTIONAL TERMINATION OF THE TRUST FUND

     On any Distribution Date on or after the first Distribution Date on which the aggregate outstanding Stated Principal Balance of the Mortgage Loans and any REO Property owned by the Trust as of the related Due Date is equal to or less than 1% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans and any REO Properties and apply the proceeds to redeem the Certificates at a price equal to 100% of the then aggregate outstanding Class Principal Balance of the Certificates, plus accrued interest thereon through the end of the Interest Accrual Period immediately preceding the related Distribution Date. Upon such redemption of the Certificates, any funds or property remaining in the Trust Fund will be liquidated and the Trust Fund will terminate.

THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

     Deutsche Bank National Trust Company will be the Trustee under the Pooling and Servicing Agreement. The Depositor, the Seller and the Master Servicer may maintain other banking relationships in the ordinary course of business with Deutsche Bank National Trust Company. Correspondence may be directed to the Trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - MS0401.

     Wells Fargo, for so long as it is Master Servicer, will, in its role as Securities Administrator, perform certain administrative duties with respect to the Certificates, on behalf of the Trustee including acting as authentication agent, calculation agent, paying agent, and the party responsible for preparing distribution statements and tax information for Certificateholders and preparing tax and SEC filings for the Trust Fund. Offered Certificates may be surrendered at the Corporate Trust Office of the Securities Administrator or at any other address the Securities Administrator designates from time to time. The Securities Administrator's "Corporate Trust Office" for purposes of transfer, presentment and surrender of the Certificates for final payment thereon is Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attn: Morgan Stanley Mortgage Loan Trust 2004-1. The location of the Securities Administrator's Corporate Trust Office will not change following Wells Fargo's merger. The Securities Administrator will be entitled to reimbursement from the Trust Fund for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

VOTING RIGHTS

     Voting rights will be allocated among the classes of Certificates in proportion to their respective Class Principal Balances or Notional Amounts, as applicable, and among Certificates of such class in proportion to their Percentage Interests.

     Pursuant to the Pooling and Servicing Agreement, so long as an event of default has not occurred and is not continuing under the Class 2-A-4 Policy, Radian will be entitled to exercise the voting, consent, directing and other control rights of the holders of the Class 2-A-4 Certificates without the consent of such holders, and the holders of the Class 2-A-4 Certificates may exercise such voting, consent, directing and other control rights only with the prior written consent of Radian.

     The "Percentage Interest" of a Certificate will be a fraction, expressed as a percentage, the numerator of which is that Certificate's Certificate Principal balance or Notional Amount, and the denominator of which is the applicable Class Principal Balance or Notional Amount.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The effective yield to the holders of each interest-bearing Class of Certificates will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because monthly distributions will not be payable to the holders until the 25th day (or, if that day is not a business day, the following business day) of the month following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings on them for the delay).

     Delinquencies on the Mortgage Loans that are not advanced by the related Servicer or by the Master Servicer (because amounts, if advanced, would be nonrecoverable) will adversely affect the yield on the Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinated Certificates, in the reverse order of their numerical Class designations, and then by the Senior Certificates of the Senior Certificate Group to which the shortfall relates pro rata. If, as a result of the shortfalls, the aggregate of the Class Principal Balances of all Classes of Certificates exceeds the Pool Principal Balance, the Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.

     Any net prepayment interest shortfalls and any Relief Act Reductions that are allocable to the Class 2-A-4 Certificates that are not covered by the Reserve Fund will adversely affect the yield to investors in the Class 2-A-4 Certificates. Net Interest Shortfalls will adversely affect the yields on the other Classes of Offered Certificates. Any Net Interest Shortfall allocated to the Class 1-A-6 Certificates will reduce the Class 1-A-6 Accrual Amount, thereby reducing the amount of funds available for distribution of principal on the Classes of Certificates entitled to receive these amounts. In addition, although all losses initially will be borne by the Subordinated Certificates, in the reverse order of their numerical Class designations (either directly or through distributions in respect of Class A-P Deferred Amounts on the Class A-P Certificates), Excess Losses will be borne by all Classes of applicable Certificates (other than the Notional Amount Certificates) on a pro rata basis. Moreover, since the Subordinated Principal Distribution Amount for each Distribution Date will be reduced by the amount of any distributions on such Distribution Date in respect of Class A-P Deferred Amounts, the amount distributable as principal on each Distribution Date to each Class of Subordinated Certificates then entitled to a distribution of principal will be less than it otherwise would be in the absence of the Class A-P Deferred Amounts. As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more Classes of Subordinated Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

     Notwithstanding the foregoing, any Realized Loss, including Excess Losses, on the Group 2 Mortgage Loans allocable to the Class 2-A-4 Certificates will be covered by the Class 2-A-4 Policy. See "Credit Enhancement - Description of the Class 2-A-4 Policy" in this prospectus supplement.

PREPAYMENT CONSIDERATIONS AND RISKS

     The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yield to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans related to that Class of Certificates. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose, prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller or the related Originator. Except for certain of the Mortgage Loans, each of which has a prepayment penalty if the related mortgagor prepays such Mortgage Loan during a period ranging from one year to five years after origination, the Mortgage Loans may be prepaid by the mortgagors at any time without a prepayment penalty. Because certain of the Mortgage Loans may contain prepayment penalties, the rate of principal prepayments may be less than the rate of principal prepayments for Mortgage Loans that did not have prepayment penalties. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "Description of the Mortgage Loans" in this prospectus supplement.

     Prepayments, liquidations and purchases of the Mortgage Loans in a Loan Group will result in distributions on the Offered Certificates related to that Loan Group of principal amounts which would otherwise be distributed over the remaining terms of those Mortgage Loans. This includes any optional purchase by the Master Servicer of defaulted Mortgage Loans and any optional repurchase of the remaining Mortgage Loans in both of the Loan Groups in connection with the termination of the Trust Fund, in each case as described in this prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of the Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans in that Loan Group. Further, an investor should consider the risk that, in the case of the Class 1-A-P and Class 2-A-P Certificates and any other Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the Mortgage Loans in that Loan Group could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Notional

Amount Certificate and any other Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. Investors in the Notional Amount Certificates should carefully consider the risk that a rapid rate of principal payments on the related Mortgage Loans could result in the failure of the investors to recover their initial investments.

     The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the Mortgage Pool as described under "Description of the Mortgage Loans--General" and "--Underwriting Standards" in this prospectus supplement. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

     As described under "Description of the Certificates--Principal" in this prospectus supplement, the Senior Prepayment Percentage of the applicable Non-A-P Percentage of all principal prepayments on the Mortgage Loans in a Loan Group will be initially distributed to the Classes of related Senior Certificates (other than the related Class of Class A-P Certificates) then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of the principal prepayments being distributed to holders of the classes of senior certificates and none (or less than their pro rata share) of the principal prepayments being distributed to holders of the subordinated certificates during the periods of time described in the definition of each "Senior Prepayment Percentage." The Class 2-A-5 Certificates generally will not receive principal distributions for the first five years following the Closing Date.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The tables in this "Yield, Prepayment and Maturity Considerations" section indicate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the illustrated classes of certificates to various constant percentages of the related Prepayment Assumption. The yields set forth in the tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes of Certificates, would cause the discounted present value of the assumed streams of cash flows to equal the assumed aggregate purchase prices of the applicable Classes and converting the monthly rates to corporate bond equivalent rates. Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Certificates and consequently do not purport to reflect the return on any investment in any Class of Certificates when the reinvestment rates are considered.

SENSITIVITY OF THE CLASS 1-A-11 AND CLASS 2-A-2 CERTIFICATES

     AS INDICATED IN THE FOLLOWING TABLES, THE YIELDS TO INVESTORS IN THE CLASS 1-A-11 AND CLASS 2-A-2 CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) OF THE MORTGAGE LOANS IN THE RELATED LOAN GROUP, WHICH CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE STRUCTURING ASSUMPTIONS, THE YIELDS TO MATURITY ON THE CLASS 1-A-11 AND CLASS 2-A-2 CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS OF THE MORTGAGE LOANS WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 1,087% AND 223%, RESPECTIVELY, OF THE RELATED PREPAYMENT ASSUMPTION. IF THE ACTUAL PREPAYMENT RATE OF THE MORTGAGE LOANS IN THE RELATED LOAN GROUP WERE TO EXCEED THE FOREGOING LEVELS FOR AS LITTLE AS ONE MONTH WHILE EQUALING

THE LEVELS FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS 1-A-11 AND CLASS 2-A-2 CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     The information set forth in the following tables has been prepared on the basis of the structuring assumptions and on the assumption that the respective purchase prices of the Class 1-A-11 and Class 2-A-2 Certificates (expressed as percentages of their respective initial Notional Amounts) are as follows:

              CLASS                                                                      PRICE*
              -----                                                                      -----
              Class 1-A-11..........................................................     8.00%
              Class 2-A-2...........................................................     5.00%

-----------
*The prices do not include accrued interest. Accrued interest has been added to each such price in calculating the yields set forth in the tables below.

           SENSITIVITY OF THE CLASS 1-A-11 CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                                                   PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                                            ---------------------------------------------------
              Class                                            0%       150%       300%      400%        500%
              -----                                         ------    --------   -------   --------   ---------
              Class 1-A-11................................  54.97%     40.82%     40.82%    40.82%     37.58%

           SENSITIVITY OF THE CLASS 2-A-2 CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                                                     PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                                            ---------------------------------------------------
              Class                                             0%         50%        100%        150%        200%
              -----                                         ------    --------   -------   --------   ---------
              Class 2-A-2.................................   124.25%     102.43%     76.38%      46.47%      15.06%

     It is unlikely that the Mortgage Loans in either Loan Group will have the precise characteristics described in this prospectus supplement or that the Mortgage Loans in either Loan Group will all prepay at the same rate until maturity or that all of the Mortgage Loans in either Loan Group will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class 1-A-11 and Class 2-A-2 Certificates are likely to differ from those shown in the table above, even if all of the Mortgage Loans in the related Loan Group prepay at the indicated percentages of the related Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Mortgage Loans in the related Loan Group for any period or over the lives of the Class 1-A-11 and Class 2-A-2 Certificates or as to the yields on the Class 1-A-11 and Class 2-A-2 Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class 1-A-11 or Class 2-A-2 Certificates.

SENSITIVITY OF THE CLASS 1-A-X AND CLASS 2-A-X CERTIFICATES

     AS INDICATED IN THE FOLLOWING TABLES, THE YIELDS TO INVESTORS IN THE CLASS 1-A-X AND CLASS 2-A-X CERTIFICATES WILL BE SENSITIVE TO THE RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE NON-DISCOUNT MORTGAGE LOANS IN THE RELATED LOAN GROUP (PARTICULARLY THOSE WITH HIGH NET MORTGAGE RATES), WHICH CAN BE PREPAID AT ANY TIME. ON THE BASIS OF THE STRUCTURING ASSUMPTIONS, THE YIELDS TO MATURITY ON THE CLASS 1-A-X AND CLASS 2-A-X CERTIFICATES WOULD BE APPROXIMATELY 0% IF PREPAYMENTS OF THE NON-DISCOUNT MORTGAGE LOANS IN THE RELATED LOAN GROUP WERE TO OCCUR AT A CONSTANT RATE OF APPROXIMATELY 715% AND 154%, RESPECTIVELY, OF THE RELATED PREPAYMENT ASSUMPTION. IF THE ACTUAL PREPAYMENT RATE OF THE NON-DISCOUNT MORTGAGE LOANS IN THE RELATED LOAN GROUP WERE TO EXCEED THE FOREGOING LEVELS FOR AS LITTLE AS ONE MONTH WHILE EQUALING THE LEVELS FOR THE REMAINING MONTHS, THE INVESTORS IN THE CLASS 1-A-X AND CLASS 2-A-X CERTIFICATES WOULD NOT FULLY RECOUP THEIR INITIAL INVESTMENTS.

     As described under "Description of the Certificates--General," the pass-through rates of the Class 1-A-X and Class 2-A-X Certificates in effect from time to time are calculated by reference to the Net Mortgage Rates of the Non-Discount Mortgage Loans in the related Loan Group. The Non-Discount Mortgage Loans in the related

Loan Group will have higher Net Mortgage Rates (and higher mortgage rates) than the other Mortgage Loans in that Loan Group. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Non-Discount Mortgage Loans in a Loan Group may prepay at higher rates, thereby reducing the related Notional Amount of the Class 1-A-X or Class 2-A-X Certificates.

     The information set forth in the following tables has been prepared on the basis of the structuring assumptions and on the assumption that the respective purchase prices of the Class 1-A-X and Class 2-A-X Certificates (expressed as percentages of their respective initial Notional Amounts) are as follows:

              CLASS                                                                      PRICE*
              -----                                                                      -----
              Class 1-A-X...........................................................     10.50%
              Class 2-A-X...........................................................     14.4375%

----------
*The prices do not include accrued interest. Accrued interest has been added to each such price in calculating the yields set forth in the tables below.


           SENSITIVITY OF THE CLASS 1-A-X CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                                                   PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                                            ---------------------------------------------------
              CLASS                                            0%        150%       300%      400%        500%
              -----                                         ------    --------   -------   --------   ---------
              Class 1-A-X.................................   43.39%     34.96%     26.21%    20.18%      13.99%


           SENSITIVITY OF THE CLASS 2-A-X CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                                                   PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                                            ---------------------------------------------------
              CLASS                                            0%         50%       100%      150%        200%
              -----                                         ------    --------   -------   --------   ---------
              Class 2-A-X.................................   38.43%     26.73%     14.35%     1.18%     (12.97)%

     It is unlikely that the Non-Discount Mortgage Loans in either Loan Group will have the precise characteristics described in this prospectus supplement or that the Non-Discount Mortgage Loans in either Loan Group will all prepay at the same rate until maturity or that all of the Non-Discount Mortgage Loans in either Loan Group will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class 1-A-X and Class 2-A-X Certificates are likely to differ from those shown in the tables above, even if all of the Non-Discount Mortgage Loans in the related Loan Group prepay at the indicated percentages of the related Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Non-Discount Mortgage Loans in either Loan Group for any period or over the lives of the Class 1-A-X and Class 2-A-X Certificates or as to the yields on the Class 1-A-X and Class 2-A-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class 1-A-X or Class 2-A-X Certificates.

SENSITIVITY OF THE CLASS 1-A-P AND CLASS 2-A-P CERTIFICATES

     THE CLASS 1-A-P AND CLASS 2-A-P CERTIFICATES WILL BE "PRINCIPAL ONLY" CERTIFICATES AND WILL NOT BEAR INTEREST. AS INDICATED IN THE FOLLOWING TABLE, A LOWER THAN ANTICIPATED RATE OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE DISCOUNT MORTGAGE LOANS IN BOTH LOAN GROUPS WILL HAVE A NEGATIVE EFFECT ON THE YIELD TO INVESTORS IN THE CLASS 1-A-P AND CLASS 2-A-P CERTIFICATES.

     As described above under "Description of the Certificates--Principal," in this prospectus supplement, the Class A-P Principal Distribution Amount for each Class of Class A-P Certificates is calculated by reference to the principal payments (including prepayments) on the Discount Mortgage Loans in the related Loan Group. The Discount Mortgage Loans in each Loan Group will have lower Net Mortgage Rates (and lower mortgage rates) than the other Mortgage Loans in that Loan Group. In general, mortgage loans with higher mortgage rates tend to prepay at higher rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. As a result, the Discount Mortgage Loans in each Loan Group may prepay at lower rates, thereby reducing the rate of payment of principal and the resulting yield of the Class 1-A-P and Class 2-A-P Certificates.

     The information set forth in the following table has been prepared on the basis of the structuring assumptions and on the assumption that the respective purchase prices of the Class 1-A-P and Class 2-A-P Certificates (expressed as a percentage of their respective initial Class Principal Balances) are as follows:

              CLASS                                                               PRICE
              -----                                                               -----
              Class 1-A-P.......................................................  75.00%
              Class 2-A-P.......................................................  72.00%


           SENSITIVITY OF THE CLASS 1-A-P CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                               PERCENTAGE OF THE PREPAYMENT ASSUMPTION
                                           ------------------------------------------------
              CLASS                          0%       150%      300%      400%      500%
              -----                        ------   --------  -------   --------  ---------
              Class 1-A-P................  3.77%     5.67%     7.94%     9.57%     11.26%


           SENSITIVITY OF THE CLASS 2-A-P CERTIFICATES TO PREPAYMENTS
                           (PRE-TAX YIELD TO MATURITY)

                                                PERCENTAGE OF THE PREPAYMENT ASSUMPTION
              CLASS                          0%       50%      100%      150%       200%
              -----                        ------   --------  -------  --------  ---------
              Class 2-A-P................  1.83%     4.93%    9.14%     13.96%     19.36%


     It is unlikely that the Discount Mortgage Loans in either Loan Group will have the precise characteristics described in this prospectus supplement or that the Discount Mortgage Loans in either Loan Group will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class 1-A-P and Class 2-A-P Certificates are likely to differ from those shown in the tables above, even if all of the Discount Mortgage Loans in the related Loan Group prepay at the indicated percentages of the related Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount Mortgage Loans in either Loan Group for any period or over the respective lives of the Class 1-A-P and Class 2-A-P Certificates or as to the yield on the Class 1-A-P and Class 2-A-P Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class 1-A-P or Class 2-A-P Certificates.

ADDITIONAL INFORMATION

     The Depositor intends to file additional yield tables and other computational materials with respect to one or more classes of Offered Certificates with the Securities and Exchange Commission in a report on Form 8-K. The tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying their special requirements. The tables and assumptions may be based on assumptions that differ from the structuring assumptions. Accordingly, the tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the net reduction, if any, of the Class Principal Balance or Notional Amount of the Certificate on each Distribution Date by the number of years from the date of issuance to the Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Principal Balance or Notional Amount, as applicable, of the certificate referred to in clause (a).

     For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see "Prepayment Considerations and Risks" in this prospectus supplement and "Yield Considerations" in the prospectus.

     In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans in the related Loan Group or Loan Groups increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments, the priority sequence of distributions of principal of the related Classes of Certificates and the distribution of the amount available for distribution of principal to the related Classes of Senior Certificates (other than the Class 1-A-P and Class 2-A-P Certificates) in accordance with the rules governing the priorities of payment among the Classes of Senior Certificates set forth in this prospectus supplement. See "Description of the Certificates--Principal" in this prospectus supplement.

     As described in this prospectus supplement, each Class of Certificates that receives distributions of principal pursuant to an Aggregate Planned Balance or an Aggregate Targeted Balance will receive principal payments in accordance with a Principal Balance Schedule calculated on the basis of, among other things, an assumption regarding a constant rate or a range of rates at which the Mortgage Loans prepay. However, whether any such Class will adhere to its Principal Balance Schedule and receive distributions of principal in accordance with the related Principal Balance Schedule on a Distribution Date will largely depend on the actual level of prepayments experienced by the applicable Mortgage Loans. The principal payment stability of the Class of Certificates that receives distributions of principal pursuant to an Aggregate Planned Balance or an Aggregate Targeted Balance will be supported in part by the Classes of Certificates that are the related Companion Certificates.

     IF THE COMPANION CERTIFICATES ARE RETIRED BEFORE THE PLANNED BALANCE CERTIFICATES OR TARGETED BALANCE CERTIFICATES ARE RETIRED, THE PLANNED BALANCE CERTIFICATES OR TARGETED BALANCE CERTIFICATES WILL BECOME MORE SENSITIVE TO PREPAYMENTS ON THE RELATED MORTGAGE LOANS.

     The Mortgage Loans will not prepay at any constant rate. Non-constant prepayment rates can cause any Planned Balance Certificates or Targeted Balance Certificates not to receive distributions of principal in accordance with its Principal Balance Schedule. If the related Mortgage Loans prepay at rates that are generally below the range or constant rate of the Prepayment Assumption used to prepare the related Principal Balance Schedule for any Planned Balance Certificates or Targeted Balance Certificates, the amount available to pay principal on those Certificates may be insufficient to make distributions of principal in accordance with an Aggregate Planned Balance or Targeted Balance, their respective weighted average lives may be extended, perhaps significantly, and the related Companion Certificates will not receive principal distributions. Conversely, if the related Mortgage Loans prepay at rates that are generally above the range or constant rate of the Prepayment Assumption used to prepare the related Principal Balance Schedule for any Planned Balance Certificates or Targeted Balance Certificates, the related Companion Certificates will receive distributions of principal at a faster rate than otherwise would have been the case. In that event, the weighted average life of the Companion Certificates may be shortened, perhaps significantly.

     The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of the Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Principal Balances or Notional Amounts, as the case may be, variability in the weighted average lives of the Classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Offered Certificates may be affected at various constant percentages of the Prepayment Assumption, see the Decrement Tables under the next heading.

DECREMENT TABLES

     The following tables indicate the percentages of the initial Class Principal Balances or Notional Amounts of the Classes of Offered Certificates (other than the Class 1-A-X and Class 2-A-X Certificates) that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption (or the Prepayment Scenario, in the case of the Subordinated Certificates) and the corresponding weighted average lives of the Classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that the Mortgage Loans in either Loan Group will have the precise characteristics described in this prospectus supplement or all of the Mortgage Loans in either Loan Group will prepay at the constant percentages of the Prepayment Assumption (or the Prepayment Scenario, in the case of the Subordinated Certificates) specified in the tables or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the Prepayment Assumption (or the Prepayment Scenario, in the case of the Subordinated Certificates), even if the remaining term to maturity of the Mortgage Loans in either Loan Group is consistent with the remaining terms to maturity of the Mortgage Loans specified in the structuring assumptions.

     The weighted average lives of the Class 2-A-4 Certificates shown in the table below apply to such class taken as a whole. Because principal distributions may be requested by the beneficial owners of the Class 2-A-4 Certificates and because beneficial owners of the Class 2-A-4 Certificates may receive principal distributions by random lot, the weighted average life of any Class 2-A-4 Certificate beneficially owned by an individual investor may vary significantly from the weighted average lives of the Class 2-A-4 Certificates, taken as a whole. There can be no assurance with respect to any particular scenario of the rate of principal distributions on the Class 2-A-4 Certificates, any particular weighted average life for the Class 2-A-4 Certificates or the date or dates on which any particular beneficial owner will receive distributions in reduction of the principal balance of its Class 2-A-4 Certificate. Investors in the Class 2-A-4 Certificates should understand that they are assuming all risks and benefits associated with the rate of principal distributions on such certificates and variations in such rate from time to time.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING**

                                          CLASS 1-A-1 AND CLASS 1-A-7                         CLASS 1-A-2
                                     --------------------------------------       ------------------------------------
                                               PERCENTAGE OF THE                           PERCENTAGE OF THE
                                             PREPAYMENT ASSUMPTION                       PREPAYMENT ASSUMPTION
                                     --------------------------------------       ------------------------------------
DISTRIBUTION DATE                     0%      150%     300%   400%    500%         0%    150%    300%    400%    500%
-----------------                    -----   ------   ------ ------- ------       ----- ------  ------  ------  ------
Initial........................       100     100       100     100    100         100     100    100     100     100
January 2005...................        95      91        86      83     80          88      79     79      79      79
January 2006...................        90      79        68      61     55          75      52     52      52      52
January 2007...................        85      67        52      43     35          62      25     25      25      15
January 2008...................        79      57        39      30     22          48       1      1       1       0
January 2009...................        73      48        30      21     14          33       0      0       0       0
January 2010...................        67      39        22      14      9          17       0      0       0       0
January 2011...................        60      32        16       9      5           1       0      0       0       0
January 2012...................        53      26        12       6      3           0       0      0       0       0
January 2013...................        46      20         8       4      2           0       0      0       0       0
January 2014...................        38      15         6       3      1           0       0      0       0       0
January 2015...................        30      11         4       2      1           0       0      0       0       0
January 2016...................        21       7         2       1      *           0       0      0       0       0
January 2017...................        12       4         1       *      *           0       0      0       0       0
January 2018...................         2       1         *       *      *           0       0      0       0       0
January 2019...................         0       0         0       0      0           0       0      0       0       0
January 2020...................         0       0         0       0      0           0       0      0       0       0
January 2021...................         0       0         0       0      0           0       0      0       0       0
January 2022...................         0       0         0       0      0           0       0      0       0       0
January 2023...................         0       0         0       0      0           0       0      0       0       0
January 2024...................         0       0         0       0      0           0       0      0       0       0
January 2025...................         0       0         0       0      0           0       0      0       0       0
January 2026...................         0       0         0       0      0           0       0      0       0       0
January 2027...................         0       0         0       0      0           0       0      0       0       0
January 2028...................         0       0         0       0      0           0       0      0       0       0
January 2029...................         0       0         0       0      0           0       0      0       0       0
January 2030...................         0       0         0       0      0           0       0      0       0       0
January 2031...................         0       0         0       0      0           0       0      0       0       0
January 2032...................         0       0         0       0      0           0       0      0       0       0
January 2033...................         0       0         0       0      0           0       0      0       0       0
January 2034...................         0       0         0       0      0           0       0      0       0       0
Weighted Average Life
   (in years)***...............      8.02     5.48     3.97   3.29    2.79        3.78   2.09    2.09    2.09    1.96


                                                  CLASS 1-A-3                                 CLASS 1-A-4
                                     --------------------------------------       ------------------------------------
                                               PERCENTAGE OF THE                           PERCENTAGE OF THE
                                             PREPAYMENT ASSUMPTION                       PREPAYMENT ASSUMPTION
                                     --------------------------------------       ------------------------------------
DISTRIBUTION DATE                     0%      150%     300%   400%    500%         0%    150%    300%    400%    500%
-----------------                    -----   ------   ------ ------- ------       ----- ------  ------  ------  ------
Initial........................       100      100      100     100    100         100     100    100     100     100
January 2005...................       100     100       100     100    100         100      98     67      48      38
January 2006...................       100     100       100     100    100         100      94     24       0       0
January 2007...................       100     100       100     100    100         100      89      0       0       0
January 2008...................       100     100       100     100     79         100      86      0       0       0
January 2009...................       100      74        74      74     53         100      83      0       0       0
January 2010...................       100      53        53      53     36         100      73      0       0       0
January 2011...................       100      39        39      39     25         100      54      0       0       0
January 2012...................        79      29        29      29     16         100      31      0       0       0
January 2013...................        56      20        20      20      9         100       5      0       0       0
January 2014...................        32      13        13      13      5         100       0      0       0       0
January 2015...................         8       8         8       8      3          95       0      0       0       0
January 2016...................         4       4         4       4      1          78       0      0       0       0
January 2017...................         2       2         2       2      1          60       0      0       0       0
January 2018...................         *       *         *       *      *          24       0      0       0       0
January 2019...................         0       0         0       0      0           0       0      0       0       0
January 2020...................         0       0         0       0      0           0       0      0       0       0
January 2021...................         0       0         0       0      0           0       0      0       0       0
January 2022...................         0       0         0       0      0           0       0      0       0       0
January 2023...................         0       0         0       0      0           0       0      0       0       0
January 2024...................         0       0         0       0      0           0       0      0       0       0
January 2025...................         0       0         0       0      0           0       0      0       0       0
January 2026...................         0       0         0       0      0           0       0      0       0       0
January 2027...................         0       0         0       0      0           0       0      0       0       0
January 2028...................         0       0         0       0      0           0       0      0       0       0
January 2029...................         0       0         0       0      0           0       0      0       0       0
January 2030...................         0       0         0       0      0           0       0      0       0       0
January 2031...................         0       0         0       0      0           0       0      0       0       0
January 2032...................         0       0         0       0      0           0       0      0       0       0
January 2033...................         0       0         0       0      0           0       0      0       0       0
January 2034...................         0       0         0       0      0           0       0      0       0       0
Weighted Average Life
   (in years)***...............      9.31     6.93     6.93   6.93    5.83       13.08   6.66    1.44    1.01    0.85

-------------
*    Indicates greater than zero but less than 0.50%
**   Rounded to the nearest whole percentage.
*** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING**

                                                  CLASS 1-A-5                                 CLASS 1-A-6
                                     --------------------------------------       ------------------------------------
                                               PERCENTAGE OF THE                           PERCENTAGE OF THE
                                             PREPAYMENT ASSUMPTION                       PREPAYMENT ASSUMPTION
                                     --------------------------------------       ------------------------------------
DISTRIBUTION DATE                     0%      150%     300%   400%    500%         0%    150%    300%    400%    500%
-----------------                    -----   ------   ------ ------- ------       ----- ------  ------  ------  ------
Initial........................       100     100       100     100    100         100     100    100     100     100
January 2005...................       100      97        87      80     70         105     105    105     105     105
January 2006...................       100      94        69      47     20         110     110    110     110     110
January 2007...................       100      91        53      16      0         116     116    116     116       0
January 2008...................       100      90        41       2      0         122     122    122     122       0
January 2009...................       100      89        37       0      0         128     128    128       1       0
January 2010...................       100      85        32       0      0         135     135    135       1       0
January 2011...................       100      80        27       0      0         142     142    142       1       0
January 2012...................       100      73        22       0      0         149     149    149       1       0
January 2013...................       100      66        16       0      0         157     157    157       1       0
January 2014...................       100      53        12       0      0         165     165    165       1       0
January 2015...................        90      39         8       0      0         173     173    173       1       0
January 2016...................        61      25         4       0      0         182     182    182       1       0
January 2017...................        29      13         2       0      0         191     191    191       1       0
January 2018...................         0       1         0       0      0         201     201     77       1       0
January 2019...................         0       0         0       0      0           0       0      0       0       0
January 2020...................         0       0         0       0      0           0       0      0       0       0
January 2021...................         0       0         0       0      0           0       0      0       0       0
January 2022...................         0       0         0       0      0           0       0      0       0       0
January 2023...................         0       0         0       0      0           0       0      0       0       0
January 2024...................         0       0         0       0      0           0       0      0       0       0
January 2025...................         0       0         0       0      0           0       0      0       0       0
January 2026...................         0       0         0       0      0           0       0      0       0       0
January 2027...................         0       0         0       0      0           0       0      0       0       0
January 2028...................         0       0         0       0      0           0       0      0       0       0
January 2029...................         0       0         0       0      0           0       0      0       0       0
January 2030...................         0       0         0       0      0           0       0      0       0       0
January 2031...................         0       0         0       0      0           0       0      0       0       0
January 2032...................         0       0         0       0      0           0       0      0       0       0
January 2033...................         0       0         0       0      0           0       0      0       0       0
January 2034...................         0       0         0       0      0           0       0      0       0       0
Weighted Average Life
   (in years)***...............     12.34     9.49     4.61   1.96    1.40       14.24   14.18  13.98    4.57    2.49


                                                  CLASS 1-A-8                        CLASS 1-A-9 AND CLASS 1-A-10
                                     --------------------------------------       -------------------------------------
                                               PERCENTAGE OF THE                           PERCENTAGE OF THE
                                             PREPAYMENT ASSUMPTION                       PREPAYMENT ASSUMPTION
                                     --------------------------------------       ------------------------------------
DISTRIBUTION DATE                     0%      150%     300%   400%    500%         0%    150%    300%    400%    500%
-----------------                    -----   ------   ------ ------- ------       ----- ------  ------  ------  ------
Initial........................       100     100       100     100    100         100     100    100     100     100
January 2005...................        93      87        87      87     87          93      88     88      88      88
January 2006...................        85      70        70      70     70          86      72     72      72      72
January 2007...................        76      53        53      53     47          78      57     57      57      51
January 2008...................        68      38        38      38     27          70      43     43      43      32
January 2009...................        58      25        25      25     14          61      30     30      30      20
January 2010...................        49      14        14      14      6          52      20     20      20      12
January 2011...................        38       7         7       7      1          43      14     14      14       7
January 2012...................        27       2         2       2      0          32       9      9       9       4
January 2013...................        16       0         0       0      0          22       6      6       6       3
January 2014...................         4       0         0       0      0          10       4      4       4       2
January 2015...................         0       0         0       0      0           2       2      2       2       1
January 2016...................         0       0         0       0      0           1       1      1       1       *
January 2017...................         0       0         0       0      0           *       *      *       *       *
January 2018...................         0       0         0       0      0           *       *      *       *       *
January 2019...................         0       0         0       0      0           0       0      0       0       0
January 2020...................         0       0         0       0      0           0       0      0       0       0
January 2021...................         0       0         0       0      0           0       0      0       0       0
January 2022...................         0       0         0       0      0           0       0      0       0       0
January 2023...................         0       0         0       0      0           0       0      0       0       0
January 2024...................         0       0         0       0      0           0       0      0       0       0
January 2025...................         0       0         0       0      0           0       0      0       0       0
January 2026...................         0       0         0       0      0           0       0      0       0       0
January 2027...................         0       0         0       0      0           0       0      0       0       0
January 2028...................         0       0         0       0      0           0       0      0       0       0
January 2029...................         0       0         0       0      0           0       0      0       0       0
January 2030...................         0       0         0       0      0           0       0      0       0       0
January 2031...................         0       0         0       0      0           0       0      0       0       0
January 2032...................         0       0         0       0      0           0       0      0       0       0
January 2033...................         0       0         0       0      0           0       0      0       0       0
January 2034...................         0       0         0       0      0           0       0      0       0       0
Weighted Average Life
   (in years)***...............      5.65     3.48     3.48   3.48    3.04        6.03   3.97    3.97    3.97    3.45

-------------
*    Indicates greater than zero but less than 0.50%
**   Rounded to the nearest whole percentage.
*** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING**

                                                 CLASS 1-A-11+                                CLASS 1-A-P
                                     --------------------------------------       ------------------------------------
                                               PERCENTAGE OF THE                           PERCENTAGE OF THE
                                             PREPAYMENT ASSUMPTION                       PREPAYMENT ASSUMPTION
                                     --------------------------------------       ------------------------------------
DISTRIBUTION DATE                     0%      150%     300%   400%    500%         0%    150%    300%    400%    500%
-----------------                    -----   ------   ------ ------- ------       ----- ------  ------  ------  ------
Initial........................       100     100       100     100    100         100     100    100     100     100
January 2005...................        92      86        86      86     86          95      91     86      83      80
January 2006...................        84      68        68      68     68          90      79     68      62      55
January 2007...................        75      50        50      50     44          85      67     53      44      36
January 2008...................        65      34        34      34     26          79      57     40      31      24
January 2009...................        55      24        24      24     16          73      48     30      22      15
January 2010...................        45      16        16      16     10          66      40     23      15      10
January 2011...................        34      11        11      11      6          60      33     17      10       6
January 2012...................        26       7         7       7      3          53      26     12       7       4
January 2013...................        17       4         4       4      2          45      21      9       5       2
January 2014...................         8       3         3       3      1          38      16      6       3       1
January 2015...................         2       2         2       2      1          30      11      4       2       1
January 2016...................         1       1         1       1      *          21       7      2       1       *
January 2017...................         *       *         *       *      *          12       4      1       *       *
January 2018...................         *       *         *       *      *           2       1      *       *       *
January 2019...................         0       0         0       0      0           0       0      0       0       0
January 2020...................         0       0         0       0      0           0       0      0       0       0
January 2021...................         0       0         0       0      0           0       0      0       0       0
January 2022...................         0       0         0       0      0           0       0      0       0       0
January 2023...................         0       0         0       0      0           0       0      0       0       0
January 2024...................         0       0         0       0      0           0       0      0       0       0
January 2025...................         0       0         0       0      0           0       0      0       0       0
January 2026...................         0       0         0       0      0           0       0      0       0       0
January 2027...................         0       0         0       0      0           0       0      0       0       0
January 2028...................         0       0         0       0      0           0       0      0       0       0
January 2029...................         0       0         0       0      0           0       0      0       0       0
January 2030...................         0       0         0       0      0           0       0      0       0       0
January 2031...................         0       0         0       0      0           0       0      0       0       0
January 2032...................         0       0         0       0      0           0       0      0       0       0
January 2033...................         0       0         0       0      0           0       0      0       0       0
January 2034...................         0       0         0       0      0           0       0      0       0       0
Weighted Average Life
   (in years)***...............      5.56     3.57     3.57   3.57    3.13        8.01   5.52    4.03    3.37    2.88


                                                  CLASS 2-A-1                                CLASS 2-A-2+
                                     --------------------------------------       ------------------------------------
                                               PERCENTAGE OF THE                           PERCENTAGE OF THE
                                             PREPAYMENT ASSUMPTION                       PREPAYMENT ASSUMPTION
                                     --------------------------------------       ------------------------------------
DISTRIBUTION DATE                     0%      50%      100%   150%    200%         0%     50%    100%    150%    200%
-----------------                    -----   ------   ------ ------- ------       ----- ------  ------  ------  ------
Initial........................       100     100       100     100    100         100     100    100     100     100
January 2005...................        98      85        71      57     44          98      85     72      59      46
January 2006...................        96      70        46      25      7          97      71     48      28      10
January 2007...................        94      57        26       3      0          95      59     29       7       3
January 2008...................        92      45        11       0      0          93      47     15       3       2
January 2009...................        90      35         0       0      0          91      37      4       3       1
January 2010...................        89      27         0       0      0          89      30      3       2       *
January 2011...................        87      21         0       0      0          87      23      2       1       *
January 2012...................        85      16         0       0      0          85      18      2       1       *
January 2013...................        83      12         0       0      0          83      14      1       *       *
January 2014...................        80       9         0       0      0          81      11      1       *       *
January 2015...................        78       6         0       0      0          78       9      1       *       *
January 2016...................        75       4         0       0      0          76       6      *       *       *
January 2017...................        73       2         0       0      0          73       4      *       *       *
January 2018...................        70       *         0       0      0          70       2      *       *       *
January 2019...................        66       0         0       0      0          67       1      0       *       *
January 2020...................        63       0         0       0      0          64       1      0       *       *
January 2021...................        60       0         0       0      0          60       1      0       *       *
January 2022...................        56       0         0       0      0          56       *      0       *       *
January 2023...................        52       0         0       0      0          52       *      0       *       *
January 2024...................        47       0         0       0      0          48       0      0       *       *
January 2025...................        43       0         0       0      0          43       0      0       *       *
January 2026...................        38       0         0       0      0          38       0      0       *       *
January 2027...................        32       0         0       0      0          33       0      0       *       *
January 2028...................        27       0         0       0      0          27       0      0       *       *
January 2029...................        21       0         0       0      0          21       0      0       *       *
January 2030...................        14       0         0       0      0          15       0      0       *       *
January 2031...................         6       0         0       0      0           7       0      0       *       *
January 2032...................         0       0         0       0      0           1       0      0       *       *
January 2033...................         0       0         0       0      0           0       0      0       *       0
January 2034...................         0       0         0       0      0           0       0      0       0       0
Weighted Average Life
   (in years)***...............     17.66     4.41     2.06   1.35    0.99       17.79   4.74    2.30    1.54    1.11

-------------
*    Indicates greater than zero but less than 0.50%
**   Rounded to the nearest whole percentage.
*** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.
+ In the case of the Class 1-A-11 and Class 2-A-2 Certificates, the decrement table indicates the percentage of their respective Notional Amounts outstanding.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING**

                                                  CLASS 2-A-3                                 CLASS 2-A-4
                                     --------------------------------------       ------------------------------------
                                               PERCENTAGE OF THE                           PERCENTAGE OF THE
                                             PREPAYMENT ASSUMPTION                       PREPAYMENT ASSUMPTION
                                     --------------------------------------       ------------------------------------
DISTRIBUTION DATE                     0%      50%      100%   150%    200%         0%     50%    100%    150%    200%
-----------------                    -----   ------   ------ ------- ------       ----- ------  ------  ------  ------
Initial........................       100     100       100     100    100         100     100    100     100     100
January 2005...................       100     100       100     100    100         100     100    100     100     100
January 2006...................       100     100       100     100    100         100     100    100     100     100
January 2007...................       100     100       100     100      0         100     100    100     100      42
January 2008...................       100     100       100       0      0          99      99     99      64       0
January 2009...................       100     100        87       0      0          98      98     98       0       0
January 2010...................       100     100         6       0      0          96      96     96       0       0
January 2011...................       100     100         0       0      0          95      95     63       0       0
January 2012...................       100     100         0       0      0          94      94     46       0       0
January 2013...................       100     100         0       0      0          93      93     42       0       0
January 2014...................       100     100         0       0      0          92      92     39       0       0
January 2015...................       100     100         0       0      0          90      90     36       0       0
January 2016...................       100     100         0       0      0          89      89     35       0       0
January 2017...................       100     100         0       0      0          88      88     33       0       0
January 2018...................       100     100         0       0      0          87      87     32       0       0
January 2019...................       100      87         0       0      0          86      86     28       0       0
January 2020...................       100      71         0       0      0          84      84     21       0       0
January 2021...................       100      56         0       0      0          83      83     16       0       0
January 2022...................       100      37         0       0      0          82      82     12       0       0
January 2023...................       100      15         0       0      0          81      81      9       0       0
January 2024...................       100       0         0       0      0          80      76      7       0       0
January 2025...................       100       0         0       0      0          78      63      5       0       0
January 2026...................       100       0         0       0      0          77      51      4       0       0
January 2027...................       100       0         0       0      0          76      41      3       0       0
January 2028...................       100       0         0       0      0          75      32      2       0       0
January 2029...................       100       0         0       0      0          74      24      1       0       0
January 2030...................       100       0         0       0      0          72      17      1       0       0
January 2031...................       100       0         0       0      0          71      11      *       0       0
January 2032...................        60       0         0       0      0          70       6      *       0       0
January 2033...................         0       0         0       0      0          27       1      *       0       0
January 2034...................         0       0         0       0      0           0       0      0       0       0
Weighted Average Life
   (in years)***...............     28.12    17.19     5.47   3.44    2.46       24.91   21.13  10.81    4.17    2.98


                                                  CLASS 2-A-5                                 CLASS 2-A-P
                                     --------------------------------------       ------------------------------------
                                               PERCENTAGE OF THE                           PERCENTAGE OF THE
                                             PREPAYMENT ASSUMPTION                       PREPAYMENT ASSUMPTION
                                     --------------------------------------       ------------------------------------
DISTRIBUTION DATE                     0%      50%      100%   150%    200%         0%     50%    100%    150%    200%
-----------------                    -----   ------   ------ ------- ------       ----- ------  ------  ------  ------
Initial........................       100     100       100     100    100         100     100    100     100     100
January 2005...................       100     100       100     100    100          99      90     81      72      63
January 2006...................       100     100       100     100    100          97      80     64      50      37
January 2007...................       100     100       100     100    100          96      71     50      34      22
January 2008...................       100     100       100     100     66          94      62     40      24      13
January 2009...................       100     100       100      87     33          92      55     31      16       8
January 2010...................        98      94        89      57     15          90      49     24      11       5
January 2011...................        95      86        76      37      6          89      43     19       8       3
January 2012...................        93      77        61      24      2          87      38     15       5       2
January 2013...................        90      66        44      16      1          84      33     12       4       1
January 2014...................        87      54        31      11      1          82      29      9       2       1
January 2015...................        84      44        21       7      *          80      25      7       2       *
January 2016...................        80      35        13       5      *          77      22      5       1       *
January 2017...................        77      27         7       3      *          75      19      4       1       *
January 2018...................        73      19         2       2      *          72      17      3       1       *
January 2019...................        69      13         0       2      *          69      14      2       *       *
January 2020...................        64       7         0       1      *          66      12      2       *       *
January 2021...................        60       2         0       1      *          62      11      1       *       *
January 2022...................        55       0         0       *      *          59       9      1       *       *
January 2023...................        50       0         0       *      *          55       8      1       *       *
January 2024...................        44       0         0       *      *          51       6      1       *       *
January 2025...................        38       0         0       *      *          47       5      *       *       *
January 2026...................        32       0         0       *      *          42       4      *       *       *
January 2027...................        25       0         0       *      *          38       3      *       *       *
January 2028...................        18       0         0       *      *          33       3      *       *       *
January 2029...................        10       0         0       *      *          28       2      *       *       *
January 2030...................         2       0         0       *      *          22       1      *       *       *
January 2031...................         0       0         0       *      *          16       1      *       *       *
January 2032...................         0       0         0       *      *          10       1      *       *       *
January 2033...................         0       0         0       *      *           3       *      *       *       *
January 2034...................         0       0         0       0      0           0       0      0       0       0
Weighted Average Life
   (in years)***...............     17.95    10.75     8.96   7.07    4.79       18.65   7.65    4.26    2.82    2.05

-------------
*    Indicates greater than zero but less than 0.50%
**   Rounded to the nearest whole percentage.
*** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

            PERCENT OF INITIAL CLASS PRINCIPAL BALANCES OUTSTANDING**

                                                   CLASS A-R                      CLASS B-1, CLASS B-2 AND CLASS B-3
                                     --------------------------------------       ------------------------------------
                                               PERCENTAGE OF THE
                                             PREPAYMENT ASSUMPTION                        PREPAYMENT SCENARIO
                                     --------------------------------------       ------------------------------------
DISTRIBUTION DATE                     0%      50%      100%   150%    200%         I      II     III      IV      V
-----------------                    -----   ------   ------ ------- ------       ----- ------  ------  ------  ------
Initial........................       100     100       100     100    100         100     100    100     100     100
January 2005...................         0       0         0       0      0          96      96     96      96      96
January 2006...................         0       0         0       0      0          92      92     92      92      92
January 2007...................         0       0         0       0      0          88      88     88      88      88
January 2008...................         0       0         0       0      0          83      83     83      83      83
January 2009...................         0       0         0       0      0          79      79     79      79      79
January 2010...................         0       0         0       0      0          74      72     69      67      65
January 2011...................         0       0         0       0      0          68      64     59      55      51
January 2012...................         0       0         0       0      0          63      55     48      42      37
January 2013...................         0       0         0       0      0          57      46     37      30      24
January 2014...................         0       0         0       0      0          51      37     27      19      14
January 2015...................         0       0         0       0      0          44      29     19      12       8
January 2016...................         0       0         0       0      0          37      22     13       7       4
January 2017...................         0       0         0       0      0          30      16      8       4       2
January 2018...................         0       0         0       0      0          22      11      5       2       1
January 2019...................         0       0         0       0      0          20       8      3       1       *
January 2020...................         0       0         0       0      0          19       7      2       1       *
January 2021...................         0       0         0       0      0          18       6      2       *       *
January 2022...................         0       0         0       0      0          17       5      1       *       *
January 2023...................         0       0         0       0      0          16       4      1       *       *
January 2024...................         0       0         0       0      0          15       4      1       *       *
January 2025...................         0       0         0       0      0          14       3      1       *       *
January 2026...................         0       0         0       0      0          12       3      *       *       *
January 2027...................         0       0         0       0      0          11       2      *       *       *
January 2028...................         0       0         0       0      0           9       2      *       *       *
January 2029...................         0       0         0       0      0           8       1      *       *       *
January 2030...................         0       0         0       0      0           6       1      *       *       *
January 2031...................         0       0         0       0      0           5       1      *       *       *
January 2032...................         0       0         0       0      0           3       *      *       *       *
January 2033...................         0       0         0       0      0           1       *      *       *       *
January 2034...................         0       0         0       0      0           0       0      0       0       0
Weighted Average Life
   (in years)***...............      0.07     0.07     0.07   0.07    0.07       11.10   8.91    7.87    7.33    6.96







-------------
*    Indicates greater than zero but less than 0.50%
**   Rounded to the nearest whole percentage.
*** Determined as specified under "Weighted Average Lives of the Offered Certificates" herein.

THE SUBORDINATED CERTIFICATES

     The weighted average life of, and the yield to maturity on, the Subordinated Certificates, in increasing order of their numerical class designation, will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans in all of the Loan Groups. In particular, the rate and timing of mortgagor defaults and the severity of ensuing losses on the Mortgage Loans may be affected by the characteristics of the Mortgage Loans included in the Mortgage Pool as described under "Description of the Mortgage Loans--General" and "--Underwriting Process" in this prospectus supplement. If the actual rate and severity of losses on the Mortgage Loans is higher than those assumed by a holder of a Subordinated Certificate, the actual yield to maturity of the certificate may be lower than the yield expected by the holder based on the holder's assumptions. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the Mortgage Pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Class Principal Balances of the applicable class of Subordinated Certificates to the extent of any losses allocated to it (as described under "Description of the Certificates--Allocation of Losses" in this prospectus supplement), without the receipt of cash attributable to the reduction. In addition, shortfalls in cash available for distributions on the Subordinated Certificates will result in a reduction in the Class Principal Balance of the class of Subordinated Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the Class Principal Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Principal Balance as of the Due Date occurring in the month of the Distribution Date. This result may be more likely due to the multiple loan group structure and the provisions requiring payments of the supported distributions prior to distributions to the Subordinated Certificates. As a result of the reductions, less interest will accrue on the class of Subordinated Certificates than otherwise would be the case. The yield to maturity of the Subordinated Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls, other cash shortfalls in Available Funds and distribution of funds to Class 1-A-P and Class 2-A-P Certificateholders otherwise available for distribution on the Subordinated Certificates to the extent of reimbursement for Class A-P Deferred Amounts. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

     If on any Distribution Date the Applicable Credit Support Percentage for any class of Subordinated Certificates (other than the class of Subordinated Certificates then outstanding with the highest priority of distribution) is less than its Original Applicable Credit Support Percentage, all partial principal prepayments and principal prepayments in full available for distribution on the Subordinated Certificates will be allocated solely to that class and all other classes of Subordinated Certificates with lower numerical class designations, thereby accelerating their amortization relative to that of the Restricted Classes and reducing the weighted average lives of the classes of Subordinated Certificates receiving the distributions. Accelerating the amortization of the classes of Subordinated Certificates with lower numerical class designations relative to the other classes of Subordinated Certificates is intended to preserve the availability of the subordination provided by the other classes.

                               CREDIT ENHANCEMENT

SUBORDINATION

     Any Realized Losses, other than Excess Losses, on the Group 1 Mortgage Loans that would otherwise be allocated to the Class 1-A-1 and Class 1-A-10 Certificates will instead be allocated to the Class 1-A-7 Certificates, until its Class Principal Balance is reduced to zero. See "Description of the Certificates--Allocation of Losses" in this prospectus supplement.

     The rights of the holders of the Subordinated Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each class of Subordinated Certificates (other than the Class B-1 Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of Subordinated Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinated Certificates to the Senior Certificates and the subordination of the classes of Subordinated Certificates with higher numerical class designations to those with lower numerical class designations is intended to increase the likelihood of receipt, respectively, by the senior Certificateholders and the holders of Subordinated Certificates with lower numerical class designations of the maximum amount to which they are entitled on any Distribution Date and to provide the holders protection against Realized Losses, other than Excess Losses. In addition, the Subordinated Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. The applicable Non-A-P Percentage of Realized Losses, other than Excess Losses, will be allocated to the class of Subordinated Certificates then outstanding with the highest numerical class designation. In addition, the Class Principal Balance of the class of Subordinated Certificates will be reduced by the amount of distributions on the Class 1-A-P and Class 2-A-P Certificates in reimbursement for any related Class A-P Deferred Amounts.

     The Subordinated Certificates will provide limited protection to the classes of certificates of higher relative priority against

          o Special Hazard Losses in an initial amount expected to be up to approximately $2,859,670 (the "Special Hazard Loss Coverage Amount"),

          o Bankruptcy Losses in an initial amount expected to be up to approximately $150,000 (the "Bankruptcy Loss Coverage Amount") and

          o Fraud Losses in an initial amount expected to be up to approximately $7,075,950 (the "Fraud Loss Coverage Amount").

     The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of

          o the Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard mortgage loans incurred since the closing date, or

          o    the greatest of

               o 1% of the aggregate of the principal balances of the Mortgage Loans,

               o    twice the principal balance of the largest Mortgage Loan or

               o the aggregate Stated Principal Balances of the Mortgage Loans secured by mortgaged properties located in the single California postal zip code area having the highest aggregate principal balance of any zip code area.

All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

     The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the certificates. In addition, the Fraud Loss Coverage Amount will be reduced on the fifth anniversary of the cut-off date, to zero and on the first, second, third and fourth anniversaries of the cut-off date, to an amount equal to the lesser of (x) 2%, in the case of the first anniversary, and 1%, in the case of the second, third and fourth anniversaries, of the then current Pool Principal Balance and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the certificates since the preceding anniversary.

     The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the certificates.

     The amount of coverage provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the certificates assigned by the Rating Agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinated Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

     A "Deficient Valuation" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the Mortgage Loan secured by the Mortgaged Property or may reduce the outstanding principal balance of a Mortgage Loan. In the case of a reduction in that value of the related Mortgaged Property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "Debt Service Reduction") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

DESCRIPTION OF THE CLASS 2-A-4 POLICY

     Neither Radian Asset Assurance Inc. ("Radian") nor any of its affiliates makes any representation regarding the Certificates or the advisability of purchasing the Certificates, or makes any representations regarding this prospectus supplement or the prospectus, including with respect to the accuracy or the completeness of any information contained herein or therein, other than as to the information supplied by Radian and presented under the headings "--Description of the Class 2-A-4 Policy" and "--Radian Asset Assurance Inc." and as set forth in Annex II of this prospectus supplement. RADIAN'S ROLE IS LIMITED TO PROVIDING THE COVERAGE SET FORTH IN THE FINANCIAL GUARANTY INSURANCE POLICY (THE "CLASS 2-A-4 POLICY") FOR THE CLASS 2-A-4 CERTIFICATES.

     Radian, in consideration of the payment of a premium and subject to the terms of the Class 2-A-4 Policy, thereby unconditionally and irrevocably guarantees that an amount equal to each Insured Payment will be received from Radian by the Securities Administrator, on behalf of the Trustee and for the benefit of the Class 2-A-4 Certificateholders, for distribution to each Class 2-A-4 Certificateholder of that Certificateholder's applicable share of the Insured Payment.

     Radian's obligations under the Class 2-A-4 Policy, in respect of the Insured Payments, will be discharged to the extent funds are disbursed by Radian as provided in the Class 2-A-4 Policy, whether or not such funds are properly applied by the Securities Administrator. Insured Payments will be made only at the times set forth in the Class 2-A-4 Policy and no accelerated Insured Payments will be made regardless of any acceleration of the Class 2-A-4 Certificates as a result of the default by or the insolvency of the Depositor or the Master Servicer, or any other cause, unless the acceleration is at the sole option of Radian.

     Notwithstanding any contrary or otherwise inconsistent provision of the Class 2-A-4 Policy, the Class 2-A-4 Policy does not cover shortfalls or other amounts, if any, attributable to taxes required to be paid or withheld in respect of distributions on the Class 2-A-4 Certificates (including interest and penalties in respect of any liability for withholding taxes). The Class 2-A-4 Policy does not insure any Class of Certificates other than the Class 2-A-4 Certificates.

     Radian will pay any Insured Payment that is a Preference Amount on the third business day following receipt on a business day by Radian and its fiscal agent, if any, of the following:

          o a notice and certificate of such Preference Amount from the Securities Administrator, on behalf of the Trustee;

          o a certified copy of the final nonappealable order of a court of competent jurisdiction to the effect that a related preference amount is required to be returned to a trustee in bankruptcy;

          o an officer's certificate from the Securities Administrator, on behalf of the Trustee, stating that the order has been entered and is not subject to any stay;

          o an opinion of counsel satisfactory to Radian that the order is final and not subject to appeal or any stay;

          o an assignment in form and substance that is reasonably satisfactory to Radian, irrevocably assigning to Radian all rights and claims of the Class 2-A-4 Certificateholders relating to or arising under the Class 2-A-4 Certificates against the debtor that made the payment or otherwise with respect to such payment; and

          o appropriate instruments to effect the appointment of Radian as agent for the Class 2-A-4 Certificateholders in any legal proceeding related to such payment, which instruments are in form and substance satisfactory to Radian;

provided that if these documents are received either on a day that is not a business day or after 12:00 p.m., New York City time, they will be deemed to be received on the next succeeding business day. Insured Payments by Radian will be disbursed to the receiver or the trustee in bankruptcy named in the final nonappealable order of the court of competent jurisdiction exercising jurisdiction on behalf of the Class 2-A-4 Certificateholder and not to the Securities Administrator, on behalf of the Trustee, directly unless the Securities Administrator, on behalf of the Trustee, or any Class 2-A-4 Certificateholder has returned the related Preference Amount to the receiver or trustee in bankruptcy, in which case the Insured Payment will be disbursed to the Securities Administrator, on behalf of the Trustee, for the benefit of the Class 2-A-4 Certificateholder.

     Radian will pay any other amount payable under the Class 2-A-4 Policy no later than 12:00 p.m., New York City time, on the later of the Distribution Date on which the related Deficiency Amount is due or the third business day following receipt on a business day by Radian and any fiscal agent appointed by Radian of a notice and certificate from the Securities Administrator, on behalf of the Trustee, specifying the Insured Payment which is due and owing on the applicable Distribution Date, provided that if the notice is received on a day that is not a business day or after 12:00 p.m., New York City time, on a business day, it will be deemed to be received on the next succeeding business day. If any notice received by Radian or its fiscal agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Class 2-A-4 Policy, it will be deemed not to have been received by Radian or its fiscal agent for the purposes of this paragraph, and Radian or the fiscal agent will promptly so advise the Securities Administrator, on behalf of the Trustee, and the Securities Administrator, on behalf of the Trustee, may submit an amended notice.

     Insured Payments due under the Class 2-A-4 Policy, unless otherwise stated therein, will be disbursed by Radian or its fiscal agent to the Securities Administrator, on behalf of the Trustee, by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Securities Administrator, on behalf of the Trustee, for the payment of the Insured Payment and legally available therefor and less, in respect of all Insured Payments, shortfalls or other amounts attributable to taxes required to be paid or withheld in respect of distributions on the Class 2-A-4 Certificates (including interest and penalties in respect thereof).

     Any fiscal agent will be the agent of Radian only and the fiscal agent will in no event be liable to the Securities Administrator, the Trustee or to any Class 2-A-4 Certificateholder for any acts of the fiscal agent or any failure of Radian to deposit, or cause to be deposited, sufficient funds to make payments due under the Class 2-A-4 Policy.

     Subject to the terms of the Pooling and Servicing Agreement, Radian will be subrogated to the rights of each Class 2-A-4 Certificateholder to receive payments in respect of the Class 2-A-4 Certificates to the extent Radian pays any amount under the Class 2-A-4 Policy.

     As used in the Class 2-A-4 Policy, the following terms shall have the following meanings:

     "Deficiency Amount" means, as to any Distribution Date, the sum of (1) the excess of (a) the interest distribution amount for the Class 2-A-4 Certificates (determined without regard to unpaid interest amounts), net of any related net prepayment interest shortfalls and Relief Act Reductions allocated to the Class 2-A-4 Certificates, over (b) the portion of Available Funds for Loan Group 2 distributable as current interest on the Class 2-A-4 Certificates on such Distribution Date, (2) any amount allocated to the Class 2-A-4 Certificates which reduces the Class Principal Balance of the Class 2-A-4 Certificates with respect to such Distribution Date and (3) the Class Principal Balance of the Class 2-A-4 Certificates, net of any Subsequent Recoveries added thereto, to the extent unpaid on the Last Scheduled Distribution Date after taking into account all distributions of principal and allocations of Realized Losses to be made on such date.

     "Insured Payment" means the sum of (a) with respect to any Distribution Date, any Deficiency Amount and (b) any Preference Amount.

     "Preference Amount" means any amount previously distributed in respect of the Class 2-A-4 Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final, nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Class 2-A-4 Policy and not otherwise defined in the Class 2-A-4 Policy shall have the meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Class 2-A-4 Policy, without giving effect to any subsequent amendment to or modification of the Pooling and Servicing Agreement, unless such amendment or modification has been approved in writing by Radian.

     The Class 2-A-4 Policy is not cancelable for any reason. The premiums on the Class 2-A-4 Policy are not refundable for any reason (including payment or provision being made for payment of the Class 2-A-4 Certificates prior to the final date for distributions in respect of the Class 2-A-4 Certificates under the Pooling and Servicing Agreement).

     The Class 2-A-4 Policy is being issued under and pursuant to, and will be governed by and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of laws principles thereof (other than Section 5-1401 of the New York General Obligations Law).

     THE INSURANCE PROVIDED BY THE CLASS 2-A-4 POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

DESCRIPTION OF RADIAN ASSET ASSURANCE INC.

     The following information has been obtained from Radian for inclusion in this prospectus supplement and has not been verified by the Depositor or the Underwriter. No representation or warranty is made by the Depositor or the Underwriter with respect thereto.

     Radian is a financial guaranty insurance company, regulated by the Insurance Department of the State of New York and licensed to do business in all 50 states and the District of Columbia. Radian was formerly known as "Asset Guaranty Insurance Company." Radian changed its corporate name to Radian Asset Assurance Inc. effective January 1, 2002 and has received approval to use its new corporate name in all jurisdictions where it is licensed to do business. As of September 30, 2003, Radian had total shareholders' equity of approximately $550,924,000 (unaudited) and total assets of approximately $918,580,000 (unaudited). The foregoing financial information relating to Radian presented in this prospectus supplement was prepared internally by Radian, based on accounting principles generally accepted in the United States of America ("GAAP"), and has not been audited by independent auditors. The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with GAAP in making such determination. Copies of Radian's financial statements prepared in accordance with statutory accounting standards, which differ from GAAP, are filed with the Insurance Department of the State of New York and are available upon request from Radian.

     Radian has an insurance financial strength rating of "AA" from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and "AA" by Fitch Ratings ("Fitch"). Such ratings reflect only the views of S&P and Fitch, respectively, as of the date hereof, do not constitute a recommendation to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     Radian is an indirect, wholly owned subsidiary of Radian Group Inc. ("Radian Group"), a publicly-owned corporation with its shares listed on the New York Stock Exchange (symbol "RDN"). Radian Group is a leading credit enhancement provider to the global financial and capital markets, headquartered in Philadelphia. Radian Group's subsidiaries provide products and services through three business lines: financial guaranty, mortgage insurance and mortgage services. NONE OF RADIAN GROUP, RADIAN GROUP'S OTHER SUBSIDIARIES OR ANY OF RADIAN GROUP'S INVESTORS IS OBLIGATED TO PAY THE DEBTS OF OR CLAIMS AGAINST RADIAN.

     A complete copy of the audited consolidated financial statements of Radian, as of December 31, 2002 and 2001, and for each of the three years in the period ended December 31, 2002, together with the accompanying report of Radian's independent auditors, which report expresses an unqualified opinion and includes an explanatory paragraph referring to Radian's recognition of a loss of $111 million relating to a single insured obligation subsequent to December 31, 2002, is attached to this prospectus supplement as Annex II.

     On January 14, 2004, Radian Group announced that Radian will add $96.0 million to its loss reserves on a GAAP basis in anticipation of $111.0 million in claims from a single manufactured housing transaction in which Radian reinsured an affiliate. Radian held a $15.0 million loss reserve on a GAAP basis for this transaction at the end of the third quarter of 2003 and the increased reserve totaling $111.0 million represents Radian's par exposure on this transaction. Although no claims have been paid to date, Radian expects losses to be paid out over the next several years. After Radian Group's announcement, S&P and Fitch affirmed their respective current "AA" insurance financial strength ratings of Radian, but S&P revised its outlook on Radian from "stable" to "negative." Radian Group also announced that it will immediately contribute $65.0 million in capital to Radian from funds currently held at Radian Group to offset (on an after-tax basis) the effect of this loss on Radian.

     Copies of Radian's quarterly and annual statutory financial statements prepared on the basis of statutory accounting principles as filed with the New York Insurance Department are available upon request to Radian's administrative office: Radian Asset Assurance Inc., 335 Madison Avenue, New York, New York 10017. The telephone number of Radian is (212) 983-5859.

     Insurance Regulation

     Radian is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Radian Group and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Radian is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance and related business lines, requires that each financial guaranty insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Radian regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

     THE CLASS 2-A-4 POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Sidley Austin Brown & Wood LLP, counsel to the Underwriter and special tax counsel to the Depositor, the Trust Fund (other than the Rounding Account and the Reserve Fund), will comprise multiple REMICs in a tiered structure for federal income tax purposes. Elections will be made to treat each such REMIC as a REMIC for federal income tax purposes. The Certificates, other than the Class A-R Certificate (the "Regular Certificates"), will represent ownership of regular interests in an Master REMIC (the "Master REMIC"). The Class A-R Certificate will represent ownership of the sole residual interest in each REMIC created under the Pooling and Servicing Agreement. All prospective investors should review the discussion under "Federal Income Tax Consequences" in the accompanying prospectus.

     The Regular Certificates will be treated as debt instruments issued by the Master REMIC for all federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

     The Class 1-A-P and Class 2-A-P Certificates will be treated for federal income tax purposes as having been issued with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and their issue price. Although the tax treatment is not entirely certain, each Notional Amount Certificate will be treated as having been issued with OID equal to the excess of (1) the sum of all expected payments on the certificate determined under the applicable prepayment assumption over (2) the price at which the certificate was issued. Although unclear, a holder of a Notional Amount Certificate may be entitled to deduct a loss to the extent that its remaining basis exceeds the maximum amount of future payments to which the Certificateholder would be entitled if there were no further prepayments of the mortgage loans. The Accrual Certificates should be treated as having OID in an amount equal to the excess of (1) the sum of all payments on the certificate, determined under the applicable prepayment assumption over (2) the issue price for the Certificate. In addition, the Class B-3 Certificates will be treated as having been issued with OID and the other Classes of Offered Certificates will not be treated as having been issued with OID. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 300% of the Prepayment Assumption, with respect to Loan Group 1, and 100% of the Prepayment Assumption, with respect to Loan Group 2. No representation is made that the Mortgage Loans will, in fact, prepay at this rate or any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

     As is described more fully under "Federal Income Tax Consequences" in the prospectus, the offered certificates will represent "real estate assets" under
Section 856(c)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code") and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the Trust Fund would be so treated, and income on the offered certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under
Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the Trust Fund will be so treated. The Regular Certificates will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

THE CLASS A-R CERTIFICATES

     Special tax considerations apply to an investment in the Class A-R Certificates. In certain circumstances, the Class A-R Certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class A-R Certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class A-R Certificate were "excess inclusion" income. Moreover, the Class A-R Certificates generally are not suitable investments for individuals or for partnerships, estates or S corporations with individuals as partners, beneficiaries or shareholders. See "Federal Income Tax Consequences--Tax Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

     Under applicable Treasury regulations, if a Class A-R Certificate is a "noneconomic residual interest," as described in the prospectus, the transfer of a Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment of collection of tax. The prospectus describes a safe harbor set out under existing regulations under which certain transfers of the Class A-R Certificates would be presumed not to have a significant purpose of impeding the assessment or collection of tax. See "Federal Income Tax Consequences--Taxation of Holders of Residual Interest Securities" in the prospectus. Under final regulations issued by the Treasury Department on July 19, 2002 (the "Final Regulations") a transfer of a noneconomic residual interest will not qualify under this safe harbor unless either (a) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and
(iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses, or (b) the transfer is to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for one of the "safe harbor" provisions. Part (b) of this safe harbor is not available if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the non-economic residual interest will not be paid. In addition, under the Final Regulations, the safe harbor applies only if the transferee represents that income from the Class A-R Certificate will not be attributed to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer. The Final Regulations generally apply to transfers of non-economic residual interests after February 3, 2000, and thus generally will apply to transfers of the Class A-R Certificates. The Final Regulations contain additional detail regarding their application, and prospective investors in the Class A-R Certificates should consult their own tax advisors regarding the application of the Final Regulations to a transfer of the Class A-R Certificates.

     Regulations have been proposed regarding the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The proposed regulations (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) specify that inducement fees constitute income from sources within the United States. The proposed regulations provide that the final regulations will be applicable to taxable years ending on or after the date final regulations are published, and thus yet to be issued final regulations may apply to the treatment of any inducement fee received in connection with the acquisition of a Residual Certificate. Prospective purchasers of the Class A-R Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

                                  ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose requirements on certain employee benefit plans--and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested and on persons who are fiduciaries with respect to these types of plans and arrangements (together, "Plans").

     ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such certificates. See "ERISA Considerations" in the accompanying prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted to the Underwriter an administrative exemption (the "Exemption"), which exempts from the application of the prohibited transaction rules transactions relating to:

o the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

o    the servicing, operation and management of such trusts,

provided that the general conditions and certain other requirements set forth in the Exemption are satisfied.

     Among the conditions which must be satisfied for the Exemption to apply:

o The acquisition of the Offered Certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party.

o The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from a rating agency identified in the exemption, such as S&P, Fitch or Moody's.

o The Trustee is not an affiliate of any other member of the "restricted group" (defined below in the second following paragraph), other than an Underwriter.

o The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Offered Certificates represents not more than reasonable compensation for Underwriting the Offered Certificates; the sum of all payments made to and retained by the Seller and the Depositor pursuant to the assignment of the trust assets to the Trust Fund represents not more than the fair market value of such assets; the sum of all payments made to and retained by any Servicer represents not more than reasonable compensation for the Servicer's services under the related Purchaser and Servicing Agreement and reimbursements of such person's reasonable expenses in connection therewith.

o The Plan investing in the Offered Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

     The Trust Fund must also meet each of the requirements listed below:

o The Mortgage Pool must consist solely of assets of the type that have been included in other investment pools.

o Certificates representing beneficial ownership in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan's acquisition of Offered Certificates.

o Certificates evidencing beneficial ownership in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire an interest in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that:

o in the case of an acquisition in connection with the initial issuance of Certificates, at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the trust are acquired by persons independent of the restricted group;

o such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust;

o the Plan's investment in Offered Certificates of any class does not exceed 25% of all of the Certificates of that class outstanding at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in securities representing indebtedness of one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund, a provider of credit enhancement to the Trust Fund, a counterparty to an eligible swap agreement held by the Trust Fund or any affiliate of one of these parties.

     It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the Exemption other than those within the control of the investors will be met.

     The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least "BBB-" from at least one rating agency, Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

     BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

o a representation from the acquiror or transferee of the Class A-R Certificate to the effect that the transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to
     Section 4975 of the

     Code, nor a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

o a representation that the purchaser is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate are eligible for exemptive relief under Sections I and III of PTCE 95-60; or

o an opinion of counsel satisfactory to the Securities Administrator and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or
     Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer, the Securities Administrator or the Certificate Insurer to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, described above, and PTCE 83-1, described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Trust Fund or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and Morgan Stanley & Co. Incorporated (the "Underwriter"), the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. Edward D. Jones & Co., L.P., as dealer, will also offer the Class 2-A-4 Certificates to investors at varying prices to be determined at the time of sale.

     The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

     The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Underwriter is an affiliate of the Depositor and the Seller.

                                     EXPERTS

     The consolidated financial statements of Radian Asset Assurance Inc. included in this prospectus supplement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, which report expresses an unqualified opinion and includes an explanatory paragraph referring to Radian Asset Assurance Inc.'s recognition of a loss of $111 million relating to a single insured obligation subsequent to December 31, 2002, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Sidley Austin Brown & Wood llp, New York, New York. Certain tax matters will be passed upon for the Depositor by Sidley Austin Brown & Wood LLP. Sidley Austin Brown & Wood LLP will act as counsel for the Underwriter.

                                     RATINGS

     It is a condition of the issuance of the Senior Certificates other than the Class 1-A-7 Certificates that they be rated "AAA" by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"). It is a condition to the issuance of the Class 1-A-7 Certificates that they be rated "AAA" by S&P and "Aa1" by Moody's. It is a condition to the issuance of the Class B-1 Certificates that they be rated "AA" by S&P. It is a condition to the issuance of the Class B-2 Certificates that they be rated "A" by S&P. It is a condition to the issuance of the Class B-3 Certificates that they be rated "BBB" by S&P. The ratings of the Class 2-A-4 Certificates are without regard to the Class 2-A-4 Policy.

     The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the Mortgage Loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related Mortgage Pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the Mortgage Pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

     The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                           PRINCIPAL BALANCE SCHEDULES

     The Principal Balance Schedules have been prepared on the basis of the Structuring Assumptions and the assumption that the mortgage loans in the related loan group prepay at the approximate constant rates set forth below:

 PRINCIPAL BALANCE     PRINCIPAL BALANCE                                                    PREPAYMENT ASSUMPTION
SCHEDULES REFERENCE     SCHEDULES TYPE                   RELATED CLASSES                       RANGES AND RATES
-------------------  -------------------    ------------------------------------------  -----------------------------
Schedule 1           Aggregate Planned      Class 1-A-2, Class 1-A-3, Class 1-A-8,      Between 125% and 400% PSA
                     Balance                Class 1-A-9 and Class 1-A-10 Certificates

Schedule 2           Aggregate Targeted     Class 1-A-4 and Class 1-A-5 Certificates    4% CPR
                     Balance

Schedule 3           Aggregate Targeted     Class 1-A-4 and Class 1-A-5 Certificates    6% CPR
                     Balance

Schedule 4           Aggregate Targeted     Class 1-A-4 and Class 1-A-5 Certificates    8% CPR
                     Balance

Schedule 5           Aggregate Targeted     Class 1-A-4 and Class 1-A-5 Certificates    10% CPR
                     Balance

Schedule 6           Aggregate Targeted     Class 1-A-4 and Class 1-A-5 Certificates    12% CPR
                     Balance

Schedule 7           Aggregate Targeted     Class 1-A-4 and Class 1-A-5 Certificates    15% CPR
                     Balance

Schedule 8           Aggregate Targeted     Class 1-A-4 and Class 1-A-5 Certificates    20% CPR
                     Balance

Schedule 9           Aggregate Targeted     Class 1-A-4 and Class 1-A-5 Certificates    30% CPR
                     Balance

     The Constant Prepayment Rate prepayment assumption (or "CPR") assumes a constant prepayment rate per annum each month of the then outstanding principal balance of such mortgage loans. For example, 4% CPR assumes a constant prepayment rate of 4% per annum each month of the then outstanding principal balance of such mortgage loans, and 30% CPR assumes a constant prepayment rate of 30% per annum each month of the then outstanding principal balance of such mortgage loans. 0% CPR assumes no prepayments. There is no assurance that prepayments on the Group 1 Mortgage Loans will occur at 4% CPR, 6% CPR, 8% CPR, 10% CPR, 12% CPR, 15% CPR, 20% CPR, 30% CPR or at any other constant rate.

     There is no assurance that the Class Principal Balances of the Classes listed above will conform on any Distribution Date to the in Aggregate Planned Balance or Aggregate Targeted Balance, as applicable, specified for such Classes for such Distribution Date in the Principal Balance Schedules herein, or that distribution of principal on such Classes will end on the respective Distribution Dates specified therein. Because any excess of the amount available for distribution of principal of these Classes for any Distribution Date over the amount necessary to reduce the Class Principal Balances of such Classes to their respective Aggregate Planned Balance or Aggregate Targeted Balance, as applicable, will be distributed, the ability to so reduce the Class Principal Balances of the related Classes will not be enhanced by the averaging of high and low principal payments on the Mortgage Loans in the related Loan Group as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments on the Mortgage Loans in the related Loan Group remain within the range or at the constant rate specified above, the amount available for distribution of principal of these Classes on any Distribution Date may be insufficient to reduce such Classes to their Aggregate Planned Balance or Aggregate Targeted Balance, as applicable, if prepayments do not occur at a constant percentage of CPR or PSA, as applicable. Moreover, because of the diverse remaining terms to maturity of the Mortgage Loans in each Loan Group, these Classes may not be reduced to their respective Aggregate Planned Balances or Aggregate Targeted Balances, as applicable, even if prepayments on the Mortgage Loans in the related Loan Group occur within the range or at the constant rate specified above.

   DISTRIBUTION DATE       SCHEDULE 1        SCHEDULE 2       SCHEDULE 3        SCHEDULE 4       SCHEDULE 5        SCHEDULE 6
-----------------------  ---------------  --------------    --------------   --------------    --------------   --------------
Initial Balance........  $101,540,000.00  $44,800,000.00    $44,800,000.00   $44,800,000.00    $44,800,000.00   $44,800,000.00
February 25, 2004......   100,651,643.77   44,606,430.35     44,344,882.66    44,078,183.22     43,806,115.19    43,528,447.53
March 25, 2004.........    99,732,080.05   44,447,204.30     43,928,396.11    43,400,306.16     42,862,561.10    42,314,763.83
April 25, 2004.........    98,781,822.76   44,321,797.04     43,549,988.61    42,765,764.00     41,968,646.90    41,158,131.66
May 25, 2004...........    97,801,406.63   44,229,663.02     43,209,087.82    42,173,931.75     41,123,662.57    40,057,716.30
June 25, 2004..........    96,791,386.66   44,170,236.41     42,905,101.31    41,624,164.79     40,326,879.40    39,012,666.06
July 25, 2004..........    95,752,337.67   44,142,931.65     42,637,417.05    41,115,799.32     39,577,550.41    38,022,112.75
August 25, 2004........    94,684,853.75   44,142,248.14     42,405,403.91    40,648,152.89     38,874,910.91    37,085,172.13
September 25, 2004.....    93,589,547.73   44,141,561.78     42,208,412.22    40,220,524.94     38,218,179.03    36,200,944.42
October 25, 2004.......    92,467,050.59   44,140,872.57     42,045,774.36    39,832,197.37     37,606,556.25    35,368,514.89
November 25, 2004......    91,318,010.90   44,140,180.48     41,916,805.32    39,482,435.12     37,039,227.98    34,586,954.34
December 25, 2004......    90,143,094.18   44,139,485.51     41,820,803.30    39,170,486.77     36,515,364.19    33,855,319.74
January 25, 2005.......    88,942,982.28   44,138,787.64     41,757,050.38    38,895,585.19     36,034,119.99    33,172,654.80
February 25, 2005......    87,718,372.73   44,138,086.87     41,724,813.16    38,656,948.17     35,594,636.30    32,537,990.57
March 25, 2005.........    86,469,978.08   44,137,383.17     41,723,343.38    38,453,779.09     35,196,040.46    31,950,346.12
April 25, 2005.........    85,198,525.19   44,136,676.55     41,722,636.75    38,285,267.59     34,837,446.96    31,408,729.15
May 25, 2005...........    83,904,754.58   44,135,966.97     41,721,927.18    38,150,590.25     34,517,958.06    30,912,136.68
June 25, 2005..........    82,589,419.63   44,135,254.45     41,721,214.66    38,048,911.39     34,236,664.59    30,459,555.73
July 25, 2005..........    81,253,285.93   44,134,538.95     41,720,499.16    37,979,383.69     33,992,646.56    30,049,964.03
August 25, 2005........    79,897,130.49   44,133,820.47     41,719,780.68    37,941,148.98     33,784,973.97    29,682,330.71
September 25, 2005.....    78,521,740.99   44,133,099.00     41,719,059.21    37,933,339.01     33,612,707.54    29,355,617.07
October 25, 2005.......    77,127,915.01   44,132,374.53     41,718,334.73    37,932,614.53     33,474,899.43    29,068,777.28
November 25, 2005......    75,744,459.01   44,131,647.03     41,717,607.24    37,931,887.03     33,342,594.33    28,792,759.38
December 25, 2005......    74,371,304.34   44,130,916.50     41,716,876.71    37,931,156.51     33,215,713.34    28,527,389.25
January 25, 2006.......    73,008,382.77   44,130,182.93     41,716,143.14    37,930,422.93     33,094,178.50    28,272,495.06
February 25, 2006......    71,655,626.53   44,129,446.30     41,715,406.51    37,929,686.31     32,977,912.70    28,027,907.17
March 25, 2006.........    70,312,968.30   44,128,706.61     41,714,666.81    37,928,946.61     32,866,839.72    27,793,458.12
April 25, 2006.........    68,980,341.22   44,127,963.83     41,713,924.04    37,928,203.83     32,760,884.14    27,568,982.62
May 25, 2006...........    67,657,678.84   44,127,217.95     41,713,178.16    37,927,457.96     32,659,971.45    27,354,317.54
June 25, 2006..........    66,344,915.18   44,126,468.97     41,712,429.18    37,926,708.98     32,564,027.93    27,149,301.83
July 25, 2006..........    65,041,984.66   44,125,716.87     41,711,677.08    37,925,956.87     32,472,980.73    26,953,776.58
August 25, 2006........    63,748,822.17   44,124,961.63     41,710,921.84    37,925,201.64     32,386,757.80    26,767,584.87
September 25, 2006.....    62,465,363.01   44,124,203.25     41,710,163.46    37,924,443.25     32,305,287.90    26,590,571.88
October 25, 2006.......    61,191,542.90   44,123,441.71     41,709,401.92    37,923,681.71     32,228,500.62    26,422,584.80
November 25, 2006......    59,927,298.02   44,122,676.99     41,708,637.20    37,922,917.00     32,156,326.29    26,263,472.76
December 25, 2006......    58,672,564.92   44,121,909.09     41,707,869.30    37,922,149.09     32,088,696.11    26,113,086.94
January 25, 2007.......    57,427,280.61   44,121,137.99     41,707,098.20    37,921,377.99     32,025,542.01    25,971,280.40
February 25, 2007......    56,191,382.51   44,120,363.67     41,706,323.88    37,920,603.68     31,966,796.68    25,837,908.13
March 25, 2007.........    54,964,808.44   44,119,586.13     41,705,546.34    37,919,826.14     31,912,393.62    25,712,827.06
April 25, 2007.........    53,747,496.63   44,118,805.35     41,704,765.56    37,919,045.35     31,862,267.06    25,595,895.97
May 25, 2007...........    52,539,385.74   44,118,021.32     41,703,981.53    37,918,261.32     31,816,351.98    25,486,975.48
June 25, 2007..........    51,340,414.81   44,117,234.02     41,703,194.22    37,917,474.02     31,774,584.11    25,385,928.07
July 25, 2007..........    50,150,523.31   44,116,443.43     41,702,403.64    37,916,683.44     31,736,899.90    25,292,618.01
August 25, 2007........    48,969,651.08   44,115,649.56     41,701,609.77    37,915,889.56     31,703,236.56    25,206,911.37
September 25, 2007.....    47,797,738.39   44,114,852.38     41,700,812.58    37,915,092.38     31,673,531.97    25,128,676.00
October 25, 2007.......    46,634,725.88   44,114,051.87     41,700,012.08    37,914,291.87     31,647,724.78    25,057,781.46
November 25, 2007......    45,480,554.59   44,113,248.03     41,699,208.24    37,913,488.03     31,625,754.29    24,994,099.09
December 25, 2007......    44,335,165.96   44,112,440.84     41,698,401.05    37,912,680.84     31,607,560.54    24,937,501.89
January 25, 2008.......    43,198,501.80   44,111,630.29     41,697,590.50    37,911,870.29     31,593,084.24    24,887,864.57
February 25, 2008......    42,070,504.33   44,110,816.36     41,696,776.57    37,911,056.36     31,582,266.77    24,845,063.49
March 25, 2008.........    40,951,116.13   44,109,999.04     41,695,959.24    37,910,239.04     31,575,050.22    24,808,976.68
April 25, 2008.........    39,840,280.17   44,109,178.31     41,695,138.52    37,909,418.31     31,571,377.34    24,779,483.76

   DISTRIBUTION DATE        SCHEDULE 7       SCHEDULE 8        SCHEDULE 9
-----------------------  --------------    --------------   --------------
Initial Balance........  $44,800,000.00    $44,800,000.00   $44,800,000.00
February 25, 2004......   43,100,902.85     42,356,586.64    40,730,363.18
March 25, 2004.........   41,473,287.32     40,014,156.58    36,851,813.98
April 25, 2004.........   39,916,052.02     37,770,799.04    33,158,804.89
May 25, 2004...........   38,428,083.05     35,624,609.76    29,645,923.85
June 25, 2004..........   37,008,254.49     33,573,690.99    26,307,889.92
July 25, 2004..........   35,655,428.67     31,616,151.46    23,139,549.15
August 25, 2004........   34,368,456.66     29,750,106.38    20,135,870.59
September 25, 2004.....   33,146,178.64     27,973,677.51    17,291,942.43
October 25, 2004.......   31,987,424.44     26,284,993.25    14,602,968.40
November 25, 2004......   30,891,013.92     24,682,188.73    12,064,264.22
December 25, 2004......   29,855,757.58     23,163,405.96     9,671,254.19
January 25, 2005.......   28,880,457.00     21,726,794.01     7,419,468.03
February 25, 2005......   27,963,905.46     20,370,509.23     5,304,537.76
March 25, 2005.........   27,104,888.42     19,092,715.40     3,322,194.68
April 25, 2005.........   26,302,184.21     17,891,584.09     1,468,266.66
May 25, 2005...........   25,554,564.51     16,765,294.83             0.00
June 25, 2005..........   24,860,795.10     15,712,035.50             0.00
July 25, 2005..........   24,219,636.39     14,730,002.59             0.00
August 25, 2005........   23,629,844.11     13,817,401.58             0.00
September 25, 2005.....   23,090,170.00     12,972,447.27             0.00
October 25, 2005.......   22,599,362.44     12,193,364.21             0.00
November 25, 2005......   22,128,167.41     11,450,387.31             0.00
December 25, 2005......   21,676,212.39     10,742,645.47             0.00
January 25, 2006.......   21,243,130.72     10,069,285.68             0.00
February 25, 2006......   20,828,561.49      9,429,472.61             0.00
March 25, 2006.........   20,432,149.46      8,822,388.31             0.00
April 25, 2006.........   20,053,544.95      8,247,231.81             0.00
May 25, 2006...........   19,692,403.84      7,703,218.85             0.00
June 25, 2006..........   19,348,387.39      7,189,581.49             0.00
July 25, 2006..........   19,021,162.24      6,705,567.88             0.00
August 25, 2006........   18,710,400.29      6,250,441.82             0.00
September 25, 2006.....   18,415,778.61      5,823,482.54             0.00
October 25, 2006.......   18,136,979.44      5,423,984.37             0.00
November 25, 2006......   17,873,689.99      5,051,256.43             0.00
December 25, 2006......   17,625,602.51      4,704,622.39             0.00
January 25, 2007.......   17,392,414.11      4,383,420.10             0.00
February 25, 2007......   17,173,826.71      4,087,001.34             0.00
March 25, 2007.........   16,969,547.01      3,814,731.62             0.00
April 25, 2007.........   16,779,286.41      3,565,989.80             0.00
May 25, 2007...........   16,602,760.87      3,340,167.87             0.00
June 25, 2007..........   16,439,690.96      3,136,670.71             0.00
July 25, 2007..........   16,289,801.68      2,954,915.81             0.00
August 25, 2007........   16,152,822.49      2,794,333.02             0.00
September 25, 2007.....   16,028,487.15      2,654,364.31             0.00
October 25, 2007.......   15,916,533.76      2,534,463.54             0.00
November 25, 2007......   15,816,704.61      2,434,096.21             0.00
December 25, 2007......   15,728,746.16      2,352,739.23             0.00
January 25, 2008.......   15,652,408.98      2,289,880.69             0.00
February 25, 2008......   15,587,447.66      2,245,019.66             0.00
March 25, 2008.........   15,533,620.79      2,217,665.93             0.00
April 25, 2008.........   15,490,690.87      2,207,339.84             0.00

                                      S-97

   DISTRIBUTION DATE       SCHEDULE 1        SCHEDULE 2       SCHEDULE 3        SCHEDULE 4       SCHEDULE 5        SCHEDULE 6
-----------------------  ---------------  --------------    --------------   --------------    --------------   --------------
May 25, 2008...........   $38,737,939.79  $44,108,354.16    $41,694,314.37   $37,908,594.17    $31,570,553.19   $24,756,466.00
June 25, 2008..........    37,644,038.73   44,107,526.58     41,693,486.79    37,907,766.59     31,569,725.61    24,739,806.20
July 25, 2008..........    36,558,521.07   44,106,695.55     41,692,655.76    37,906,935.56     31,568,894.58    24,729,388.81
August 25, 2008........    35,481,331.29   44,105,861.06     41,691,821.27    37,906,101.06     31,568,060.09    24,725,099.74
September 25, 2008.....    34,412,414.21   44,105,023.09     41,690,983.30    37,905,263.10     31,567,222.12    24,724,261.77
October 25, 2008.......    33,351,715.03   44,104,181.63     41,690,141.84    37,904,421.64     31,566,380.66    24,723,420.31
November 25, 2008......    32,312,981.88   44,103,336.67     41,689,296.87    37,903,576.67     31,565,535.69    24,722,575.34
December 25, 2008......    31,302,615.67   44,102,488.18     41,688,448.39    37,902,728.18     31,564,687.21    24,719,136.52
January 25, 2009.......    30,319,898.11   44,101,636.16     41,687,596.36    37,901,876.16     31,563,835.18    24,690,178.35
February 25, 2009......    29,382,860.66   44,100,780.58     41,686,740.79    37,901,020.59     31,531,814.22    24,637,796.75
March 25, 2009.........    28,471,696.02   44,099,921.45     41,685,881.65    37,900,161.45     31,461,393.73    24,572,711.29
April 25, 2009.........    27,585,739.46   44,099,058.73     41,685,018.94    37,899,298.73     31,376,446.38    24,495,431.61
May 25, 2009...........    26,724,342.68   44,098,192.42     41,684,152.63    37,898,432.42     31,277,518.76    24,406,452.63
June 25, 2009..........    25,886,873.39   44,097,322.50     41,683,282.70    37,897,562.50     31,165,142.38    24,306,254.97
July 25, 2009..........    25,072,714.98   44,096,448.95     41,682,409.16    37,896,688.95     31,039,834.00    24,195,305.30
August 25, 2009........    24,281,266.07   44,095,571.76     41,681,531.97    37,895,811.77     30,902,096.05    24,074,056.73
September 25, 2009.....    23,511,940.22   44,094,690.92     41,680,651.13    37,894,930.93     30,752,416.91    23,942,949.07
October 25, 2009.......    22,764,165.50   44,093,806.41     41,679,766.62    37,894,046.42     30,591,271.36    23,802,409.30
November 25, 2009......    22,037,384.17   44,092,918.22     41,678,878.42    37,893,158.22     30,419,120.87    23,652,851.80
December 25, 2009......    21,331,052.33   44,092,026.32     41,677,986.53    37,758,376.50     30,236,413.94    23,494,678.76
January 25, 2010.......    20,644,639.60   44,091,130.71     41,677,090.91    37,550,130.25     30,043,586.41    23,328,280.42
February 25, 2010......    19,982,881.01   44,090,231.36     41,676,191.57    37,326,481.45     29,837,944.68    23,151,353.96
March 25, 2010.........    19,339,851.36   44,089,328.27     41,675,288.48    37,091,561.71     29,623,138.06    22,967,055.70
April 25, 2010.........    18,715,061.32   44,088,421.41     41,674,381.62    36,845,805.67     29,399,564.05    22,775,739.80
May 25, 2010...........    18,108,033.77   44,087,510.78     41,673,470.99    36,589,636.12     29,167,608.79    22,577,749.70
June 25, 2010..........    17,518,303.49   44,086,596.35     41,672,556.56    36,323,464.37     28,927,647.35    22,373,418.49
July 25, 2010..........    16,945,416.91   44,085,678.11     41,671,638.32    36,047,690.44     28,680,043.95    22,163,069.06
August 25, 2010........    16,388,931.80   44,084,756.05     41,670,716.26    35,762,703.40     28,425,152.31    21,947,014.45
September 25, 2010.....    15,848,417.02   44,083,830.14     41,669,790.35    35,468,881.60     28,163,315.85    21,725,558.06
October 25, 2010.......    15,323,452.20   44,082,900.38     41,668,860.59    35,166,592.98     27,894,868.03    21,498,993.97
November 25, 2010......    14,813,627.55   44,081,966.74     41,667,926.95    34,856,195.30     27,620,132.53    21,267,607.08
December 25, 2010......    14,318,543.53   44,081,029.21     41,666,989.42    34,538,036.42     27,339,423.56    21,031,673.49
January 25, 2011.......    13,837,810.65   44,080,087.78     41,666,047.98    34,212,454.51     27,053,046.04    20,791,460.60
February 25, 2011......    13,379,518.01   44,079,142.42     41,665,102.63    33,874,270.44     26,756,508.29    20,543,151.60
March 25, 2011.........    12,934,473.88   44,078,193.12     41,624,100.76    33,529,587.09     26,455,135.06    20,291,295.18
April 25, 2011.........    12,502,325.10   44,077,239.87     41,236,692.71    33,178,707.71     26,149,197.91    20,036,127.66
May 25, 2011...........    12,082,727.45   44,076,282.65     40,841,380.19    32,821,926.95     25,838,960.21    19,777,877.76
June 25, 2011..........    11,675,345.47   44,075,321.44     40,438,474.41    32,459,531.06     25,524,677.33    19,516,766.71
July 25, 2011..........    11,279,852.22   44,074,356.22     40,028,278.19    32,091,798.12     25,206,596.83    19,253,008.55
August 25, 2011........    10,895,929.04   44,073,386.98     39,611,086.18    31,718,998.26     24,884,958.73    18,986,810.32
September 25, 2011.....    10,523,265.41   44,072,413.70     39,187,185.03    31,341,393.85     24,559,995.64    18,718,372.17
October 25, 2011.......    10,161,558.71   44,071,436.37     38,756,853.62    30,959,239.65     24,231,932.96    18,447,887.60
November 25, 2011......     9,810,514.02   44,070,454.96     38,320,363.22    30,572,783.11     23,900,989.11    18,175,543.68
December 25, 2011......     9,469,843.97   44,069,469.47     37,877,977.70    30,182,264.44     23,567,375.69    17,901,521.12
January 25, 2012.......     9,139,268.49   44,068,479.87     37,429,953.76    29,787,916.88     23,231,297.64    17,625,994.57
February 25, 2012......     8,824,851.36   44,067,486.15     36,972,100.55    29,386,113.01     22,889,663.32    17,346,383.09
March 25, 2012.........     8,519,645.56   44,066,488.28     36,509,388.51    28,981,189.79     22,546,192.36    17,065,808.22
April 25, 2012.........     8,223,402.63   44,065,486.26     36,042,043.30    28,573,350.44     22,201,061.32    16,784,418.42
May 25, 2012...........     7,935,880.51   44,064,480.06     35,570,284.33    28,162,792.15     21,854,441.03    16,502,356.88
June 25, 2012..........     7,656,843.36   43,703,390.01     35,094,324.90    27,749,706.18     21,506,496.77    16,219,761.70
July 25, 2012..........     7,386,061.37   43,163,260.35     34,614,372.40    27,334,278.09     21,157,388.41    15,936,766.06
August 25, 2012........     7,123,310.67   42,617,172.72     34,130,628.39    26,916,687.79     20,807,270.54    15,653,498.32

   DISTRIBUTION DATE        SCHEDULE 7       SCHEDULE 8        SCHEDULE 9
-----------------------  --------------    --------------   --------------
May 25, 2008...........  $15,458,424.28     $2,206,515.70            $0.00
June 25, 2008..........   15,436,591.17      2,205,688.12             0.00
July 25, 2008..........   15,424,965.48      2,204,857.09             0.00
August 25, 2008........   15,423,324.82      2,204,022.60             0.00
September 25, 2008.....   15,422,486.86      2,203,184.63             0.00
October 25, 2008.......   15,421,645.40      2,202,343.17             0.00
November 25, 2008......   15,420,800.43      2,201,498.20             0.00
December 25, 2008......   15,419,951.94      2,200,649.71             0.00
January 25, 2009.......   15,419,099.92      2,199,797.69             0.00
February 25, 2009......   15,418,244.35      2,198,942.12             0.00
March 25, 2009.........   15,393,478.16      2,198,082.98             0.00
April 25, 2009.........   15,348,311.34      2,197,220.26             0.00
May 25, 2009...........   15,294,367.63      2,196,353.95             0.00
June 25, 2009..........   15,232,039.10      2,195,484.03             0.00
July 25, 2009..........   15,161,705.63      2,194,610.48             0.00
August 25, 2009........   15,083,735.30      2,193,733.30             0.00
September 25, 2009.....   14,998,484.62      2,192,852.46             0.00
October 25, 2009.......   14,906,298.93      2,191,967.95             0.00
November 25, 2009......   14,807,512.66      2,191,079.75             0.00
December 25, 2009......   14,702,449.64      2,190,187.85             0.00
January 25, 2010.......   14,591,423.37      2,189,292.24             0.00
February 25, 2010......   14,472,715.22      2,188,392.90             0.00
March 25, 2010.........   14,348,726.47      2,187,489.80             0.00
April 25, 2010.........   14,219,739.48      2,186,582.95             0.00
May 25, 2010...........   14,086,027.43      2,185,672.31             0.00
June 25, 2010..........   13,947,854.56      2,184,757.89             0.00
July 25, 2010..........   13,805,476.37      2,183,839.65             0.00
August 25, 2010........   13,659,139.93      2,182,917.58             0.00
September 25, 2010.....   13,509,084.06      2,181,991.68             0.00
October 25, 2010.......   13,355,539.61      2,181,061.91             0.00
November 25, 2010......   13,198,729.62      2,180,128.27             0.00
December 25, 2010......   13,038,869.60      2,179,190.75             0.00
January 25, 2011.......   12,876,167.71      2,178,249.31             0.00
February 25, 2011......   12,707,800.30      2,177,303.95             0.00
March 25, 2011.........   12,537,161.48      2,176,354.66             0.00
April 25, 2011.........   12,364,433.07      2,175,401.41             0.00
May 25, 2011...........   12,189,790.45      2,174,444.18             0.00
June 25, 2011..........   12,013,402.72      2,173,482.97             0.00
July 25, 2011..........   11,835,432.93      2,172,517.75             0.00
August 25, 2011........   11,656,038.24      2,171,548.51             0.00
September 25, 2011.....   11,475,370.06      2,170,575.24             0.00
October 25, 2011.......   11,293,574.24      2,169,597.90             0.00
November 25, 2011......   11,110,791.23      2,168,616.50             0.00
December 25, 2011......   10,927,156.24      2,167,631.00             0.00
January 25, 2012.......   10,742,799.38      2,166,641.40             0.00
February 25, 2012......   10,555,863.46      2,165,647.68             0.00
March 25, 2012.........   10,368,614.14      2,164,649.82             0.00
April 25, 2012.........   10,181,159.81      2,163,647.79             0.00
May 25, 2012...........    9,993,604.52      2,162,641.60             0.00
June 25, 2012..........    9,806,048.13      2,161,631.21             0.00
July 25, 2012..........    9,618,586.51      2,160,616.61             0.00
August 25, 2012........    9,431,311.56      2,159,597.78             0.00


                                      S-98

   DISTRIBUTION DATE       SCHEDULE 1        SCHEDULE 2       SCHEDULE 3        SCHEDULE 4       SCHEDULE 5        SCHEDULE 6
-----------------------  ---------------  --------------    --------------   --------------    --------------   --------------
September 25, 2012.....    $6,868,373.14  $42,065,337.40    $33,643,288.79   $26,497,109.80    $20,456,292.64   $15,370,082.16
October 25, 2012.......     6,621,036.30   41,507,959.04     33,152,544.01    26,075,713.26     20,104,599.18    15,086,636.71
November 25, 2012......     6,381,093.12   40,945,236.84     32,658,579.10    25,652,662.19     19,752,329.81    14,803,276.70
December 25, 2012......     6,148,341.93   40,377,364.71     32,161,573.90    25,228,115.56     19,399,619.42    14,520,112.58
January 25, 2013.......     5,922,586.28   39,804,531.33     31,661,703.11    24,802,227.41     19,046,598.33    14,237,250.60
February 25, 2013......     5,708,002.56   39,223,621.30     31,156,317.29    24,372,772.38     18,691,427.64    13,953,204.32
March 25, 2013.........     5,499,737.38   38,638,374.82     30,648,641.66    23,942,487.87     18,336,387.29    13,669,828.75
April 25, 2013.........     5,297,621.18   38,048,953.86     30,138,824.78    23,511,502.85     17,981,584.09    13,387,208.79
May 25, 2013...........     5,101,488.74   37,455,516.10     29,627,011.00    23,079,942.22     17,627,121.10    13,105,425.95
June 25, 2013..........     4,911,179.06   36,858,215.01     29,113,340.53    22,647,926.96     17,273,097.72    12,824,558.48
July 25, 2013..........     4,726,535.24   36,257,199.99     28,597,949.60    22,215,574.22     16,919,609.80    12,544,681.49
August 25, 2013........     4,547,404.37   35,652,616.46     28,080,970.57    21,782,997.45     16,566,749.79    12,265,866.98
September 25, 2013.....     4,373,637.48   35,044,605.94     27,562,531.94    21,350,306.45     16,214,606.74    11,988,183.99
October 25, 2013.......     4,205,089.38   34,433,306.19     27,042,758.56    20,917,607.48     15,863,266.46    11,711,698.63
November 25, 2013......     4,041,618.62   33,818,851.25     26,521,771.62    20,485,003.37     15,512,811.57    11,436,474.23
December 25, 2013......     3,883,087.37   33,201,371.58     25,999,688.81    20,052,593.60     15,163,321.63    11,162,571.33
January 25, 2014.......     3,729,361.32   32,580,994.11     25,476,624.40    19,620,474.38     14,814,873.19    10,890,047.88
February 25, 2014......     3,580,309.64   31,957,842.35     24,952,689.29    19,188,738.74     14,467,539.86    10,618,959.20
March 25, 2014.........     3,435,804.82   31,332,036.50     24,427,991.15    18,757,476.63     14,121,392.46    10,349,358.13
April 25, 2014.........     3,295,722.66   30,703,693.47     23,902,634.45    18,326,774.96     13,776,499.02    10,081,295.09
May 25, 2014...........     3,159,942.16   30,072,926.99     23,376,720.56    17,896,717.73     13,432,924.88     9,814,818.11
June 25, 2014..........     3,028,345.41   29,439,847.74     22,850,347.86    17,467,386.09     13,090,732.81     9,549,972.98
July 25, 2014..........     2,900,817.57   28,804,563.33     22,323,611.76    17,038,858.37     12,749,983.00     9,286,803.23
August 25, 2014........     2,777,246.75   28,167,178.47     21,796,604.81    16,611,210.23     12,410,733.22     9,025,350.28
September 25, 2014.....     2,657,523.95   27,527,794.99     21,269,416.80    16,184,514.69     12,073,038.83     8,765,653.44
October 25, 2014.......     2,541,543.00   26,886,511.90     20,742,134.76    15,758,842.20     11,736,952.85     8,507,749.98
November 25, 2014......     2,429,200.48   26,243,425.51     20,214,843.08    15,334,260.69     11,402,526.05     8,251,675.24
December 25, 2014......     2,320,395.63   25,598,629.47     19,687,623.57    14,910,835.72     11,069,807.03     7,997,462.65
January 25, 2015.......     2,215,030.33   24,952,214.83     19,160,555.54    14,488,630.42     10,738,842.21     7,745,143.78
February 25, 2015......     2,113,009.00   24,304,270.12     18,633,715.80    14,067,705.66     10,409,675.96     7,494,748.42
March 25, 2015.........     2,014,238.53   23,654,881.40     18,107,178.84    13,648,120.06     10,082,350.66     7,246,304.66
April 25, 2015.........     1,918,628.26   23,004,132.34     17,581,016.75    13,229,930.06      9,756,906.68     6,999,838.85
May 25, 2015...........     1,826,089.87   22,352,104.26     17,055,299.42    12,813,189.97      9,433,382.55     6,755,375.77
June 25, 2015..........     1,736,537.35   21,698,876.21     16,530,094.48    12,397,952.07      9,111,814.93     6,512,938.59
July 25, 2015..........     1,649,886.94   21,044,525.02     16,005,467.44    11,984,266.60      8,792,238.67     6,272,548.98
August 25, 2015........     1,566,057.07   20,389,125.33     15,481,481.70    11,572,181.85      8,474,686.91     6,034,227.11
September 25, 2015.....     1,484,968.30   19,732,749.68     14,958,198.62    11,161,744.24      8,159,191.09     5,797,991.74
October 25, 2015.......     1,406,543.27   19,075,468.57     14,435,677.58    10,752,998.32      7,845,781.01     5,563,860.23
November 25, 2015......     1,330,706.65   18,417,350.46     13,913,976.01    10,345,986.85      7,534,484.90     5,331,848.62
December 25, 2015......     1,257,385.09   17,758,461.89     13,393,149.47     9,940,750.84      7,225,329.43     5,101,971.62
January 25, 2016.......     1,186,507.18   17,098,867.45     12,873,251.66     9,537,329.59      6,918,339.76     4,874,242.71
February 25, 2016......     1,118,003.36   16,438,629.91     12,354,334.52     9,135,760.78      6,613,539.63     4,648,674.17
March 25, 2016.........     1,051,805.93   15,777,810.22     11,836,448.23     8,736,080.45      6,310,951.34     4,425,277.08
April 25, 2016.........       987,848.95   15,116,467.57     11,319,641.30     8,338,323.12      6,010,595.86     4,204,061.39
May 25, 2016...........       926,068.26   14,454,659.41     10,803,960.52     7,942,521.74      5,712,492.79     3,985,035.96
June 25, 2016..........       866,401.36   13,792,441.52     10,289,451.16     7,548,707.82      5,416,660.47     3,768,208.60
July 25, 2016..........       808,787.42   13,129,868.07      9,776,156.87     7,156,911.42      5,123,116.01     3,553,586.07
August 25, 2016........       753,167.22   12,466,991.62      9,264,119.79     6,767,161.23      4,831,875.28     3,341,174.16
September 25, 2016.....       699,483.11   11,803,863.19      8,753,380.58     6,379,484.55      4,542,953.01     3,130,977.71
October 25, 2016.......       647,678.98   11,140,532.27      8,243,978.44     5,993,907.39      4,256,362.76     2,923,000.61
November 25, 2016......       597,700.21   10,477,046.89      7,735,951.17     5,610,454.46      3,972,117.02     2,717,245.89
December 25, 2016......       549,493.63    9,813,453.66      7,229,335.23     5,229,149.24      3,690,227.20     2,513,715.71

   DISTRIBUTION DATE        SCHEDULE 7       SCHEDULE 8        SCHEDULE 9
-----------------------  --------------    --------------   --------------
September 25, 2012.....   $9,244,311.39     $2,143,918.44            $0.00
October 25, 2012.......    9,057,670.41      2,097,366.72             0.00
November 25, 2012......    8,871,469.45      2,050,640.73             0.00
December 25, 2012......    8,685,785.89      2,003,782.19             0.00
January 25, 2013.......    8,500,693.72      1,956,830.95             0.00
February 25, 2013......    8,315,177.31      1,909,417.47             0.00
March 25, 2013.........    8,130,518.36      1,862,042.96             0.00
April 25, 2013.........    7,946,773.52      1,814,738.00             0.00
May 25, 2013...........    7,763,996.77      1,767,531.74             0.00
June 25, 2013..........    7,582,239.52      1,720,451.87             0.00
July 25, 2013..........    7,401,550.70      1,673,524.78             0.00
August 25, 2013........    7,221,976.82      1,626,775.52             0.00
September 25, 2013.....    7,043,562.06      1,580,227.86             0.00
October 25, 2013.......    6,866,348.35      1,533,904.39             0.00
November 25, 2013......    6,690,375.39      1,487,826.48             0.00
December 25, 2013......    6,515,680.80      1,442,014.39             0.00
January 25, 2014.......    6,342,300.15      1,396,487.26             0.00
February 25, 2014......    6,170,266.97      1,351,263.18             0.00
March 25, 2014.........    5,999,612.95      1,306,359.24             0.00
April 25, 2014.........    5,830,367.87      1,261,791.51             0.00
May 25, 2014...........    5,662,559.72      1,217,575.13             0.00
June 25, 2014..........    5,496,214.77      1,173,724.31             0.00
July 25, 2014..........    5,331,357.59      1,130,252.41             0.00
August 25, 2014........    5,168,011.14      1,087,171.89             0.00
September 25, 2014.....    5,006,196.82      1,044,494.46             0.00
October 25, 2014.......    4,845,934.48      1,002,230.97             0.00
November 25, 2014......    4,687,242.54        960,391.56             0.00
December 25, 2014......    4,530,138.00        918,985.63             0.00
January 25, 2015.......    4,374,636.48        878,021.86             0.00
February 25, 2015......    4,220,752.28        837,508.27             0.00
March 25, 2015.........    4,068,498.46        797,452.24             0.00
April 25, 2015.........    3,917,886.81        757,860.50             0.00
May 25, 2015...........    3,768,927.97        718,739.21             0.00
June 25, 2015..........    3,621,631.42        680,093.93             0.00
July 25, 2015..........    3,476,005.55        641,929.67             0.00
August 25, 2015........    3,332,057.67        604,250.92             0.00
September 25, 2015.....    3,189,794.09        567,061.65             0.00
October 25, 2015.......    3,049,220.13        530,365.35             0.00
November 25, 2015......    2,910,340.15        494,165.03             0.00
December 25, 2015......    2,773,157.60        458,463.26             0.00
January 25, 2016.......    2,637,675.06        423,262.16             0.00
February 25, 2016......    2,503,894.27        388,563.47             0.00
March 25, 2016.........    2,371,816.13        354,368.50             0.00
April 25, 2016.........    2,241,440.80        320,678.23             0.00
May 25, 2016...........    2,112,767.64        287,493.20             0.00
June 25, 2016..........    1,985,795.33        254,813.69             0.00
July 25, 2016..........    1,860,521.84        222,639.59             0.00
August 25, 2016........    1,736,944.48        190,970.51             0.00
September 25, 2016.....    1,615,059.93        159,805.75             0.00
October 25, 2016.......    1,494,864.23        129,144.30             0.00
November 25, 2016......    1,376,352.86         98,984.91             0.00
December 25, 2016......    1,259,520.74         69,326.04             0.00


                                      S-99

   DISTRIBUTION DATE       SCHEDULE 1        SCHEDULE 2       SCHEDULE 3        SCHEDULE 4       SCHEDULE 5        SCHEDULE 6
-----------------------  ---------------  --------------    --------------   --------------    --------------   --------------
January 25, 2017.......      $503,007.49   $9,149,797.76     $6,724,165.70    $4,850,014.01     $3,410,703.69    $2,312,411.38
February 25, 2017......       458,191.42    8,486,123.06      6,220,476.40     4,473,069.87      3,133,555.89     2,113,333.45
March 25, 2017.........       414,996.41    7,822,472.04      5,718,299.87     4,098,336.77      2,858,792.19     1,916,481.67
April 25, 2017.........       373,374.76    7,158,885.92      5,217,667.41     3,725,833.55      2,586,420.08     1,721,855.05
May 25, 2017...........       333,280.03    6,495,404.69      4,718,609.16     3,355,578.01      2,316,446.14     1,529,451.90
June 25, 2017..........       294,667.04    5,832,067.06      4,221,154.08     2,987,586.88      2,048,876.09     1,339,269.83
July 25, 2017..........       257,491.84    5,168,910.58      3,725,329.98     2,621,875.87      1,783,714.74     1,151,305.77
August 25, 2017........       221,711.65    4,505,971.61      3,231,163.58     2,258,459.72      1,520,966.13       965,556.03
September 25, 2017.....       187,284.83    3,843,285.42      2,738,680.55     1,897,352.22      1,260,633.52       782,016.32
October 25, 2017.......       154,170.89    3,180,886.12      2,247,905.49     1,538,566.22      1,002,719.35       600,681.72
November 25, 2017......       122,330.43    2,518,806.79      1,758,861.99     1,182,113.68        747,225.35       421,546.77
December 25, 2017......        91,725.10    1,857,079.45      1,271,572.67       828,005.68        494,152.54       244,605.45
January 25, 2018.......        62,317.62    1,195,735.08        786,059.17       476,252.46        243,501.21        69,851.22
February 25, 2018......        34,071.69      534,803.70        302,342.21       126,863.44              0.00             0.00
March 25, 2018.........         6,952.03            0.00              0.00             0.00              0.00             0.00
April 25, 2018
  and thereafter.......             0.00            0.00              0.00             0.00              0.00             0.00

   DISTRIBUTION DATE        SCHEDULE 7       SCHEDULE 8        SCHEDULE 9
-----------------------  --------------    --------------   --------------
January 25, 2017.......   $1,144,362.25        $40,165.94            $0.00
February 25, 2017......    1,030,871.25         11,502.58             0.00
March 25, 2017.........      919,041.10              0.00             0.00
April 25, 2017.........      808,864.72              0.00             0.00
May 25, 2017...........      700,334.55              0.00             0.00
June 25, 2017..........      593,442.65              0.00             0.00
July 25, 2017..........      488,180.60              0.00             0.00
August 25, 2017........      384,539.65              0.00             0.00
September 25, 2017.....      282,510.67              0.00             0.00
October 25, 2017.......      182,084.17              0.00             0.00
November 25, 2017......       83,250.32              0.00             0.00
December 25, 2017......            0.00              0.00             0.00
January 25, 2018.......            0.00              0.00             0.00
February 25, 2018......            0.00              0.00             0.00
March 25, 2018.........            0.00              0.00             0.00
April 25, 2018
  and thereafter.......            0.00              0.00             0.00

                          INDEX OF CERTAIN DEFINITIONS

Accretion Directed Certificates................................................................................S-42
Accrual Certificates...........................................................................................S-42
Aggregate Cut-off Date Loan Group 1 Balance....................................................................S-17
Aggregate Cut-off Date Loan Group 2 Balance....................................................................S-17
Aggregate Cut-off Date Pool Principal Balance..................................................................S-17
A-P Formula Principal Amount...................................................................................S-61
A-P Percentage.................................................................................................S-52
Applicable Credit Support Percentage...........................................................................S-59
Assignment Agreements..........................................................................................S-18
Assumed Balance................................................................................................S-50
Available Funds................................................................................................S-48
Bankruptcy Loss Coverage Amount................................................................................S-85
Bankruptcy Losses..............................................................................................S-66
book-entry certificates........................................................................................S-45
Business Day...................................................................................................S-45
Certificateholder..............................................................................................S-45
Class 1-A-6 Accrual Amount.....................................................................................S-53
Class 2-A-4 Deceased Holder....................................................................................S-64
Class 2-A-4 Living Holders.....................................................................................S-61
Class 2-A-4 Policy.............................................................................................S-86
Class 2-A-4 Rounding Account...................................................................................S-62
Class A-P Certificates.........................................................................................S-42
Class A-P Deferred Amount......................................................................................S-65
Class Principal Balance........................................................................................S-42
Class Subordination Percentage.................................................................................S-59
Closing Date...................................................................................................S-40
Code...........................................................................................................S-90
Companion Certificates.........................................................................................S-42
CPR......................................................................................................S-70, S-96
Custodial Account..............................................................................................S-47
Cut-off Date...................................................................................................S-17
Debt Service Reduction.........................................................................................S-86
Defective Mortgage Loan........................................................................................S-26
Deficiency Amount..............................................................................................S-88
Deficient Valuation............................................................................................S-86
Deleted Mortgage Loan..........................................................................................S-26
Depositor......................................................................................................S-26
Determination Date.............................................................................................S-38
Discount Mortgage Loan.........................................................................................S-51
Distribution Account...........................................................................................S-47
Distribution Date..............................................................................................S-45
DTC............................................................................................................S-45
Due Date.................................................................................................S-18, S-56
e-MITS.........................................................................................................S-28
ERISA..........................................................................................................S-91
Excess Losses..................................................................................................S-66
Exemption......................................................................................................S-92
Expense Fee Rate...............................................................................................S-38
FHA............................................................................................................S-30
Final Regulations..............................................................................................S-91
Fitch..........................................................................................................S-89


                                     S-101

Fraud Loss Coverage Amount.....................................................................................S-85
Fraud Losses...................................................................................................S-66
Full Doc Express...............................................................................................S-29
Full/Alternate.................................................................................................S-29
GAAP...........................................................................................................S-88
Global Securities...............................................................................................I-1
GreenPoint...............................................................................................S-18, S-27
GreenPoint Financial...........................................................................................S-31
GreenPoint Mortgage............................................................................................S-32
GreenPoint Mortgage Loans................................................................................S-18, S-27
Group 1 Certificates...........................................................................................S-41
Group 1 Mortgage Loans.........................................................................................S-17
Group 2 Certificates...........................................................................................S-42
Group 2 Mortgage Loans.........................................................................................S-17
Individual Class 2-A-4 Certificate.............................................................................S-61
IndyMac..................................................................................................S-18, S-27
IndyMac Mortgage Loans...................................................................................S-18, S-27
Insured Certificates...........................................................................................S-42
Insured Payment................................................................................................S-88
interest accrual period........................................................................................S-49
interest distribution amount...................................................................................S-49
Last Scheduled Distribution Date...............................................................................S-69
Limited........................................................................................................S-29
Liquidated Mortgage Loan.......................................................................................S-66
Loan Group.....................................................................................................S-17
Loan Group 1...................................................................................................S-17
Loan Group 2...................................................................................................S-17
Loan Group Principal Balance...................................................................................S-57
Loan-to-Value Ratio............................................................................................S-19
Lottery Certificates...........................................................................................S-42
LPMI Mortgage Loans............................................................................................S-19
Master REMIC...................................................................................................S-90
Master Servicer..........................................................................................S-18, S-26
Master Servicer Fee............................................................................................S-38
Master Servicing Fee Rate......................................................................................S-38
Monthly Advance................................................................................................S-38
Moody's........................................................................................................S-95
Mortgage.......................................................................................................S-26
Mortgage File..................................................................................................S-26
Mortgage Loans.................................................................................................S-17
Mortgage Note..................................................................................................S-26
Mortgage Pool..................................................................................................S-17
Mortgaged Property.............................................................................................S-17
NAS Certificates...............................................................................................S-42
National City............................................................................................S-18, S-27
National City Mortgage Loans.............................................................................S-18, S-27
Net Interest Shortfall.........................................................................................S-50
Net Mortgage Rate..............................................................................................S-38
No Doc.........................................................................................................S-29
No Income/No Asset.............................................................................................S-29
No Ratio.......................................................................................................S-29
Non-A-P Formula Principal Amount...............................................................................S-52
Non-A-P Percentage.............................................................................................S-51
Non-Discount Mortgage Loan.....................................................................................S-51
Non-PO Pool Balance............................................................................................S-55



                                     S-102

Notional Amount................................................................................................S-43
Notional Amount Certificates...................................................................................S-42
OID............................................................................................................S-90
Original Applicable Credit Support Percentage..................................................................S-59
original subordinate principal balance.........................................................................S-58
Originators..............................................................................................S-18, S-27
Percentage Interest............................................................................................S-72
Planned Balance Certificates...................................................................................S-42
Plans..........................................................................................................S-91
Pool Principal Balance.........................................................................................S-57
Pooling and Servicing Agreement................................................................................S-26
Preference Amount..............................................................................................S-88
Preferred Delegated Underwriting Program.......................................................................S-28
Prepayment Assumption..........................................................................................S-70
Prepayment Period..............................................................................................S-56
Prepayment Scenario............................................................................................S-70
Prepayment Shift Percentage....................................................................................S-55
Prior Approval Program.........................................................................................S-28
Priority Amount................................................................................................S-55
Priority Percentage............................................................................................S-55
Privately Offered Certificates.................................................................................S-41
PSA............................................................................................................S-70
PTCE...........................................................................................................S-93
Radian.........................................................................................................S-86
Radian Group...................................................................................................S-89
Rating Agencies................................................................................................S-95
Realized Loss..................................................................................................S-66
Record Date....................................................................................................S-45
Regular Certificates...........................................................................................S-90
Relief Act Reduction...........................................................................................S-50
Replacement Mortgage Loan......................................................................................S-26
Reserve Fund...................................................................................................S-50
Residual Certificates..........................................................................................S-42
Restricted Classes.............................................................................................S-59
restricted group...............................................................................................S-92
S&P............................................................................................................S-95
Scheduled Principal Distribution Amount........................................................................S-55
Securities Administrator.......................................................................................S-26
Seller.........................................................................................................S-26
Senior Certificate Group.......................................................................................S-42
Senior Certificates............................................................................................S-40
Senior Credit Support Depletion Date...........................................................................S-65
Senior Percentage..............................................................................................S-57
Senior Prepayment Percentage...................................................................................S-57
Senior Principal Distribution Amount...........................................................................S-56
Senior Termination Date........................................................................................S-58
Servicer Remittance Date.......................................................................................S-37
Servicing Fee..................................................................................................S-37
Servicing Fee Rate.............................................................................................S-37
Shift Percentage...............................................................................................S-56
Special Hazard Loss Coverage Amount............................................................................S-85
Special Hazard Losses..........................................................................................S-66
Stated Income..................................................................................................S-29
Stated Principal Balance.......................................................................................S-56
structuring assumptions........................................................................................S-69



                                     S-103

Subordinated Certificates......................................................................................S-41
Subordinated Percentage........................................................................................S-57
Subordinated Prepayment Percentage.............................................................................S-57
Subordinated Principal Distribution Amount.....................................................................S-59
Subsequent Recoveries..........................................................................................S-67
Substitution Adjustment Amount.................................................................................S-27
super jumbos...................................................................................................S-30
Targeted Balance Certificates..................................................................................S-42
Trust Fund...............................................................................................S-17, S-43
Trustee........................................................................................................S-26
U.S. Person.....................................................................................................I-3
Undercollateralization Distribution............................................................................S-58
Undercollateralized Group......................................................................................S-58
underlying mortgage loan purchase agreement....................................................................S-18
underlying servicing agreements................................................................................S-18
Underwriter....................................................................................................S-94
Unscheduled Principal Distribution Amount......................................................................S-55
VA S-30
Wells Fargo........................................................................................S-18, S-26, S-36

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Offered Certificates will be offered globally (the "Global Securities") and will be available only in book-entry form. Investors in the Global Securities may hold Such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be Subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to conventional eurobonds, except that there will be no temporary global Security and no "lock-up" or restricted period. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset-backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period, and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The Securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended at line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last Coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          1. borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing System's Customary procedures;

          2. borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

          3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding Securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between Such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemptions for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification),

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date such form is signed.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise) or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a Court within the United States is able to exercise primary Supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be a U.S. Person. This Summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    ANNEX II

                          INDEPENDENT AUDITORS' REPORT

RADIAN ASSET ASSURANCE INC.
INDEPENDENT AUDITORS' REPORT

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2002, 2001 and 2000

To the Board of Directors and Shareholder of Radian Asset Assurance Inc.

We have audited the accompanying consolidated balance sheets of Radian Asset Assurance Inc. (formerly, "Asset Guaranty Insurance Company") and Subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Radian Asset Assurance Inc. and Subsidiary as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 15 to the consolidated financial statements, the Company recognized a loss of $111 million relating to a single insured obligation subsequent to December 31, 2002.




/s/ DELOITTE & TOUCHE LLP
Stamford, Connecticut
May 9, 2003
(January 14, 2004 as to Note 15)

                           RADIAN ASSET ASSURANCE INC.

                           CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)

                                                                                           December 31,
                                                                            --------------------------------------------
                                                                                   2002                   2001
                                                                            -------------------- -----------------------
ASSETS
   Investments:
     Fixed maturities, available for sale, at fair value (amortized cost        $590,764                $328,282
       $577,681 and $329,931)
     Trading securities at fair value (cost $11,536 and $6,698)                   11,128                   7,090
     Common stock, at fair value (cost $931)                                       1,153                   1,109
     Short-term investments                                                       39,476                  34,594
                                                                                  ------                  ------
      Total investments                                                          642,521                 371,075

Cash and cash equivalents                                                         10,293                   4,283
Premiums receivable                                                               22,522                  14,744
Accrued interest and dividends receivable                                          6,971                   4,029
Deferred policy acquisition costs                                                 31,686                  21,719
Prepaid reinsurance premiums                                                      19,516                  14,036
Reinsurance recoverable on unpaid losses                                           2,173                     213
   Federal income taxes receivable                                                     -                      30
  Credit derivatives                                                              22,613                   2,066
Other assets                                                                       4,981                   5,529
                                                                                   -----                   -----
TOTAL ASSETS                                                                    $763,276                $437,724
                                                                                 =======                 =======

Liabilities and Shareholder's Equity

Liabilities
   Losses and loss adjustment expenses                                          $ 81,370                $ 66,200
   Reinsurance payable on paid losses and loss adjustment expenses                 5,101                   6,117
   Deferred premium revenue                                                      227,453                 148,821
   Deferred federal income taxes                                                  14,203                   5,057
   Payable to affiliates                                                           5,875                   8,767
   Federal income taxes payable                                                    4,583                       -
   Accrued expenses and other liabilities                                         12,017                   4,122
                                                                                  ------                   -----
       TOTAL LIABILITIES                                                         350,602                 239,084
                                                                                 -------                 -------

Shareholder's Equity
   Common stock - $150 par value,                                                 15,000                  15,000
   Authorized, issued and outstanding -100,000 shares
   Additional paid-in capital                                                    236,360                  86,360
   Retained earnings                                                             151,450                  98,355
   Accumulated other comprehensive income/(loss)                                   9,864                  (1,075)
                                                                                   -----                  ------
       TOTAL SHAREHOLDER'S EQUITY                                                412,674                 198,640
                                                                                 -------                 -------
       TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                               $763,276                $437,724
                                                                                 =======                 =======

                 See notes to consolidated financial statements.

                           RADIAN ASSET ASSURANCE INC.

                        CONSOLIDATED STATEMENTS OF INCOME

                                 (IN THOUSANDS)


                                                                   Years Ended December 31,
                                                  -----------------------------------------------------------
                                                         2002                 2001                2000
                                                  -------------------- ------------------- ------------------
Revenues
Net premiums written                                    $171,069             $72,299            $43,214
Increase in deferred premium revenue                     (73,151)            (19,840)            (1,918)
                                                         --------            --------            -------
Premiums earned                                           97,918              52,459             41,296

Net investment income                                     23,708              16,885             17,709
Other income                                                 712               4,079              3,815
                                                             ---               -----              -----
     TOTAL REVENUES                                      122,338              73,423             62,820
                                                         -------              ------             ------

Expenses
Losses and loss adjustment expenses                       34,642              38,493             27,660
Policy acquisition costs                                  18,276              11,085             19,935
Other operating expenses                                  16,135              16,175             13,994
                                                          ------              ------             ------
     TOTAL EXPENSES                                       69,053              65,753             61,589
                                                          ------              ------             ------

GAINS AND LOSSES
Gain (loss) on sales of investments                          387                  (3)               634
Change in fair value of derivative
     instruments                                          19,748               2,458                  -
                                                          ------               -----                  -
     TOTAL GAINS AND LOSSES                               20,135               2,455                634
                                                          ------               -----                ---
Income before income taxes                                73,420              10,125              1,865
Income taxes                                              20,325                 923                487
                                                          ------                 ---                ---
     NET INCOME                                          $53,095              $9,202             $1,378
                                                          ======               =====              =====



                 See notes to consolidated financial statements.

                           RADIAN ASSET ASSURANCE INC.

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

              FOR THE YEARS ENDED DECEMBER 31, 2000, 2001 AND 2002

                       (IN THOUSANDS EXCEPT SHARE AMOUNTS)


                                                                                                Accumulated
                                             Common Stock        Additional                        Other
                                         ----------------------    Paid-in       Retained      Comprehensive
                                          Shares      Amount       Capital       Earnings          Income            Total
                                          ------      ------       -------       --------          ------            -----
Balance, December 31, 1999                 100,000     $15,000      $54,077      $96,775         $ (8,422)           $157,430
Comprehensive Income:
  Net income                                 -          -             -            1,378             -                 -
  Unrealized gains during the
    period (net of tax of $6,709)            -          -             -             -               14,504             -
  Reclassification adjustment for
    gains included in net income
    (net of tax of $230)                     -          -             -             -                (404)             -
                                                                               ------------- ------------------- --------------
Total comprehensive income                   -          -             -                                                15,478
Capital contributions                                                 8,200                                             8,200
Dividends paid                               -          -             -           (4,000)            -                 (4,000)
                                         ---------- ----------- -------------- ------------- ------------------- --------------
Balance, December 31, 2000                 100,000      15,000       62,277       94,153             5,678            177,108
Comprehensive Income:
Net income                                   -          -             -           9,202              -                 -
  Unrealized foreign currency                -          -             -             -                 (79)             -
      adjustment (net of tax of $36)
   Unrealized gains during the
      period (net of tax $343)               -          -             -             -             472                  -
   Reclassification adjustment for
   losses included in net income
     (net of tax of $1)                      -          -             -             -                   2              -
                                                                               ------------- ------------------- --------------
Total comprehensive income                   -          -             -                                                 9,597
Capital contributions                        -          -            25,000         -                -                 25,000
Purchase price adjustments                   -          -              (917)        -             (7,148)              (8,065)
Dividends paid                               -          -             -           (5,000)            -                 (5,000)
                                         ---------- ----------- -------------- ------------- ------------------- --------------
Balance, December 31, 2001                 100,000     $15,000      $86,360      $98,355         $(1,075)            $198,640
Comprehensive Income:
   Net income                                -          -             -           53,095             -                 -
  Unrealized foreign currency                -          -             -             -               1,172              -
      adjustment (net of tax of $631)
   Unrealized gains during the
     period (net of tax $5,327)              -          -             -             -           10,019                 -
   Reclassification adjustment for
   gains included in net income
     (net of tax of $135)                    -          -             -             -               (252)              -
                                                                               ------------- ------------------- --------------
Total comprehensive income                   -          -             -                                                64,034
Capital contributions                        -          -           150,000         -                -                150,000
                                         ---------- ----------- -------------- ------------- ------------------- --------------
Balance, December 31, 2002                 100,000     $15,000     $236,360     $151,450           $9,864            $412,674
                                         ========== =========== ============== ============= =================== ==============

                 See notes to consolidated financial statements.

                           RADIAN ASSET ASSURANCE INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                   Years ended December 31,
                                                                     ------------------------------------------------------------
                                                                            2002               2001                 2000
                                                                     ------------------- ------------------- --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                            $53,095              $9,202               $1,378
   Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization                                      (395)                744               (1,235)
         Net gains from investments                                      (20,135)             (2,455)                (634)
         Income taxes, net                                                 7,893                (752)              (5,509)
         Change in assets and liabilities:
             Premiums receivable                                          (7,778)             (6,697)               2,517
             Accrued interest and dividends receivable                    (2,942)               (235)                (530)
             Accrued expenses and other liabilities                        1,235              (2,253)               1,985
             Deferred policy acquisition costs                            (9,967)             (6,319)               2,581
             Deferred premium revenue, net                                73,152              19,841                1,918
             Losses and loss adjustment expenses, net                     12,194              23,009               13,378
             (Receivable from) payable to affiliates                      (2,892)            (14,136)              15,334
             Proceeds from sales of trading securities                     3,715                   -                    -
             Purchases of trading securities                              (8,908)             (7,291)                   -
             Payable for securities                                        6,511                   -                5,950
             Other, net                                                    2,009                (236)              (3,212)
                                                                           -----                -----              -------
   Net cash provided by operating activities                             106,787              12,422               33,921
                                                                         -------              ------               ------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sales and maturities of fixed                             299,551            166,338              192,403
     maturity investments
  Purchase of fixed maturity investments                                (545,822)           (182,451)            (212,143)
  Proceeds from sales of common stocks                                     4,782               2,664         -
  Purchases of common stocks                                              (4,406)            (18,950)                   -
  Proceeds from short-term investments, net                               (4,882)              4,260              (21,308)
  Other                                                                        -                   -                  239
                                                                               -                   -                  ---
  Net cash used in investing activities                                 (250,777)            (28,139)             (40,809)
                                                                        --------             -------              -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital contribution                                                  150,000              25,000                8,200
   Dividends paid                                                              -              (5,000)              (4,000)
                                                                               -              ------               ------
   Net cash provided by financing activities                             150,000              20,000                4,200
                                                                         -------              ------                -----

Net change in cash and cash equivalents                                    6,010               4,283               (2,688)
Cash and cash equivalents, beginning of year                               4,283                   -                2,688
                                                                           -----                   -                -----
Cash and cash equivalents, end of year                                  $ 10,293             $ 4,283                 $  -
                                                                         =======              ======                  ===

SUPPLEMENTAL DISCLOSURES OF
   CASH FLOW INFORMATION:

   Cash paid during the year for income taxes                           $ 12,432             $ 1,675              $ 5,996
                                                                         =======              ======               ======

                 See notes to consolidated financial statements.

                           RADIAN ASSET ASSURANCE INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   ORGANIZATION AND NATURE OF OPERATIONS

     Radian Asset Assurance Inc. ("Radian Asset", and together with its consolidated subsidiary, the "Company") is a wholly-owned subsidiary of Enhance Financial Services Group Inc. ("Enhance Financial"). Effective January 1, 2002, the name of the Company was changed to Radian Asset Assurance Inc. from Asset Guaranty Insurance Company. Radian Asset principally insures financial guaranties and reinsures on both a treaty and facultative basis, on new and secondary market municipal bonds and structured corporate and real estate backed financing. In addition, Radian Asset services certain specialty market areas not served by the monoline financial guaranty industry, such as trade credit reinsurance, financial responsibility bonds and direct financial guaranty insurance.

     Radian Asset owns substantially all of the outstanding common stock of Van-American Company, Inc. ("Van Am Co."). Van Am Co. and its wholly owned subsidiaries, Van-American Insurance Company ("Van Am Insurance"), Van-American Insurance Agency Inc., Van-American Business Services, Inc., and Vantage Coal Sales Inc. (collectively referred to as "Van Am"), principally insure reclamation and landfill closure bonds and post-closure care and maintenance bonds for the coal and waste disposal industries, respectively, primarily in Kentucky and West Virginia.

     Due to intense pricing competition in Van Am's core business and a poor strategic fit with Radian Asset's other operations, Radian Asset decided during 1998, to exit the financial responsibility bond line of business and sell its interest in Van Am. In December 2000, the Kentucky Department of Insurance approved a run-off plan ("Plan"). The Plan provides for Van Am to cease issuing insurance coverage and to affect a run-off of the insurance business over a projected five-year plan.

     On February 28, 2001, Radian Group Inc. ("Radian") acquired Enhance Financial (the "Acquisition"). Shareholders of Enhance Financial received .22 shares of Radian's common stock in return for each share of Enhance Financial common stock. Radian provides private mortgage insurance coverage in the United States on residential mortgage loans.

     The purchase price for the Acquisition was approximately $581.5 million. The Acquisition was accounted for as a purchase, and accordingly, the assets and liabilities of Enhance Financial were recorded by Radian based on their fair values at the date of Acquisition. Purchase price adjustments were recorded by the Company based on the application of the push-down basis of accounting in financial statements of subsidiaries acquired by purchase. In the determination of the fair value of the Company's assets and liabilities, deferred acquisition costs were reduced by $20.8 million to an amount which represents the future value of insurance profits acquired by Radian. As described below, other purchase price adjustments relating to investments and deferred taxes were also recorded by the Company.

2.   SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"), which for the Company differ in certain material respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The preparation of the financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. The significant accounting policies of the Company are as follows:

     CONSOLIDATION

     The accompanying financial statements include the accounts of Radian Asset and Van Am. All significant intercompany accounts and transactions, and intercompany profits and losses have been eliminated.

     INVESTMENTS

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 115 "Accounting for Certain Investments in Debt and Equity Securities," management classifies all securities at the time of purchase as "held to maturity", "available for sale" or "trading". However, as a result of the Acquisition, all held to maturity securities were reclassified to available for sale, resulting in a $1.6 million increase in additional paid-in capital in 2001. Additionally in 2001, the cost basis of all available for sale investments were marked to fair value, resulting in a $10.8 million increase in additional paid-in capital and a decrease in accumulated other comprehensive income of $7.1 million, which was net of related deferred income taxes of $3.7 million. Fixed maturity securities held to maturity are those securities for which the Company has the intent and has the ability to hold until maturity and are carried at amortized cost. Fixed maturity securities and trading securities are carried at fair value. Unrealized gains and losses, net of taxes, on the available for sale portfolio are charged or credited to accumulated other comprehensive income. Changes in the fair value on the trading portfolio are included in earnings.

     Common stocks are carried at fair value. Short-term investments are carried at amortized cost, which approximates fair value. Unrealized gains and losses, net of taxes, on common stocks are charged or credited to accumulated other comprehensive income.

     Investment income is recognized as earned and includes the accretion of bond discount and amortization of bond premium. Realized gains or losses on sales of investments are determined on the basis of specific identification.

     The Company periodically reviews its investment portfolio for declines in fair value below the amortized cost basis that are considered to be other-than-temporary and recognizes any such declines in earnings if the security has not been sold. Potential declines in fair value below the amortized cost basis considered other-than-temporary for individual securities held in the Company's investment portfolio were not material for the periods presented in this report.

     PREMIUM REVENUE RECOGNITION AND PREMIUM RECEIVABLE

     Premiums are earned in proportion to the level amortization of insured principal over the contract period or over the period that the insurance protection is provided. Deferred premium revenue represents that portion of premiums which will be earned over the remainder of the contract period, based upon information reported by primary insurers and management's estimates of amortization of insured principal in those instances where information has not been reported to the Company. When insured issues are refunded or called, the remaining deferred premium revenue is generally earned at that time, since the risk to the Company is eliminated.

     Premiums receivable include amounts payable by broker agents and/or insured parties to the Company in connection with its insurance and agency operations.

     REINSURANCE CEDED

     In the normal course of business, the Company reinsures portions of its direct and assumed exposures with other insurance companies through contracts designed to limit losses from certain risks and to protect capital and surplus.

     The following summarizes the effect of reinsurance on premiums written and earned:

     In thousands                                               Years Ended December 31,
                                 ---------------------------------------------------------------------------------------
                                             2002                          2001                        2000
                                             ----                          ----                        ----
                                    Written         Earned        Written        Earned        Written        Earned
                                    -------         ------        -------        ------        -------        ------
     Direct                         $132,483        $63,367       $59,687       $34,442        $41,034       $30,645
     Assumed                          63,217         53,799        32,605        32,000          9,752        21,262
     Ceded                            (24,631)      (19,248)      (19,993)      (13,983)        (7,572)      (10,611)
                                      -------       -------       -------       -------         ------       -------
     Net premiums                   $171,069        $97,918       $72,299       $52,459        $43,214       $41,296
                                     =======         ======        ======        ======         ======        ======

     The effect of reinsurance on losses and loss adjustment expenses for the years ended December 31, 2002, 2001 and 2000 were a decrease of $4.2 million, $0.3 million and $0.0 million, respectively.

     In the event that any or all of the reinsurers were unable to meet their obligations, the Company would be liable for such defaulted amounts.

     DEFERRED POLICY ACQUISITION COSTS

     Deferred policy acquisition costs comprise those expenses that vary with and are primarily related to the production of insurance premiums, including: commissions paid on reinsurance assumed, salaries and related costs of underwriting and marketing personnel, rating agency fees, premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers. Acquisition costs are deferred and amortized over the period in which the related premiums are earned. Deferred policy acquisition costs are reviewed periodically to determine that they do not exceed or be less than recoverable amounts, after considering investment income.

     As a result of the Acquisition, $20.8 million of deferred policy acquisition costs were written down as an adjustment to additional paid in capital in 2001. This adjustment, net of related deferred income taxes of $7.5 million, resulted in a decrease in additional paid-in capital of $13.3 million. The remaining deferred policy acquisition costs of $16.2 million, at the time of the acquisition, represents the future value of insurance profits which will be amortized over a period that approximates the future life of the insurance book of business. The amortized amounts relating to the remaining deferred policy acquisition costs for 2002 and 2001 were $2.3 million and $1.8 million, respectively.

     LOSSES AND LOSS ADJUSTMENT EXPENSES ("LAE")

     Reserves for losses and LAE in the financial guaranty business are established based on Radian Asset's best estimate of specific and non-specific losses, including expenses associated with settlement of such losses on its insured and reinsured obligations. Radian Asset's estimation of total reserves considers known defaults, and individual loss estimates reported by primary insurers and annual increases in the total net par amount outstanding of Radian Asset's insured obligations ($22.1 billion as of December 31, 2002). Radian Asset records a specific provision for losses and related LAE when reported by primary insurers or when, in Radian Asset's opinion, an insured risk is in default or a default is probable and the amount of the loss is reasonably estimable. In the case of obligations with fixed periodic payments, the provision for losses and LAE represents the present value of Radian Asset's ultimate expected losses, adjusted for estimated recoveries under salvage or subrogation rights. The non-specific reserves represent Radian Asset's best estimate of total reserves, less provisions for specific reserves. Generally, when a case basis reserve is established or adjusted, a corresponding adjustment is made to the non-specific reserve. Radian Asset discounted certain financial guaranty liabilities at an annual rate of 4.10% and 4.95% in 2002 and 2001, respectively. Discounted liabilities at December 31, 2002 and 2001 were $4.7 million and $4.4 million, net of discounts of $0.5 million and $0.8 million, respectively.

     Reserves for losses and LAE for Radian Asset's other lines of business are based on reports and individual loss estimates received from ceding companies, net of anticipated estimated recoveries under salvage and subrogation rights. In addition, a liability is included for losses and LAE incurred but not reported.

     Van Am's estimated liability for losses and loss adjustment expenses is determined using both internal information (Van Am's loss reports, individual case information and past loss experience) and industry-wide loss data. Due to the nature of Van Am's business, there are uncertainties in the predictability of claims severity and incidence.

     The Company periodically evaluates its estimates for losses and LAE and may adjust such reserves based on the Company's actual loss experience, mix of business and economic conditions. Changes in total estimates for losses and LAE are reflected in current earnings. The Company believes that its total reserves for losses and LAE are adequate to cover the ultimate cost of all claims net of reinsurance recoveries. However, the reserves are based on estimates of losses and LAE, and there can be no assurance that the ultimate liability of the Company will not exceed such estimates.

     FEDERAL INCOME TAXES

     In accordance with SFAS No. 109, "Accounting for Income Taxes," deferred federal income taxes are provided for temporary differences between the tax and financial reporting basis of assets and liabilities that will result in deductible or taxable amounts in future years when the reported amount of the asset or liability is recovered or settled. In the case of the Company, such temporary differences relate principally to premium revenue recognition and deferred acquisition costs.

     The Internal Revenue Code permits municipal bond insurance companies to deduct from taxable income, subject to certain limitations, the amounts added to the statutory contingency reserve during the year. The deduction taken is allowed only to the extent that non-interest-bearing U.S. Treasury tax and loss bonds are purchased at their par value prior to the original due date of the Company's consolidated federal tax return and held in an amount equal to the tax benefit attributable to such deductions. The amounts deducted must be included in taxable income when the contingency reserve is released, at which time the Company may redeem the tax and loss bonds to satisfy the additional tax liability. The purchases of tax and loss bonds are recorded as prepayments of federal income taxes. All tax and loss bonds were redeemed during 2002. At December 31, 2001, tax and loss bonds of $3.6 million are included in "Other Assets" on the consolidated balance sheet.

     POST-RETIREMENT AND POST-EMPLOYMENT BENEFITS

     An affiliate of the Company provides various post-retirement and post-employment benefits, including pension, health and life insurance benefits covering substantially all employees who meet certain age and service criteria. The Company accounts for these benefits under the accrual method of accounting. Amounts related to anticipated obligations under the defined benefit pension plan and post-retirement benefits are recorded based on actuarial determinations.

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     The Company adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, on January 1, 2001. The statement establishes accounting and reporting standards for derivative instruments and hedging activity and requires that all derivatives be measured at fair value and recognized as either assets or liabilities in the financial statements. Changes in the fair value of derivative instruments are recorded each period in current earnings. The adoption of SFAS No. 133 did not have a material effect on the Company's financial statements. Transactions that the Company has entered into that are accounted for under SFAS No. 133, as amended, include convertible debt securities, credit default swaps and certain financial guaranty contracts that are considered credit default swaps. Credit default swaps and certain financial guaranty contracts that are accounted for under SFAS No. 133, are part of the Company's overall business strategy of offering financial guaranty protection to its customers. Currently, none of the Company's derivatives qualify as hedges.

     SFAS No. 133 requires that the Company split its convertible debt securities into the derivative and debt host components. Over the term of the securities, changes in the fair value of the debt instrument are recorded in the Company's consolidated statement of changes in common shareholder's equity, through accumulated other comprehensive income or loss. Concurrently, a deferred tax liability or benefit is recognized as the recorded value of the debt host increases or decreases. A change in the fair value of the derivative is recorded as a gain or loss in the Company's consolidated statements of income. At December 31, 2002 and 2001 the fair value of the Company's derivative instruments, classified as trading securities, was $11.1 million and $7.1 million, respectively, as compared to an amortized value of $11.5 million and $6.7 million, respectively. The notional value of the Company's credit default swaps and certain other financial guaranty contracts accounted for under SFAS No. 133 was $4.0 billion and $0.7 billion, respectively, at December 31, 2002 and 2001. The carrying value of the Company's credit default swaps and certain other financial guaranty contracts was $22.6 million and $2.1 million at December 31, 2002 and 2001, respectively. Changes in the fair value and losses related to the credit default swaps and certain other financial guaranty contracts are recorded as a gain or loss in the Company's consolidated statements of income. Origination costs of these contracts are expensed as incurred.

     The application of SFAS 133, as amended, could result in volatility from period to period in gains and losses as reported on the Company's consolidated statements of income. The Company is unable to predict the effect this volatility may have on its financial position or results of operations.

     NEW ACCOUNTING PRONOUNCEMENTS

     In June 2001, the FASB issued two new pronouncements: SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 is effective as follows: a) use of the pooling-of-interest method is prohibited for business combinations initiated after June 30, 2001; and b) the provisions of SFAS No. 141 also apply to all business combinations accounted for by the purchase method that are completed after June 30, 2001 (that is, the date of the acquisition is July 2001 or later). There are also transition provisions that apply to business combinations completed before July 1, 2001, that were accounted for the purchase method. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001, for all goodwill and other intangible assets recognized in an entity's statement of financial position at that date, regardless of when those assets were initially recognized. The Company has adopted the provisions of SFAS No. 141 and SFAS No. 142 as of January 1, 2002. The adoption of SFAS No. 141 and SFAS No. 142 did not have a material impact on the Company's financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which addresses the financial accounting and reporting for the impairment or disposal of long-lived assets. This statement supercedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The adoption of SFAS No. 144 did not have a material impact on the financial position or results of operations of the Company.

     In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." The provisions of this statement related to the rescission of SFAS No. 4 are effective for fiscal years beginning after May 15, 2002. Certain provisions of the statement relating to SFAS No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of the statement are effective for financial statements issued on or after May 15, 2002. The provisions of this statement did not have a material impact on the Company's financial statements.

     In July 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal of activities when they are incurred rather than at the date of commitment to exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain other employee severance costs that are associated with restructuring, discontinued operations, plant closing, or other exit or disposal activity. Statement No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002.

     In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions, an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9." The Company is not within the definition of a financial institution as defined by SFAS No. 147. Therefore, this statement has no impact on the Company's financial statements.

     In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities under SFAS No. 133. SFAS No. 149 amends SFAS No. 133 for decisions made as part of (i) the Derivatives Implementation Group process that effectively required amendments to SFAS No. 133, (ii) in connection with other FASB projects dealing with financial instruments, and (iii) regarding implementation issues raised in relation to the application of the definition of a derivative. SFAS No. 149 is not expected to have a material impact on the financial position or results of operations of the Company.

     In November 2002, the Financial Accounting Standards Board issued FASB Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, including Indirect Guarantees of Indebtedness of Others." This Interpretation elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This Interpretation also incorporates, without change, the guidance in FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others, which is being superseded. The initial recognition and initial measurement of provisions of this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, irrespective of the guarantor's fiscal year-end. The disclosure requirements in this Interpretation are effective for financial statements of interim or annual periods ending after December 15, 2002. The Interpretation does not apply to the financial guaranty insurance policies issued by the Company.

     In January 2003, the FASB issues FASB Interpretation No. 46, "Consolidation of Variable Interest Entities." The Interpretation clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The Interpretation applies immediately to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains interest after that date. The Interpretation applies in the interim period beginning after June 15, 2003 to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. Currently, the Company is not the primary beneficiary of a variable interest entity. In management's opinion, this Interpretation will not have a material effect on the Company's financial statements.

     The Company adopted the provisions of the National Association of Insurance Commissioners' ("NAIC") Codification of Statutory Accounting Practices, as modified by the Insurance Department of the State of New York, for the preparation of statutory financial statements effective January 1, 2001. During 2002, the State of New York adopted Statement of Statutory Accounting Principles No. 10, Income Taxes, relating to deferred tax assets and deferred tax liabilities for statutory financial statements. The adoption of the new accounting principles did not have a material effect on the Company's statutory financial statements.

     CASH AND CASH EQUIVALENTS

     For purposes of the statements of cash flows, the Company considers all highly liquid short-term investments with an original maturity of three months or less to be cash equivalents.

     RECLASSIFICATIONS

     Certain of the prior years' amounts have been reclassified to conform to the current year's presentation.

3.   INSURANCE REGULATORY MATTERS

     The consolidated financial statements are prepared on the basis of GAAP, which, for the Company, differ, in certain material respects from accounting practices prescribed or permitted by insurance regulatory authorities. The significant differences result from statutory accounting practices, which treat premiums earned, policy acquisition costs, deferred income taxes, investments in fixed maturities, loss reserves and derivatives differently.

     At December 31, 2002, 2001 and 2000, the statutory basis policyholders' surplus of Radian Asset, as reported to insurance regulatory authorities, was $309.5 million, $132.3 million, $105.8 million, respectively. Statutory net income for Radian Asset was $32.2 million, $11.7 million, and $13.0 million, for the years ended December 31, 2002, 2001 and 2000, respectively.

     Van Am Insurance's statutory net income was $6.2 thousand for the year ended December 31, 2002. Van Am Insurance's statutory net loss was $0.4 million and $9.6 million, for the years ended December 31, 2001 and 2000, respectively. At December 31, 2002, 2001 and 2000, the statutory surplus was $2.9 million, $2.8 million, and $2.5 million, respectively. At December 31, 2000, Van Am Insurance's NAIC Risk Based Capital ("RBC") was at the Regulatory Action Level, which required Van Am Insurance to file a plan with the Insurance Department of the Commonwealth of Kentucky (the "Department") which was subject to the Department's approval. As indicated above, a voluntary run-off plan was filed by Van Am Insurance and approved by the Department during December 2000. At December 31, 2001, Van Am Insurance's RBC was at the Company Action Level which required Van Am Insurance to continue to comply with the voluntary run-off plan, submit quarterly reports with the Department, and maintain statutory surplus above the Mandatory Control Level. At December 31, 2002, Van Am Insurance's RBC was above the Company Action Level, resulting in the Company not being subject to regulatory attention under the RBC for Insurers Model Act.

     The New York Insurance Law establishes single-risk limits applicable to all obligations issued by a single entity and backed by a single revenue source. Under the limit applicable to municipal bonds, the insured average annual debt service for a single risk, net of reinsurance and collateral, may not exceed 10% of the sum of the insurer's policyholders' surplus and contingency reserves. In addition, insured principal of municipal bonds attributable to any single risk, net of reinsurance and collateral, is limited to 75% of the insurer's policyholders' surplus and contingency reserves. Additional single risk limits, which generally are more restrictive than the municipal bond single risk limit, are also specified for several other categories of insured obligations.

4.   RESTRICTED CASH AND INVESTMENTS

     Under agreements with its cedants and in accordance with statutory requirements, the Company maintains funds (bonds and short-term investments) in trust accounts for the benefit of reinsured companies and for the protection of policyholders in states in which the Company is not licensed. The carrying amount of such restricted balances amounted to approximately $17.3 million and $8.5 million at December 31, 2002 and 2001, respectively.

5.       INVESTMENTS

     The following is a summary of the Company's investments at December 31, 2002 and 2001 (in thousands):


                                                                 Gross         Gross
                                           Amortized          Unrealized      Unrealized        Fair          Carrying
                 2002                        Cost                Gains          Losses          Value          Value
                 ----                        ----                -----          ------          -----          -----
  FIXED MATURITIES AVAILABLE
  FOR SALE
  U.S. Government and                        $38,292             $1,140           $358         $39,074         $39,074
       government agencies and
       authorities
  States, municipalities and                 336,058             13,578            130         349,506         349,506
       political subdivisions
  All other corporate fixed                   11,914                627             11          12,530          12,530
      maturities
    Mortgage and other asset-                 58,175              1,105              2          59,278          59,278
       backed securities
   Private placements                          8,593                  -              -           8,593           8,593
   Foreign government                          6,628                244              4           6,868           6,868
  Redeemable preferred stock                  25,999                608          2,558          24,049          24,049
  Convertible bonds                           92,022                735          1,891          90,866          90,866
                                              ------                ---          -----          ------          ------
         Total fixed maturities              577,681             18,037          4,954         590,764         590,764
            available for sale
  TRADING SECURITIES                          11,536              3,888          4,296          11,128          11,128
  COMMON STOCK                                   931                222              -           1,153           1,153
  SHORT-TERM INVESTMENTS                      39,476                  -              -          39,476          39,476
                                              ------                  -              -          ------          ------
         Total investments                  $629,624            $22,147         $9,250        $642,521        $642,521
                                             =======             ======          =====         =======         =======

                                                                 Gross          Gross
                                            Amortized         Unrealized      Unrealized        Fair           Carrying
                  2001                        Cost               Gains          Losses          Value           Value
                  ----                        ----               -----          ------          -----           -----
  FIXED MATURITIES AVAILABLE FOR SALE
  U.S. Government and                         $10,409               $96            $54         $10,451          $10,451
       government agencies and
       authorities
  States, municipalities and                  242,963               615          3,162         240,416          240,416
       political subdivisions
  All other corporate fixed                    44,525             1,750          1,225          45,050           45,050
       maturities
  Mortgage and other asset-                    16,061                 -             50          16,011           16,011
       backed securities
    Redeemable preferred stocks                15,973               793            412          16,354           16,354
                                               ------               ---            ---          ------           ------
         Total fixed maturities               329,931             3,254          4,903         328,282          328,282
            available for sale
  TRADING SECURITIES                            6,698             1,678          1,286           7,090            7,090
  COMMON STOCKS                                   931               178              -           1,109            1,109
  SHORT-TERM INVESTMENTS                       34,594                 -              -          34,594           34,594
                                               ------                 -              -          ------           ------
         Total investments                   $372,154           $ 5,110         $6,189        $371,075         $371,075
                                             ========           =======         ======        ========         ========

The amortized cost and estimated fair value of fixed maturities at December 31, 2002 by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


        In thousands
                                                                      Amortized                    Fair
                                                                         Cost                      Value
                                                                         ----                      -----
             Fixed maturities, available for sale
             Due in one year or less                                    $4,658                     $4,666
             Due after one year through five years                      97,540                    100,651
             Due after five years through ten years                     67,556                     67,910
             Due after ten years                                       381,928                    393,488
             Redeemable Preferred Stocks                                25,999                     24,049
                                                                        ------                     ------
                                                                      $577,681                   $590,764
                                                                       =======                    =======

Proceeds from sales of investments in fixed maturities during 2002, 2001 and 2000 were approximately $299.6 million, $156.4 million and $186.5 million, respectively. Gross gains of $5.8 million, $1.4 million and $2.0 million, were realized on those sales in 2002, 2001 and 2000, respectively. Gross losses of $5.7 million, $1.1 million and $1.4 million were realized on those sales in 2002, 2001 and 2000, respectively.

     Sources of the Company's consolidated net investment income are as follows (in thousands):

                                                                            Years Ended December 31,
                                                   ----------------------------------------------------------------------
                                                             2002                 2001                      2000
                                                   --------------------     ------------------       --------------------
   Fixed maturities and trading securities                $23,001                 $16,946                    $17,882
   Common stock                                                16                      21                          -
   Short-term investments                                   1,112                    291                        284
   Other                                                        -                      -                         52
                                                                -                      -                         --
   Total investment income                                 24,129                 17,258                     18,218
    Investment expenses                                       421                    373                        509
                                                              ---                    ---                        ---
      Net investment income                               $23,708                $16,885                    $17,709
                                                           ======                 ======                     ======

6.   INCOME TAXES

The Company was included in the consolidated federal income tax return of Enhance Financial through February 28, 2001. As of March 1, 2001, the Company is part of the consolidated federal income tax return of Radian. Subject to the provisions of a tax sharing agreement, income tax allocation is based upon separate return calculations on a "pro-forma" basis.

The components of the Company's consolidated provision for income taxes are as follows (in thousands):

                                                                    Years Ended December 31,
                                             ----------------------------------------------------------------------
                                                       2002                   2001                    2000
                                             -----------------------     ------------------     -------------------
    Current income taxes                           $16,374                 $1,202                    $1,008
    Deferred income taxes                            3,951                   (279)                      (521)
                                                     -----                   ----                       ----
    Tax provision                                  $20,325                 $  923                    $  487
                                                    ======                  =====                     =====

A reconciliation from the tax provision calculated at the federal statutory rate of 35% to the actual tax is as follows (in thousands):

                                                                        Years Ended December 31,
                                                  ---------------------------------------------------------------------
                                                         2002                      2001                      2000
                                                   -----------------       ------------------      --------------------
   Tax provision at statutory rate                    $ 25,697                   $3,544                      $653
   State, local and foreign taxes                          164                      152                        24
   Tax exempt interest and dividends                   (4,306)                  (2,918)                    (2,908)
   Change in valuation allowance                         (964)                       33                      3,329
   Other                                                 (266)                      112                      (611)
                                                         -----                      ---                      -----
   Tax provision                                      $ 20,325                   $  923                    $  487
                                                       =======                    =====                     =====

     The components of the net deferred income tax liability as of December 31, 2002 and 2001 are as follows:

     In thousands                                     December 31, 2002               December 31, 2001
                                                         Assets        Liabilities        Assets         Liabilities
                                                         ------        -----------        ------         -----------
     Contingency reserves                                   $-                $-              $-           $ 5,156
     Deferred policy acquisition costs                       -            11,090               -             7,602
     Deferred premium revenue                                -                18               -             1,431
     Unrealized capital gains/losses                         -             4,569             448                 -
     Credit derivatives reserve                              -             7,915               -               723
     AMT credit carryforward                               516                 -           1,702                 -
     Capital loss carryforward                           2,171                 -           1,069                 -
     Losses and LAE reserves                             8,396                 -           9,207                 -
     NOL carryforward                                       875                -              875                -
     Subsidiary valuation allowance                       (875)                -          (1,839)                -
     Other                                                   -             1,694               -             1,607
                                                             -             -----               -             -----
     Total                                              $11,083          $25,286          $11,462          $16,519
                                                         ======           ======           ======           ======

     Van Am has net operating loss ("NOL") carryforwards of approximately $2.5 million at December 31, 2002, which begin expiring in 2005. The amount of loss carryforward that can be utilized by the Company is limited by U.S. Treasury regulations to at most $260,000 per year.

     SFAS No. 109 requires deferred tax assets to be reduced by a valuation allowance if it is more likely than not some portions or all of the deferred tax assets will not be realized. As of December 31, 2002 and 2001, the Company has recorded valuation allowances of $0.9 million and $1.8 million respectively, to reflect the estimated amount of Van Am's deferred tax assets that may not be realized.

7.   SHAREHOLDER'S EQUITY AND DIVIDENDS

     The New York Insurance Law requires financial guaranty insurers to maintain a minimum shareholder's surplus of $65.0 million. When added to the minimum shareholder's surplus of $3.4 million separately required for the other lines of insurance, which Radian Asset is licensed to write, Radian Asset is required to have an aggregate minimum shareholder's surplus of $68.4 million.

     During 2002 and 2001, Enhance Financial contributed capital of $150.0 million and $25.0 million to Radian Asset, respectively. During 2000, Enhance Financial contributed capital of $8.2 million directly to Van Am Co. These capital contributions have been presented in these consolidated financial statements as increases in additional paid-in capital.

     As a result of the acquisition, additional paid-in capital decreased $0.9 million related to the investment mark to market adjustment and the deferred acquisition cost adjustment in 2001.

     Under the New York Insurance Law, Radian Asset may declare or distribute dividends only out of earned surplus. The maximum amount of dividends, which may be paid by Radian Asset to Enhance Financial without prior approval of the Superintendent of Insurance, is subject to restrictions relating to statutory surplus and net investment income as adjusted as defined by statute. Radian Asset paid no dividends to Enhance Financial in 2002. Radian Asset paid dividends to Enhance Financial of $5.0 million and $4.0 million in the years 2001 and, 2000, respectively. At December 31, 2002, Radian Asset had $30.9 million available for dividend distribution. However, in conjunction with the Acquisition, the Company is prohibited from paying dividends for a period of two years from the date of Acquisition without prior written consent of the Insurance Department of the State of New York.

     Dividends paid to Van Am Co. by Van Am Insurance are restricted by regulatory requirements of the Kentucky Commissioner of Insurance (the "Commissioner"). Generally, the maximum dividend that may be paid without prior approval of the Commissioner is limited to the lesser of the prior year's statutory net income or 10% of statutory surplus at the beginning of the year and can only be paid out of accumulated realized profits. At December 31, 2002, Van Am Insurance could pay no dividends without regulatory approval.

8.   FAIR VALUES OF FINANCIAL INSTRUMENTS

     The following estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     FIXED MATURITY SECURITIES - The fair values of fixed maturity securities are based on quoted market prices or dealer quotes.

     COMMON STOCKS - The fair values of equity securities, are based on quoted market prices or dealer quotes. For investments that are not publicly traded, management has made estimates of fair value that consider investees' financial results, conditions and prospects, and the values of comparable public companies.

     TRADING SECURITIES - The fair values of trading securities are based on quoted market prices, dealer quotes or estimates using quoted market prices for similar securities.

     SHORT-TERM INVESTMENTS - Fair values of short-term investments are assumed to equal cost.

     CREDIT DERIVATIVES - The fair values of derivative financial guaranty contracts are derived from internally generated models. The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessarily required to interpret market data to develop the estimates of fair value.

     DEFERRED PREMIUM REVENUE - The fair value of the Company's deferred premium revenue, net of prepaid reinsurance premium, is based on the estimated cost of entering into a cession of the entire portfolio with third-party reinsurers under market conditions. This figure was determined by using the statutory basis unearned premiums adjusted for ceding commission based on current market rates.

     LOSS AND LOSS ADJUSTMENT RESERVES - The carrying amount, net of reinsurance recoverable on unpaid losses, is composed of the present value of the expected cash flows for specifically identified claims combined with a general estimate for non-specific reserves. Therefore, the carrying amount is a reasonable estimate of the fair value of the reserve.

     The carrying amounts and estimated fair values of these financial instruments are as follows:


     In thousands                                    December 31, 2002                     December 31, 2001
                                                     -----------------                     -----------------
                                                Carrying        Estimated Fair       Carrying         Estimated Fair
                                                 Amount              Value            Amount              Value
                                                 -------             ------           ------              ------
     ASSETS:
     Fixed maturity securities                  $590,764            $590,764         $328,282            $328,282
     Trading securities                           11,128              11,128            7,090               7,090
     Common stock                                  1,153               1,153            1,109               1,109
     Short-term investments                       39,476              39,476           34,594              34,594
     Credit derivatives                           22,613              22,613            2,066               2,066

     LIABILITIES:
     Deferred premium                            207,937             156,943          134,785             108,375
         revenue (net)
     Loss and loss adjustment                     79,197              79,197           65,987              65,987
         expense reserve (net)

9.   INSURANCE IN FORCE

     The Company, through Radian Asset, principally insures and reinsures financial guaranties issued to support public and private borrowing arrangements, including commercial paper, bond financings, and similar transactions. Financial guaranties are conditional commitments, which guaranty the performance of a customer to a third party.

     The Company's potential liability in the event of nonperformance by the issuer of the insured obligation is represented by its proportionate share of the aggregate outstanding principal and interest payable ("insurance in force") on such insured obligation. At December 31, 2002 and 2001 the Company's aggregate insurance in force was $22.1 billion and $16.6 billion, respectively. The Company's insured portfolio as of December 31, 2002 and 2001 was broadly diversified by geographic and bond market sector with no single credit representing more than 0.14% and 0.1%, respectively, of the Company's net insurance in force.

     The composition of the Company's financial guaranty insurance in force by type of issue and by state of issue was as follows:

               TYPE OF ISSUE
               In billions                                                          December 31,
                                                                      ------------------- ---------------------
               MUNICIPAL CATEGORIES                                          2002                 2001
               --------------------                                          ----                 ----
               General Obligations                                          $ 3.4                 $ 3.3
               Healthcare                                                     3.5                   2.9
               Education                                                      2.8                   2.5
               Utilities                                                      1.5                   1.5
               Long Term Care                                                 1.4                   0.7
               Transportation                                                 0.7                   0.8
               Tax Backed                                                     0.8                   0.7
               Housing                                                        0.4                   0.4
               Investor Owned Utilities                                       0.1                   0.1
               Other Municipal                                                1.5                   1.6
                                                                              ---                   ---
               Total Municipal                                              $16.1                 $14.5
                                                                             ----                  ----
               STRUCTURED FINANCE
               ------------------
               Collateralized Bond Obligations                                4.3                   0.5
               Asset Backed - Consumer                                        0.6                   0.9
               Asset Backed - Commercial                                      0.5                   0.3
               Asset Backed - Mortgage                                        0.2                   0.3
               Other Structured Finance                                       0.4                   0.1
                                                                              ---                   ---
               Total Structured                                               6.0                   2.1
                                                                              ---                   ---
               Total                                                        $22.1                 $16.6
                                                                             ====                  ====

               STATE OF ISSUE
               In billions                                                          December 31,
                                                                      ------------------- ---------------------
                                                                             2002                 2001
                                                                             ----                 ----

                New York                                                     $4.6                  $3.0
                Texas                                                         2.0                   1.7
                Pennsylvania                                                  1.7                   1.4
                Florida                                                       1.2                   1.1
                California                                                    0.8                   0.9
                Connecticut                                                   0.8                   0.7
                Other (each less than 4%)                                    11.0                   7.8
                                                                             ----                   ---
                Total                                                       $22.1                 $16.6
                                                                             ====                  ====

     The Company manages its exposure to credit risk through a structured underwriting process which includes detailed credit analysis, review of primaries' underwriting guidelines, surveillance policies and procedures, and the use of reinsurance.


10.  BONDS ISSUED AND COLLATERAL

     The Company, through Van Am Insurance, issues and assumes reclamation and landfill closure bonds and post-closure care and maintenance bonds in the normal course of business. As of December 31, 2002 and 2001, the Company had retained bonds and assumed risk related to bonds with a face amount of approximately $23.7 million and $34.3 million, respectively.

     The Company, through Van Am Insurance, requires the insured to deposit, in an escrow account, collateral primarily up to 30% of the face amount of their respective bonds. Such collateral may be used by the Company to satisfy claims or bond default. At December 31, 2002 and 2001, such collateral held in escrow (related to the Company retained business and not recognized in the Company's financial statements) totaled approximately $13.1 million and $21.6 million, respectively.

11.  RELATED PARTY TRANSACTIONS

     The Company has approved reinsurance agreements with various affiliates. Reinsurance assumed and ceded with affiliates under these agreements for the three years ended at December 31, 2002 are as follows:

  In millions                            2002                            2001                            2000
                            ------------------------------- ------------------------------- --------------------------------
                             Reinsurance     Reinsurance     Reinsurance     Reinsurance      Reinsurance     Reinsurance
                               Assumed          Ceded          Assumed          Ceded           Assumed          Ceded
                            --------------- --------------- --------------- --------------- ---------------- ---------------
  Premiums written                $18.5           $16.4            $7.7           $13.1            $3.1             $4.4
  Commissions                       2.7             4.7             1.5             3.7             0.9              1.3
  Incurred losses
    and loss expenses               6.4             0.8             8.9             0.5             3.2              1.8

     As of December 31, 2000 the Company entered into a commutation agreement which provided for the commutation of various policies under reinsurance agreements with MBIA Insurance Corporation and subsidiaries. These policies were then assumed by Radian Reinsurance Inc. ("Radian Reinsurance"). The amounts attributable to the policies commuted are as follows:

                              In millions
                              Unearned premium reserves                                     $12.2
                              Contingency reserves                                           10.3
                              Commissions                                                     3.7
                              Loss and loss expense reserves                                  2.5

     Enhance Financial sold an equity interest in 2001 that the Company had in a management company which manages an association in which the Company is a participant. The Company assumed written premiums of $4.5 million, $4.1 million and $5.0 million, paid commissions of $1.5 million, $1.2 million and $1.4 million and incurred losses of $0.7 million, $1.1 million and $0.6 million in connection with this participation in 2002, 2001 and 2000, respectively. The Company ceded written premiums of $1.4 million, $0.6 million and $0.7 million, received commissions of $0.3 million, $0.2 million and $0.1 million and incurred no ceded losses, in connection with this participation, for 2002, 2001 and 2000, respectively.

     The Company, Enhance Financial and its other wholly-owned subsidiaries share common operating expenses in accordance with an expense sharing agreement which has been approved by the Insurance Department of the State of New York.

     Enhance Financial has been funding Van Am in order for Van Am to meet its obligations and capital requirements. Intercompany loan balances at December 31, 2002 and 2001 were $3.1 million and $3.0 million, respectively. During 2001 and 2000 intercompany loans of $0.7 million and $1.5 million, respectively, were forgiven by Enhance Financial and reflected in other income on Van Am. There were no intercompany loans forgiven in 2002.

12.  EMPLOYEE BENEFITS

     The Company is an affiliate of Radian Reinsurance which maintained non-contributory defined benefit pension plans, including a non-qualified restoration plan, for the benefit of all eligible employees. A request for termination of the pension plans has been submitted to the Internal Revenue Service for determination.

     Employees will be eligible to participate in a pension plan sponsored by Radian. In addition, the Company provides certain other postretirement benefits to retired employees through a plan sponsored by Radian Reinsurance. Post retirement benefits are being curtailed by discontinuing the benefit eligibility for all participants hired after February 1990. The Company has no legal obligation for benefits under these plans. Radian Reinsurance allocates amounts to the Company based on time studies. The Company's share of (income)/expense for the pension plans was $(3.7) million, $1.7 million and $1.4 million for 2002, 2001 and 2000, respectively, and for other postretirement benefit plans was $(0.3) million, $0.2 million and $0.1 million for 2002, 2001 and 2000, respectively.

     Radian Reinsurance sponsors a 401(k) retirement savings plan covering substantially all of its employees. Under this plan, Radian Reinsurance provides a matching contribution of 50% on contributions up to 6% of base salary made to the plan by eligible employees. The Company's allocated cost, was $0.1 million, $0.2 million and $0.2 million for the years ended December 31, 2002, 2001 and 2000, respectively.

     On December 31, 2002, Radian Reinsurance terminated its 401(k) retirement savings plan. Commencing, January 1, 2003, employees will participate in a 401(k) plan sponsored by Radian. Under the Radian plan, eligible employees will receive a matching contribution of 25% on contributions up to 6% of base salary made to the plan. In addition, employees may receive an additional discretionary matching based on Radian achieving financial goals.

     The Company participates in Radian's Stock Option Plan for certain key employees of the Company. Under the Stock Option Plan, additional options may be granted for 2,642,690 shares of Radian's common stock. Nonqualified stock option prices must be at least 90% of the fair market value while incentive stock option prices may not be less than 100% of the fair market value as of the date of the grants. The stock options were granted during the years 1992 through 2002. As of December 31, 2002, 4,901,887 shares of Radian's common stock were subject to options granted under the Stock Option Plan with option prices ranging from $4.97 to $68.18. During 2002, 881,170 shares of Radian's common stock were exercised under options subject to the Stock Option Plan with option prices ranging from $4.50 to $38.6364 and with fair value prices ranging from $33.14 to $55.4114.

13.  LOSSES AND LOSS ADJUSTMENT EXPENSES

     Activity in the liability for losses and loss adjustment expenses ("LAE") is summarized as follows:

    In thousands                                                               Years Ended December 31,
                                                               ---------------------------------------------------------
                                                                      2002                 2001              2000
                                                                      ----                 ----              ----
    Balance at January 1,                                             $66,200             $41,749          $27,688
      Less reinsurance recoverables                                       213                 182               64
                                                                          ---                 ---               --
    Net balance at January 1,                                          65,987              41,567           27,624
                                                                       ------              ------           ------

    Net incurred related to:
      Current year                                                     31,097              14,953           10,617
      Prior years                                                       3,545              23,540           17,043
                                                                        -----              ------           ------
    Net incurred                                                       34,642              38,493           27,660
                                                                       ------              ------           ------

    Net paid related to:
      Current year                                                      6,452               3,684            1,264
      Prior years                                                      14,980              10,389           12,453
                                                                       ------              ------           ------
    Net paid                                                           21,432              14,073           13,717
                                                                       ------              ------           ------

    Net balance at December 31,                                        79,197              65,987           41,567
      Plus reinsurance recoverables                                     2,173                 213              182
                                                                        -----                 ---              ---
    Balance at December 31,                                           $81,370             $66,200          $41,749
                                                                       ======              ======           ======

     During the years ended December 31, 2002, 2001 and 2000, the Company incurred loss and LAE relating to prior years of $3.5 million, $23.5 million and $17.0 million, respectively. The 2002 and 2001 adverse development is primarily due to strengthening of loss reserves related to the financial guaranty and credit lines of business, while the 2000 adverse development was primarily strengthening of loss reserves related to financial responsibility business associated with Van Am and higher than expected development on specific credit case reserves. Additional premiums have been accrued as a result of the prior year effects.

14.  COMMITMENTS AND CONTINGENCIES

     At December 31, 2002, Radian Asset has no leases. Under the expense allocation agreement with Enhance Financial, Radian Asset was allocated rent expense of $2.3 million, $2.6 million and $2.5 million for the years ended December 31, 2002, 2001 and 2000, respectively.

     REINSURANCE

     The Company cedes a portion of its business to other insurance and reinsurance companies and reduces its estimated liabilities for unpaid losses and loss expenses and deferred premium revenue accordingly. A contingent liability exists relating to such reinsurance in the event that the reinsuring companies become unable to meet their obligations under the terms of the reinsurance agreements.

     Radian Asset is a party to facultative and treaty agreements with two of the largest primary financial guaranty insurance companies. Radian Asset's facultative and treaty agreements are generally subject to termination (i) upon written notice (ranging from 90 to 120 days) prior to the specified deadline for renewal, (ii) at the option of the primary insurer if Radian Asset fails to maintain certain financial, regulatory and rating agency criteria which are equivalent to or more stringent than those Radian Asset is otherwise required to maintain for its own compliance with the New York Insurance Law and to maintain a specified claims-paying ability or financial strength rating for the particular Insurance Subsidiary or (iii) upon certain changes of control of Radian Asset. Upon termination under the conditions set forth in (ii) and (iii) above, Radian Asset may be required (under some of its reinsurance agreements) to return to the primary insurer all unearned premiums, less ceding commissions, attributable to reinsurance ceded pursuant to such agreements. Upon the occurrence of the conditions set forth in (ii) above, whether or not an agreement is terminated, Radian Asset may be required to obtain a letter of credit or alternative form of security to collateralize its obligation to perform under such agreement.

     The Company has posted letters of credit aggregating $5.7 million pertaining to certain assumed reinsurance contracts.

     OTHER

     The Acquisition was the result of Enhance Financial's efforts, commenced in February 2000, to identify and review strategic options to increase shareholder value. These efforts were in turn partly an outgrowth of a decision by Moody's Investor Service, Inc. ("Moody's") in August 1999 to downgrade the senior long-term debt rating of Enhance Financial from Aa3 to A2. In February 2000, Moody's placed such debt rating under review for a possible further downgrade. As a result of the Acquisition, Moody's removed the Company from credit watch and affirmed its rating.

     In February 2001, Radian Asset entered into a 7 year credit agreement (extendible annually for additional one year periods) with the New York branch of a major European bank, pursuant to which Radian Asset may borrow up to $25 million in order to satisfy certain claims which become payable by Radian Asset under its municipal direct insurance portfolio in excess of a specified amount. Radian Asset's obligation to repay amounts borrowed thereunder is limited to amounts received or receivable by Radian Asset or the banks from premium payments or recoveries in respect of such insurance portfolio. This agreement was terminated in October 2002.

     LITIGATION

     Creditrust and its president filed a complaint against Enhance Financial and the Company on April 4, 2000 in the United States District Court for the District of Maryland alleging that a senior employee of Enhance Financial had posted messages on an internet message board containing derogatory, false, misleading, and/or confidential information regarding Creditrust, in violation of various state and federal common law and statutory duties. This alleged misconduct would have been unauthorized and contrary to Company policy. The employee identified in the lawsuit is no longer employed by the Company. Nonetheless, the complaint alleges that the message board activity was undertaken on behalf of the Company to further its competitive interests.

     In February 2001, a settlement of disputes among the parties, including the parties, including without limitation a dismissal of the complaint with prejudice, was finalized with no payments required to be made by Enhance Financial, Radian Asset or any of its affiliates.

15.  SUBSEQUENT EVENTS

     On April 9, 2003, the Company received a capital contribution from its parent of $100.0 million.

     On January 14, 2004, Radian announced that the Company will add $96.0 million to its loss reserves in anticipation of $111.0 million in claims from a single manufactured housing transaction in which the Company reinsured from an affiliate. The Company held a $15.0 million loss reserve for this transaction as of September 30, 2003 and the increased reserve, totaling $111.0 million, represents the Company's par exposure on the transaction. Although no claims have been paid to date, the Company expects losses to be paid out over the next several years.


                                     ******